FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-07

September 26, 2016

Free Writing Prospectus

Structural and Collateral Term Sheet

$917,433,421

(Approximate Initial Mortgage Pool Balance)

$802,754,000

(Offered Certificates)

Citigroup Commercial Mortgage Trust 2016-P5

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2016-P5

Citigroup Global Markets Realty Corp.

Barclays Bank PLC

Starwood Mortgage Funding V LLC

Principal Commercial Capital

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Barclays
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton
Co-Manager

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about September 26, 2016, included as part of our registration statement (SEC File No. 333-207132) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Barclays Capital Inc. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Barclays Capital Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Classes	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$35,196,000		30.000%(5)	[ ]%	(6)	2.58	11/16 - 6/21
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$96,088,000		30.000%(5)	[ ]%	(6)	4.89	6/21 - 10/21
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$220,000,000		30.000%(5)	[ ]%	(6)	9.67	12/25 - 8/26
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$246,197,000		30.000%(5)	[ ]%	(6)	9.81	8/26 - 9/26
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$44,722,000		30.000%(5)	[ ]%	(6)	7.12	10/21 - 12/25
Class X-A	Aa1(sf) / AAAsf / AAA(sf)	$720,185,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / A-sf / AAA(sf)	$82,569,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	Aa2(sf) / AAAsf / AAA(sf)	$77,982,000		21.500%	[ ]%	(6)	9.89	9/26 - 9/26
Class B	NR / AA-sf / AA(sf)	$41,284,000		17.000%	[ ]%	(6)	9.94	9/26 - 10/26
Class C	NR / A-sf / A(sf)	$41,285,000		12.500%	[ ]%	(6)	9.98	10/26 - 10/26

NON-OFFERED CERTIFICATES

Non-Offered Classes	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class D	NR / BBB-sf / BBB-(sf)	$45,871,000		7.500%	[ ]%	(6)	9.98	10/26 - 10/26
Class X-D	NR / BBB-sf / BBB-(sf)	$45,871,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class E	NR / BB-sf / BB(sf)	$21,789,000		5.125%	[ ]%	(6)	9.98	10/26 - 10/26
Class F	NR / NR / B-(sf)	$14,909,000		3.500%	[ ]%	(6)	9.98	10/26 - 10/26
Class G	NR / NR / NR	$32,110,420		0.000%	[ ]%	(6)	9.98	10/26 - 10/26
Class S(9)	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Class R(9)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Moody’s, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the Closing Date.

(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.

(5)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(6)	The pass-through rate on each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%, as described under “Description of the Certificates—Distributions—Pass Through Rates” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY (continued)

(7)	The Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate balances of the Class B and Class C certificates from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates from time to time.

(8)	The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates, as described in the Preliminary Prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates on the Class B and Class C certificates, as described in the Preliminary Prospectus. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate on the Class D certificates, as described in the Preliminary Prospectus.

(9)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest. The Class S certificates will be entitled to receive certain excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$917,433,421
Number of Mortgage Loans	49
Number of Mortgaged Properties	73
Average Cut-off Date Balance	$18,723,131
Weighted Average Mortgage Rate	4.34181%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	112
Weighted Average Remaining Amortization Term (months)(4)	358
Weighted Average Cut-off Date LTV Ratio(5)	60.1%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	53.5%
Weighted Average UW NCF DSCR(6)	2.11x
Weighted Average Debt Yield on Underwritten NOI(7)	11.3%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	40.8%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	24.1%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	35.0%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	10.6%
% of Initial Pool Balance of Mortgage Loans with Mezzanine or Subordinate Debt	18.1%

(1)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

(4)	Excludes mortgage loans that are interest-only for the entire term.

(5)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that such LTV ratios may be based on “as-stabilized” or similar values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Certain Definitions” in this Term Sheet and under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the UW NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Barclays Capital Inc.

Co-Manager:	Drexel Hamilton, LLC

Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$917,433,421
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	Citibank, N.A.
Trustee:	Deutsche Bank Trust Company Americas
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Closing Date:	On or about October 18, 2016
Cut-off Date:

With respect to each mortgage loan, the due date in October 2016 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to October 2016, the date that would have been its due date in October 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day, commencing in November 2016
Distribution Date:	The 4th business day after the Determination Date, commencing in November 2016
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	October 2049
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to the Class X-A and Class X-B certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

TRANSACTION HIGHLIGHTS

■	$917,433,420 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 49 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $917,433,421(the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $18,723,131 and are secured by 73 mortgaged properties located throughout 22 states

—	LTV: 60.1% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.11x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 11.3% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 64.9% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	40.8% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	24.1% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 64.9% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 92.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 40 mortgage loans representing 71.0% of the Initial Pool Balance

–	Insurance: 26 mortgage loans representing 41.5% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 43 mortgage loans representing 82.7% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 26 mortgage loans representing 72.7% of the portion of the Initial Pool Balance that is secured by retail, office, industrial and mixed use properties

—	Predominantly Defeasance: 81.6% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 45.4% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Retail: 18.2% of the mortgaged properties by allocated Initial Pool Balance are retail properties (12.7% are anchored retail properties)

—	Hospitality: 12.7% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Mixed Use: 9.7% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Multifamily: 5.9% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■	Geographic Diversity: The 73 mortgaged properties are located throughout 22 states with only two states having greater than 10.0% of the allocated Initial Pool Balance: New Jersey (11.6%) and Ohio (11.1%)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	22	26	$325,098,823	35.4%
Barclays Bank PLC	7	7	229,168,231	25.0
Starwood Mortgage Funding V LLC	11	31	197,503,538	21.5
Principal Commercial Capital(1)	8	8	125,662,829	13.7
Citigroup Global Markets Realty Corp. and Starwood Mortgage Funding V LLC (2)	1	1	40,000,000	4.4
Total	49	73	$917,433,421	100.0%

(1)	As used herein, “Principal Commercial Capital” refers to Macquarie US Trading LLC d/b/a Principal Commercial Capital. Macquarie US Trading LLC and Principal Real Estate Investors, LLC jointly formed a lending platform to originate and securitize commercial mortgage loans.
(2)	The Crocker Park Phase One & Two mortgage loan was co-originated by Citigroup Global Markets Realty Corp. and Starwood Mortgage Capital LLC and is evidenced by two promissory notes: (i) note A-2, with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which Citigroup Global Markets Realty Corp. is acting as mortgage loan seller and (ii) note A-4, with an outstanding principal balance of $30,000,000 as of the Cut-off Date, as to which Starwood Mortgage Funding V LLC is acting as mortgage loan seller.

Ten Largest Mortgage Loans

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms	Cut-off Date Balance Per SF / Rooms	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
1	Hyatt Regency Jersey City	$65,000,000	7.1%	Hospitality	351	$284,900	3.55x	15.4%	52.4%
2	Plaza America I & II	60,000,000	6.5	Office	514,615	$243	1.96x	9.3%	64.1%
3	One Bethesda Center	51,000,000	5.6	Office	168,019	$304	2.11x	10.1%	54.6%
4	Easton Town Center	45,000,000	4.9	Retail	1,303,073	$259	4.02x	15.4%	28.5%
5	College Boulevard Portfolio	40,500,000	4.4	Office	768,461	$92	1.74x	11.6%	72.5%
6	Crocker Park Phase One & Two	40,000,000	4.4	Mixed Use	615,062	$228	1.34x	9.3%	65.3%
7	Vertex Pharmaceuticals HQ	37,500,000	4.1	Office	1,133,723	$375	6.28x	17.9%	35.5%
8	Columbia Center	37,405,756	4.1	Office	537,653	$122	1.53x	10.2%	68.4%
9	Flagler Corporate Center	34,915,809	3.8	Office	634,818	$121	1.55x	10.7%	63.5%
10	332 South Michigan	32,500,000	3.5	Office	325,739	$100	1.61x	10.8%	57.7%
	Top 10 Total / Wtd. Avg.	$443,821,565	48.4%				2.61x	12.1%	56.0%
	Remaining Total / Wtd. Avg.	473,611,856	51.6				1.65x	10.5%	64.0%
	Total / Wtd. Avg.	$917,433,421	100.0%				2.11x	11.3%	60.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Number of Companion Loan Notes(2)	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement (“Controlling PSA”)(3)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
Hyatt Regency Jersey City	$65,000,000	7.1%	1	$35,000,000	—	$100,000,000	CGCMT 2016-P5	Midland	LNR
Plaza America I & II(4)	$60,000,000	6.5%	1	$65,000,000	—	$125,000,000	CGCMT 2016-P5(4)	Midland(4)	LNR(4)
Easton Town Center	$45,000,000	4.9%	7	$292,500,000	$362,500,000	$700,000,000	BBCMS 2016-ETC	Wells Fargo	AEGON
College Boulevard Portfolio	$40,500,000	4.4%	1	$30,000,000	—	$70,500,000	CGCMT 2016-P5	Midland	LNR
Crocker Park Phase One & Two	$40,000,000	4.4%	2	$100,000,000	—	$140,000,000	CGCMT 2016-C2	Midland	C-III
Vertex Pharmaceuticals HQ	$37,500,000	4.1%	9	$387,500,000	—	$425,000,000	WFCM 2016-BNK1	Wells Fargo	Rialto
Columbia Center	$37,405,756	4.1%	1	$27,929,631	—	$65,335,387	CGCMT 2016-P5	Midland	LNR
Flagler Corporate Center(5)	$34,915,809	3.8%	1	$41,898,971	—	$76,814,780	MSBAM 2016-C30(5)	Wells Fargo(5)	LNR(5)
132 West 27th Street	$32,163,672	3.5%	3	$72,555,260	—	$104,718,932	MSC 2016-UBS11	Midland	CWCAM
Esplanade I	$26,897,829	2.9%	1	$41,342,959	—	$68,240,787	CGCMT 2016-P4	Wells Fargo	CWCAM
National Business Park(6)	$21,971,964	2.4%	1	$32,957,946	—	$54,929,910	JPMCC 2016-JP3(6)	Midland(6)	Torchlight(6)
Swedesford Office	$20,409,450	2.2%	1	$29,867,487	—	$50,276,937	CGCMT 2016-P4	Wells Fargo	CWCAM
Opry Mills	$20,000,000	2.2%	5	$355,000,000	—	$375,000,000	JPMCC 2016-JP2	Wells Fargo	LNR
Hillside Industrial(6)	$19,000,000	2.1%	1	$20,000,000	—	$39,000,000	JPMCC 2016-JP3(6)	Midland(6)	Torchlight(6)
West LA Office - 1950 Sawtelle Boulevard(5)	$12,500,000	1.4%	2	$24,000,000	—	$36,500,000	MSBAM 2016-C30(5)	Wells Fargo(5)	LNR(5)

(1)	Each of the mortgage loans secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s), is referred to in this Term Sheet as a “loan combination”.
(2)	With respect to each loan combination, any related unsecuritized companion loan note may be further split, modified and reissued (prior to its inclusion in a securitization transaction) as multiple companion loan notes, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).
(3)	Each loan combination will be serviced under the related Controlling PSA, and the controlling class representative (or an equivalent entity) under the related Controlling PSA (or such other party as is designated under the related Controlling PSA) will be entitled to exercise the rights of controlling note holder for the subject loan combination, except as otherwise discussed in footnote (4) below.
(4)	The Plaza America I & II loan combination will initially be serviced by the master servicer and the special servicer pursuant to the CGCMT 2016-P5 pooling and servicing agreement. In the case of such loan combination, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the subject loan combination will be serviced under the pooling and servicing agreement entered into in connection with that future securitization, which will then be the applicable Controlling PSA for such loan combination. Although the CGCMT 2016-P5 pooling and servicing agreement will temporarily be the Controlling PSA for the Plaza America I & II loan combination, the holder of the related controlling pari passu companion loan for such loan combination (which is currently Barclays Bank PLC) will be the directing holder of the Plaza America I & II loan combination while it is serviced under the CGCMT 2016-P5 pooling and servicing agreement and, solely as to such loan combination, will exercise all rights normally exercised by the CGCMT 2016-P5 controlling class representative with respect to other loan combinations for which the CGCMT 2016-P5 pooling and servicing agreement is the Controlling PSA.
(5)	Each of the Flagler Corporate Center controlling pari passu companion loan and the West LA Office - 1950 Sawtelle Boulevard controlling pari passu companion loan is currently held by Starwood Mortgage Funding III LLC, but is expected to be contributed to the MSBAM 2016-C30 securitization transaction prior to the closing date for this securitization transaction. Although the MSBAM 2016-C30 securitization transaction has not yet closed, each of the Flagler Corporate Center loan combination and the West LA Office - 1950 Sawtelle Boulevard loan combination is presented throughout this Term Sheet as an outside serviced loan combination (given that, based on a publicly available preliminary prospectus for the MSBAM 2016-C30 securitization transaction, the anticipated closing date for the MSBAM 2016-C30 securitization transaction is prior to the anticipated closing date for this securitization transaction). Accordingly, each of the Flagler Corporate Center loan combination and the West LA Office - 1950 Sawtelle Boulevard loan combination is expected to be (and information presented in the foregoing table is based on the assumption that each of the Flagler Corporate Center loan combination and the West LA Office - 1950 Sawtelle Boulevard loan combination will be) serviced and administered pursuant to the MSBAM 2016-C30 pooling and servicing agreement.
(6)	Each of the National Business Park controlling pari passu companion loan and the Hillside Industrial controlling pari passu companion loan is currently held by Starwood Mortgage Funding VI LLC, but is expected to be contributed to the JPMCC 2016-JP3 securitization transaction prior to the closing date for this securitization transaction. Although the JPMCC 2016-JP3 securitization transaction has not yet closed, each of the National Business Park loan combination and the Hillside Industrial loan combination is presented throughout this Term Sheet as an outside serviced loan combination (given that, based on a publicly available preliminary prospectus for the JPMCC 2016-JP3 securitization transaction, the anticipated closing date for the JPMCC 2016-JP3 securitization transaction is prior to the anticipated closing date for this securitization transaction). Accordingly, each of the National Business Park loan combination and the Hillside Industrial loan combination is expected to be (and information presented in the foregoing table is based on the assumption that each of the National Business Park loan combination and the Hillside Industrial loan combination will be) serviced and administered pursuant to the JPMCC 2016-JP3 pooling and servicing agreement.

Mortgage Loans with Existing Mezzanine Debt

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg Cut-off Date Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR
Plaza America I & II	$60,000,000	$65,000,000	$20,000,000	$145,000,000	4.55700%	64.1%	74.4%	1.96x	1.55x
Vertex Pharmaceuticals HQ	$37,500,000	$387,500,000	$195,000,000	$620,000,000	3.53000%	35.5%	51.8%	6.28x	3.42x
David Whitney Building(1)	$23,969,805	—	$14,350,000	$38,319,805	4.53098%	61.5%	(1)	1.97x	(1)

(1)	The sole member of the related borrower is the borrower under two loans (the “QALIC Loans”) secured by the sole member’s equity interest in the borrower as a part of a new market tax credit structure. With respect to each of the QALIC Loans, the related mezzanine lender has entered into a subordination and standstill agreement with the mortgage lender. See “Risk Factors—Existing Mezzanine Debt” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Hyatt Regency Jersey City	Barclays	Jersey City	New Jersey	Hospitality	$65,000,000	7.1%	BSCMS 2004-BBA3
Plaza America I & II	Barclays	Reston	Virginia	Office	$60,000,000	6.5%	GCCFC 2007-GG9
One Bethesda Center	CGMRC	Bethesda	Maryland	Office	$51,000,000	5.6%	MSC 2006-HQ10
Easton Town Center	Barclays	Columbus	Ohio	Retail	$45,000,000	4.9%	MSC 2007-IQ16; BSCMS 2007-T28
Commerce Plaza I	CGMRC	Overland Park	Kansas	Office	$9,089,715	1.0%	ARC 2013-FL1
Commerce Plaza II	CGMRC	Overland Park	Kansas	Office	$7,410,285	0.8%	ARC 2013-FL1
Financial Plaza III	CGMRC	Overland Park	Kansas	Office	$6,885,519	0.8%	JPMCC 2007-CB20
Financial Plaza II	CGMRC	Overland Park	Kansas	Office	$3,697,815	0.4%	JPMCC 2007-CB20
Crocker Park Phase One & Two	CGMRC, SMF V	Westlake	Ohio	Mixed Use	$40,000,000	4.4%	BSCMS 2005-PW10
Columbia Center I	SMF V	Troy	Michigan	Office	$22,671,886	2.5%	JPMCC 2010-C1
Columbia Center II	SMF V	Troy	Michigan	Office	$13,249,062	1.5%	JPMCC 2010-C1
332 South Michigan	PCC	Chicago	Illinois	Office	$32,500,000	3.5%	CWCI 2007-C2
Swedesford Office	Barclays	Wayne	Pennsylvania	Office	$20,409,450	2.2%	DBUBS 2011-LC2A
Hillside Industrial	SMF V	Hillside	New Jersey	Industrial	$19,000,000	2.1%	JPMCC 2006-CB16
Brainard Medical Campus	Barclays	Lyndhurst	Ohio	Office	$16,578,021	1.8%	CSMC 2006-C4
BJ’s Wholesale Club - Miami	Barclays	Miami	Florida	Retail	$13,980,760	1.5%	BSCMS 2006-PW13
Shoppes at Oakmonte	PCC	Lake Mary	Florida	Retail	$13,350,000	1.5%	LBUBS 2006-C7
Hilton Garden Inn Layton	SMF V	Layton	Utah	Hospitality	$12,496,898	1.4%	CSMC 2007-C1
Core Cardinal	SMF V	Greensboro	North Carolina	Multifamily	$11,900,000	1.3%	WBCMT 2006-C27
Mountain Shadows Plaza	CGMRC	Rohnert Park	California	Retail	$8,979,369	1.0%	JPMCC 2006-CB14
Arapahoe Ridge Marketplace	PCC	Erie	Colorado	Retail	$8,900,000	1.0%	BACM 2006-6
Camp Creek Center	SMF V	Olive Branch	Mississippi	Retail	$7,900,000	0.9%	WBCMT 2006-C29
Brighton Farms	SMF V	Newnan	Georgia	Multifamily	$7,575,000	0.8%	FREMF 2013-K30
Lanco Mini Storage Center	CGMRC	Lancaster	Pennsylvania	Self Storage	$5,595,000	0.6%	MSC 2007-IQ15
Union Square Shopping Center	CGMRC	Colorado Springs	Colorado	Retail	$5,187,193	0.6%	MLCFC 2006-3
Plaza Sonora	CGMRC	Tucson	Arizona	Retail	$5,082,947	0.6%	BSCMS 2006-T24

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.
(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	24	$416,628,828	45.4%	2.09x	61.7%	10.9%
Suburban	19	270,600,807	29.5	1.61x	66.6%	10.0%
CBD	3	121,000,000	13.2	3.27x	49.5%	12.7%
Medical Office	2	25,028,021	2.7	1.59x	67.7%	11.1%
Retail	15	$166,681,269	18.2%	2.31x	54.1%	11.3%
Urban Streetscape and Retail Center	1	45,000,000	4.9	4.02x	28.5%	15.4%
Anchored	5	37,416,562	4.1	1.49x	67.4%	9.9%
Unanchored	4	30,387,634	3.3	1.39x	71.3%	9.4%
Single Tenant	2	23,180,760	2.5	1.83x	53.7%	9.8%
Super Regional Mall	1	20,000,000	2.2	2.33x	50.8%	10.1%
Shadow Anchored	2	10,696,313	1.2	1.55x	72.6%	9.6%
Hospitality	4	$116,150,010	12.7%	2.87x	57.9%	15.1%
Full Service	2	87,988,112	9.6	3.19x	55.9%	15.8%
Limited Service	1	15,665,000	1.7	2.10x	64.2%	13.9%
Select Service	1	12,496,898	1.4	1.64x	63.8%	11.8%
Mixed Use	4	$88,869,805	9.7%	1.58x	63.8%	9.7%
Retail/Office	2	59,250,000	6.5	1.43x	64.9%	8.6%
Multifamily/Hospitality	1	23,969,805	2.6	1.97x	61.5%	13.4%
Retail/Multifamily	1	5,650,000	0.6	1.53x	60.8%	7.0%
Multifamily	20	$54,050,000	5.9%	1.75x	70.0%	10.5%
Garden	19	45,450,000	5.0	1.79x	69.1%	10.7%
Student Housing	1	8,600,000	0.9	1.50x	74.8%	9.8%
Other (Net Lease)	1	$32,163,672	3.5%	1.70x	47.2%	10.0%
Industrial	2	$25,200,000	2.7%	1.52x	61.8%	10.8%
Warehouse	1	19,000,000	2.1	1.39x	60.6%	10.2%
Flex	1	6,200,000	0.7	1.90x	65.6%	12.5%
Self Storage	3	$17,689,838	1.9%	1.34x	68.7%	8.4%
Total	73	$917,433,421	100%	2.11x	60.1%	11.3%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New Jersey	7	$105,971,964	11.6%	$340,260,000	6.4%	$24,646,397	8.0%
Ohio	3	101,578,021	11.1	1,424,400,000	27.0	66,832,841	21.8
New York	5	89,251,784	9.7	318,350,000	6.0	16,963,001	5.5
Michigan	6	78,900,561	8.6	156,800,000	3.0	11,537,071	3.8
Illinois	18	72,242,978	7.9	183,410,000	3.5	11,952,804	3.9
Florida	3	62,246,569	6.8	161,700,000	3.1	10,807,520	3.5
Virginia	1	60,000,000	6.5	195,000,000	3.7	11,573,809	3.8
Maryland	1	51,000,000	5.6	93,400,000	1.8	5,146,452	1.7
Tennessee	3	42,200,000	4.6	772,250,000	14.6	40,250,301	13.1
Kansas	5	40,500,000	4.4	97,200,000	1.8	8,195,816	2.7
Massachusetts	1	37,500,000	4.1	1,198,000,000	22.7	76,062,408	24.8
Pennsylvania	3	34,104,450	3.7	91,350,000	1.7	5,681,024	1.9
North Carolina	3	26,250,000	2.9	37,440,000	0.7	2,710,902	0.9
South Carolina	2	24,115,000	2.6	37,440,000	0.7	3,175,391	1.0
California	2	21,479,369	2.3	69,250,000	1.3	3,768,319	1.2
Texas	3	20,154,376	2.2	29,180,000	0.6	1,991,150	0.7
Colorado	2	14,087,193	1.5	20,575,000	0.4	1,246,891	0.4
Utah	1	12,496,898	1.4	19,600,000	0.4	1,479,224	0.5
Mississippi	1	7,900,000	0.9	10,550,000	0.2	801,011	0.3
Georgia	1	7,575,000	0.8	10,100,000	0.2	701,119	0.2
Arizona	1	5,082,947	0.6	7,580,000	0.1	547,482	0.2
Montana	1	2,796,313	0.3	4,240,000	0.1	231,542	0.1
Total	73	$917,433,421	100.0%	$5,278,035,000	100.0%	$306,302,477	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,796,313 - 4,999,999	3	$10,786,300	1.2%
5,000,000 - 9,999,999	19	143,704,047	15.7
10,000,000 - 14,999,999	5	64,227,658	7.0
15,000,000 - 19,999,999	5	86,493,021	9.4
20,000,000 - 24,999,999	5	109,339,330	11.9
25,000,000 - 29,999,999	1	26,897,829	2.9
30,000,000 - 44,999,999	7	254,985,237	27.8
45,000,000 - 65,000,000	4	221,000,000	24.1
Total	49	$917,433,421	100.0%

 Distribution of UW NCF DSCRs(1)

Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.18 - 1.35	9	$117,580,281	12.8%
1.36 - 1.50	12	134,139,308	14.6
1.51 - 1.65	11	205,127,244	22.4
1.66 - 1.80	5	95,213,672	10.4
1.81 - 2.00	3	90,169,805	9.8
2.01 - 6.28	9	275,203,112	30.0
Total	49	$917,433,421	100.0%
(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Amortizing (30 Years)	20	$337,376,802	36.8%
Interest Only	9	283,950,000	31.0
Interest Only, Then Amortizing(2)	17	221,360,000	24.1
Interest Only — ARD	1	37,500,000	4.1
Amortizing (30 Years) — ARD	1	32,163,672	3.5
Amortizing (25 Years)	1	5,082,947	0.6
Total	49	$917,433,421	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2)	Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	23	$595,606,106	64.9%
Springing	19	188,858,177	20.6
Soft Springing	1	65,000,000	7.1
Soft	4	35,149,334	3.8
Soft for Multifamily; Hard for Hotel	1	23,969,805	2.6
None	1	8,850,000	1.0
Total	49	$917,433,421	100.0%

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
28.5 - 54.9	7	$259,863,672	28.3%
55.0 - 59.9	2	41,350,000	4.5
60.0 - 64.9	14	282,772,271	30.8
65.0 - 69.9	16	222,657,329	24.3
70.0 - 75.0	10	110,790,149	12.1
Total	49	$917,433,421	100.0%
(1)	See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)

Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
28.5 - 49.9	8	$155,901,586	17.0%
50.0 - 54.9	13	334,016,924	36.4
55.0 - 59.9	11	175,210,462	19.1
60.0 - 64.9	16	243,379,450	26.5
65.0 - 65.2	1	8,925,000	1.0
Total	49	$917,433,421	100.0%

(1)	See footnotes (1), (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	36	$745,175,771	81.2%
Acquisition	12	163,407,650	17.8
Recapitalization	1	8,850,000	1.0
Total	49	$917,433,421	100.0%

Distribution of Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2.798 - 4.000	3	$147,500,000	16.1%
4.001 - 4.500	24	461,896,889	50.3
4.501 - 5.000	16	208,742,073	22.8
5.001 - 5.150	6	99,294,459	10.8
Total	49	$917,433,421	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)

Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.0 - 7.9	2	$24,900,000	2.7%
8.0 - 8.9	7	55,236,151	6.0
9.0 - 9.9	14	241,600,492	26.3
10.0 - 10.9	13	292,676,964	31.9
11.0 - 11.9	5	77,846,898	8.5
12.0 - 12.9	1	6,200,000	0.7
13.0 - 17.9	7	218,972,916	23.9
Total	49	$917,433,421	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)

Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.0 - 7.9	4	$46,300,000	5.0%
8.0 - 8.9	18	266,836,642	29.1
9.0 - 9.9	14	277,563,293	30.3
10.0 - 10.9	5	101,560,570	11.1
11.0 - 11.9	1	6,200,000	0.7
12.0 - 12.9	2	39,634,805	4.3
13.0 - 17.8	5	179,338,112	19.5
Total	49	$917,433,421	100.0%

(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods

Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
24	9	$89,875,000	9.8%
36	5	$70,785,000	7.7%
48	2	$20,700,000	2.3%
60	1	$40,000,000	4.4%

Distribution of Original Terms to Maturity/ARD(1)

Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	3	$95,379,254	10.4%
120	46	822,054,167	89.6
Total	49	$917,433,421	100.0%

(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)

Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
56 - 60	3	$95,379,254	10.4%
110 - 115	3	43,688,112	4.8
116 - 120	43	778,366,055	84.8
Total	49	$917,433,421	100.0%
(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)

Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	10	$321,450,000	35.0%
300	1	5,082,947	0.6
360	38	590,900,474	64.4
Total	49	$917,433,421	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date.

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	10	$321,450,000	35.0%
298	1	5,082,947	0.6
352 - 356	2	43,397,561	4.7
357 - 360	36	547,502,913	59.7
Total	49	$917,433,421	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date.

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	37	$626,137,492	68.2%
Yield Maintenance	9	168,795,929	18.4
Defeasance or Yield Maintenance	3	122,500,000	13.4
Total	49	$917,433,421	100.0%

Distribution of Escrow Types

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	43	$758,714,549	82.7%
Real Estate Tax	40	$651,369,184	71.0%
TI/LC(2)	26	$506,829,337	72.7%
Insurance	26	$381,150,385	41.5%

(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of the portion of the Initial Pool Balance secured by retail, office, industrial and mixed use properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
One Bethesda Center	Office	$51,000,000	5.6%	60	2.11x	10.1%	54.6%
David Whitney Building	Mixed Use	$23,969,805	2.6%	59	1.97x	13.4%	61.5%
Swedesford Office	Office	$20,409,450	2.2%	56	1.31x	9.0%	69.8%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to its stated maturity date or anticipated repayment date, as applicable, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW

Distributions	On each Distribution Date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable on the Class S certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

	1.	Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

	2.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-AB certificates in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-3 certificates in clause (iv) above and then (vi) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (v) above. However, if the certificate balances of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

	3.	Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

	4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

	5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Distributions
(continued)	6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

	7.	Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

	8.	Class E certificates: (i) first, to interest on the Class E certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

	9.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D and Class E certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class F and Class G certificates, sequentially in that order, in each case in a manner analogous to the Class E certificates, until the certificate balance of each such class is reduced to zero.

Realized Losses		The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. On each Distribution Date, any such losses will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balances of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate balance of the Class D certificates resulting from allocations of losses realized on the mortgage loans.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums
and Yield Maintenance
Charges	On each Distribution Date, until the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the available funds for such Distribution Date) is required to be distributed to certificateholders (excluding holders of the Class X-D, Class E, Class F, Class G, Class S and Class R certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, and (ii) the group (the “YM Group B” and, together with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C and Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group, in the following manner: (1) each class of certificates (other than the Class X certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated between the holders of the Class E, Class F and Class G certificates in the manner provided in the CGCMT 2016-P5 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-D, Class S and Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the pooling and servicing agreement for this transaction, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may make a property protection advance and will be entitled to reimbursement from the master servicer for such advance.

Serviced Mortgage Loans/Outside Serviced Mortgage Loans

Each of (i) the Easton Town Center loan combination, (ii) the Crocker Park Phase One & Two loan combination, (iii) the Vertex Pharmaceuticals HQ loan combination, (iv) the Flagler Corporate Center loan combination, (v) the Esplanade I loan combination, (vi) the National Business Park loan combination, (vii) the Swedesford Office loan combination, (viii) the Opry Mills loan combination, (ix) the Hillside Industrial loan combination, (x) the 132 West 27th Street loan combination and (xi) the West LA Office – 1950 Sawtelle Boulevard loan combination constitutes an “outside serviced loan combination,” each related mortgage loan constitutes an “outside serviced mortgage loan” and each related companion loan constitutes an “outside serviced companion loan.” Each outside serviced mortgage loan and each related outside serviced companion loan will be serviced under a pooling and servicing agreement, trust and servicing agreement or comparable agreement other than the CGCMT 2016-P5 pooling and servicing agreement (such other pooling and servicing agreement, trust and servicing agreement or comparable agreement, an “outside servicing agreement”) as reflected in the “Loan Combination Summary” table above.

The Plaza America I & II loan combination constitutes a “servicing shift loan combination”, the related mortgage loan constitutes a “servicing shift mortgage loan” and the related companion loan constitutes a “servicing shift companion loan”. A servicing shift loan combination will initially be serviced pursuant to the CGCMT 2016-P5 pooling and servicing agreement and, upon the inclusion of a designated companion loan in a future securitization transaction, the servicing of such loan combination will shift to the outside servicing agreement governing that future securitization. Accordingly, in the case of the Plaza America I & II mortgage loan, that mortgage loan, the related companion loan and the related loan combination will be: (i) a serviced mortgage loan, a serviced companion loan and a serviced loan combination (each as defined below), respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, an outside serviced companion loan and an outside serviced loan combination, respectively, after the shift in servicing occurs.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any serviced companion loans (as defined below), as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CGCMT 2016-P5 pooling and servicing agreement). Any loan combination serviced under the CGCMT 2016-P5 pooling and servicing agreement is sometimes referred to in this Term Sheet as a “serviced loan combination” and any companion loan serviced under the CGCMT 2016-P5 pooling and servicing agreement is sometimes referred to in this Term Sheet as a “serviced companion loan.” See “—Loan Combinations” below.

Appraisal Reduction Amounts

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class S and Class R certificates) then outstanding (i.e., first to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction Amounts (continued)

For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, as well as the allocation of voting rights for certain purposes, Appraisal Reduction Amounts will be allocated to notionally reduce the certificate balances of the principal balance certificates as follows: first, to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata by certificate balance.

Cumulative Appraisal Reduction Amounts

A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, Collateral Deficiency Amounts will be allocable to the Class G, Class F and Class E certificates, in that order, like Appraisal Reduction Amounts.

“AB Modified Loan” means any corrected mortgage loan that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination (as discussed under “—Loan Combinations” below) pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced companion loan(s) as one loan combination.

Cleanup Call	On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CGCMT 2016-P5 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Directing Holder	The “Directing Holder” with respect to any mortgage loan serviced under the CGCMT 2016-P5 pooling and servicing agreement will be: (a) in the case of a servicing shift mortgage loan, prior to the servicing thereof shifting to an outside servicing agreement, the holder of the related controlling pari passu companion loan; and (b) in the case of any other such serviced mortgage loan, the Controlling Class Representative.

The Directing Holder with respect to any outside serviced mortgage loan, including a servicing shift mortgage loan after the servicing of such mortgage loan shifts to an outside servicing agreement, will be the controlling class representative (or equivalent entity) under, or such other party as may be designated in, the related outside servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Controlling Class Representative

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders, by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an aggregate outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates, or if no such class meets the preceding requirement, then the Class E certificates will be the controlling class; provided, however, that (at any time that the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (A) in the case of any class of Control Eligible Certificates to which the designation of “controlling class” would otherwise shift by operation of this definition, where the certificate balance of such class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) prior to such shift, then designation of “controlling class” shall not shift and shall remain with the class of Control Eligible Certificates currently designated as the controlling class, and (B) in the case of any class of Control Eligible Certificates which is then designated the “controlling class”, if the certificate balance of such class of Control Eligible Certificates is reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts), then the designation of “controlling class” shall shift to the class of Control Eligible Certificates that is the most subordinate and that also has a remaining certificate balance. The “Control Eligible Certificates” consist of the Class E, Class F and Class G certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

It is expected that, on the Closing Date, Prime Finance CMBS B-Piece Holdco V, L.P. or an affiliate thereof will purchase an approximately 50% interest in each class of the Class E, Class F and Class G certificates (and will also receive an approximately 50% interest in the Class S certificates and may purchase certain other classes of certificates) and that Prime Finance CMBS B-Piece Holdco V, L.P. or an affiliate thereof will be the initial Controlling Class Representative. It is also expected that, on the closing date, LNR Securities Holdings, LLC (an affiliate of LNR Partners, LLC) or an affiliate thereof will purchase the remaining approximately 50% interest in each class of the Class E, Class F and Class G certificates (and will also receive the remaining approximately 50% interest in the Class S certificates and may purchase certain other classes of certificates), thereby becoming an initial controlling class certificateholder.

Control Termination Event

A “Control Termination Event” will either (a) occur when no class of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below under “Control/Consultation Rights” and in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the aggregate certificate balance of each class of certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination Event

A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates; provided, however, that a Consultation Termination Event will in no event exist at any time that the aggregate certificate balance of each class of certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Consultation Termination Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and/or consultation rights under the CGCMT 2016-P5 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to each serviced mortgage loan, except with respect to any servicing shift mortgage loan and any serviced mortgage loan as to which the Controlling Class Representative or a holder of more than 50% of the Controlling Class (by certificate balance) is a borrower, mortgagor or manager of a related mortgaged property or an affiliate of any of the foregoing (any such mortgage loan, an “excluded mortgage loan”).

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the CGCMT 2016-P5 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans other than any servicing shift mortgage loan and any excluded mortgage loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

In the event of a change in the Controlling Class, the certificate administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the certificate administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or controlling class certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by certificate balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the certificate administrator) one of its affiliates, or any successor Controlling Class Representative or controlling class certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by certificate balance and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the CGCMT 2016-P5 pooling and servicing agreement, then (1) the largest controlling class certificateholder (by certificate balance) that holds in excess of 25% (by certificate balance) of the Controlling Class that sends notice of the selection of a Controlling Class Representative will be entitled to so appoint a Controlling Class Representative or, (2) if no such holder sends notice pursuant to clause (1) and LNR Securities Holdings, LLC or an affiliate thereof owns at least 25% of the Controlling Class of certificates, then such entity will be the Controlling Class Representative and (3) if neither of the events in clause (1) or (2) occurs, then a Control Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

With respect to a servicing shift loan combination, while it is serviced under the pooling and servicing agreement for this transaction, the holder of the related controlling pari passu companion loan, rather than the Controlling Class Representative, will be entitled to exercise the above-described consent rights, and to the extent permitted under the related co-lender agreement, prior to a Consultation Termination Event, the Controlling Class Representative will be entitled to exercise the above-described consultation rights.

With respect to an outside serviced loan combination, the Controlling Class Representative (prior to the occurrence of a Control Termination Event) may have limited consent and/or consultation rights, and the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement will have consent, consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

Loan Combinations	The Hyatt Regency Jersey City mortgage loan, which is evidenced by the controlling note A-1, has a Cut-off Date Balance of approximately $65,000,000 and represents approximately 7.1% of the Initial Pool Balance. The related companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of approximately $35,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Hyatt Regency Jersey City loan combination will be serviced and administered pursuant to the CGCMT 2016-P5 pooling and servicing agreement.

The Plaza America I & II mortgage loan, which is evidenced by the non-controlling note A-2, has a Cut-off Date Balance of approximately $60,000,000 and represents approximately 6.5% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $65,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future commercial mortgage securitization transactions. It is expected that (i) prior to the securitization of the Plaza America I & II controlling pari passu companion loan, the Plaza America I & II loan combination will be serviced and administered under the CGCMT 2016-P5 pooling and servicing agreement, and (ii) after the securitization of the Plaza America I & II controlling pari passu companion loan, the Plaza America I & II loan combination will be serviced and administered under the pooling and servicing agreement, trust and servicing agreement or comparable agreement for such securitization transaction.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Loan Combinations (continued)

The Easton Town Center mortgage loan, which is evidenced by the non-controlling note A-1-B-1, has a Cut-off Date Balance of approximately $45,000,000 and represents approximately 4.9% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1-A and the non-controlling notes A-2-A, B-1 and B-2, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $512,500,000, and were contributed to the BBCMS 2016-ETC securitization transaction; (ii) the non-controlling notes A-1-B-2 and A-1-B-3, which have outstanding principal balances as of the Cut-off Date of approximately $45,000,000 and $22,500,000, respectively, are currently held by Barclays Bank PLC and are expected to be contributed to one or more future commercial mortgage securitization transactions; and (iii) the non-controlling note A-2-B, which has an outstanding principal balance as of the Cut-off Date of approximately $75,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to the MSBAM 2016-C30 securitization transaction. The Easton Town Center loan combination is being serviced and administered pursuant to the BBCMS 2016-ETC trust and servicing agreement.

The College Boulevard Portfolio mortgage loan, which is evidenced by the controlling note A-1, has a Cut-off Date Balance of approximately $40,500,000 and represents approximately 4.4% of the Initial Pool Balance. The related companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of approximately $30,000,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The College Boulevard Portfolio loan combination will be serviced and administered pursuant to the CGCMT 2016-P5 pooling and servicing agreement.

The Crocker Park Phase One & Two mortgage loan, which is evidenced by the non-controlling notes A-2 and A-4, has a Cut-off Date Balance of approximately $40,000,000 and represents approximately 4.4% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $60,000,000 and was contributed to the CGCMT 2016-C2 securitization transaction; and (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of approximately $40,000,000, is currently held by Starwood Mortgage Capital LLC and is expected to be contributed to the JPMCC 2016-JP3 securitization transaction. The Crocker Park Phase One & Two loan combination is being serviced and administered pursuant to the CGCMT 2016-C2 pooling and servicing agreement.

The Vertex Pharmaceuticals HQ mortgage loan, which is evidenced by the non-controlling notes A-6-2 and A-7, has a Cut-off Date Balance of approximately $37,500,000 and represents approximately 4.1% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $80,000,000 and was contributed to the WFCM 2016-BNK1 securitization transaction; (ii) the non-controlling notes A-2-1 and A-2-2, which have outstanding principal balances as of the Cut-off Date of approximately $40,000,000 and $30,000,000, respectively, and were contributed to the MSC 2016-UBS11 securitization transaction; (iii) the non-controlling notes A-2-3 and A-4, which have outstanding principal balances as of the Cut-off Date of approximately $10,000,000 and $57,500,000, respectively, are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to the MSBAM 2016-C30 securitization transaction; (iv) the non-controlling note A-3-1, which has an outstanding principal balance as of the Cut-off Date of approximately $70,000,000, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future commercial mortgage securitization transactions; (v) the non-controlling note A-3-2, which has an outstanding principal balance as of the Cut-off Date of approximately $10,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future commercial mortgage securitization transactions; (vi) the non-controlling note A-5, which has an outstanding principal balance as of the Cut-off Date of approximately $30,000,000 and was contributed to the CD 2016-CD1 securitization transaction; and (vii) the non-controlling note A-6-1, which has an outstanding principal balance as of the Cut-off Date of approximately $60,000,000, and was contributed to the CGCMT 2016-C2 securitization transaction. The Vertex Pharmaceuticals HQ loan combination is being serviced and administered pursuant to the WFCM 2016-BNK1 pooling and servicing agreement.

The Columbia Center mortgage loan, which is evidenced by the controlling note A-1, has a Cut-off Date Balance of approximately $37,405,756 and represents approximately 4.1% of the Initial Pool Balance. The related companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of approximately $27,929,631, is currently held by Starwood Mortgage Funding III LLC and is expected to be contributed to the MSBAM 2016-C30 securitization transaction. The Columbia Center loan combination will be serviced and administered pursuant to the CGCMT 2016-P5 pooling and servicing agreement.

The Flagler Corporate Center mortgage loan, which is evidenced by the non-controlling note A-2, has a Cut-off Date Balance of approximately $34,915,809 and represents approximately 3.8% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $41,898,971, is currently held by Starwood Mortgage Funding III LLC and is expected to be contributed to the MSBAM 2016-C30 Securitization. The Flagler Corporate Center loan combination is expected to be serviced and administered pursuant to the MSBAM 2016-C30 pooling and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Loan Combinations (continued)

The 132 West 27th Street mortgage loan, which is evidenced by the non-controlling note A-3-1, has a Cut-off Date Balance of approximately $32,163,672 and represents approximately 3.5% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1 and non-controlling note A-2, which have outstanding principal balances as of the Cut-off Date of approximately $38,147,611 and $29,919,695, respectively, and were contributed to the MSC 2016-UBS11 securitization transaction; and (ii) the non-controlling note A-3-2, which has an outstanding principal balance as of the Cut-off Date of approximately $4,487,954, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 132 West 27th Street loan combination is being serviced and administered pursuant to the MSC 2016-UBS11 pooling and servicing agreement.

The Esplanade I mortgage loan, which is evidenced by the non-controlling note A-2, has a Cut-off Date Balance of approximately $26,897,829 and represents approximately 2.9% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $41,342,959, was contributed to the CGCMT 2016-P4 securitization transaction. The Esplanade I loan combination is being serviced and administered pursuant to the CGCMT 2016-P4 pooling and servicing agreement.

The National Business Park mortgage loan, which is evidenced by the non-controlling note A-2, has a Cut-off Date Balance of approximately $21,971,964 and represents approximately 2.4% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $32,957,946, is currently held by Starwood Mortgage Funding VI LLC and is expected to be contributed to the JPMCC 2016-JP3 securitization transaction. The National Business Park loan combination is expected to be serviced and administered pursuant to the JPMCC 2016-JP3 pooling and servicing agreement.

The Swedesford Office mortgage loan, which is evidenced by the non-controlling note A-2, has a Cut-off Date Balance of approximately $20,409,450 and represents approximately 2.2% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $29,867,487, was contributed to the CGCMT 2016-P4 securitization transaction. The Swedesford Office loan combination is being serviced and administered pursuant to the CGCMT 2016-P4 pooling and servicing agreement.

The Opry Mills mortgage loan, which is evidenced by the non-controlling note A-5-B, has a Cut-off Date Balance of approximately $20,000,000 and represents approximately 2.2% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $80,000,000 and was contributed to the JPMCC 2016-JP2 securitization transaction; (ii) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of approximately $65,000,000 and was contributed to the DBJPM 2016-C3 securitization transaction; (iii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of approximately $80,000,000, is currently held by JPMorgan Chase Bank, National Association and is expected to be contributed to the JPMCC 2016-JP3 securitization transaction; (iv) the non-controlling note A-4, which has an outstanding principal balance as of the Cut-off Date of approximately $70,000,000 and was contributed to the CGCMT 2016-P4 securitization transaction; and (v) the non-controlling note A-5-A, which has an outstanding principal balance as of the Cut-off Date of approximately $60,000,000 and was contributed to the CGCMT 2016-C2 securitization transaction. The Opry Mills loan combination is being serviced and administered pursuant to the JPMCC 2016-JP2 pooling and servicing agreement.

The Hillside Industrial mortgage loan, which is evidenced by the non-controlling note A-2, has a Cut-off Date Balance of approximately $19,000,000 and represents approximately 2.1% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $20,000,000, is currently held by Starwood Mortgage Funding VI LLC and is expected to be contributed to the JPMCC 2016-JP3 securitization transaction. The Hillside Industrial loan combination is expected to be serviced and administered pursuant to the JPMCC 2016-JP3 pooling and servicing agreement.

The West LA Office - 1950 Sawtelle Boulevard mortgage loan, which is evidenced by the non-controlling note A-3, has a Cut-off Date Balance of approximately $12,500,000 and represents approximately 1.4% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $14,000,000, is currently held by Starwood Mortgage Funding III LLC and is expected to be contributed to the MSBAM 2016-C30 securitization transaction; and (ii) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of approximately $10,000,000, is currently held by Starwood Mortgage Funding VI LLC and is expected to be contributed to the JPMCC 2016-JP3 securitization transaction. The West LA Office - 1950 Sawtelle Boulevard loan combination is expected to be serviced and administered pursuant to the MSBAM 2016-C30 pooling and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Servicing Standard	Each of the serviced loans will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the CGCMT 2016-P5 pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders as a collective whole as if such certificateholders constituted a single lender. The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means, for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer

Prior to the occurrence and continuance of a Control Termination Event, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the Controlling Class Representative (except with respect to any excluded mortgage loan) without cause if either (i) LNR Partners, LLC or an affiliate thereof is no longer the special servicer or (ii) LNR Securities Holdings, LLC or an affiliate thereof owns less than 25% of the certificate balance of the then Controlling Class of certificates, in each case, upon satisfaction of certain conditions specified in the CGCMT 2016-P5 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer (but not any outside special servicer for any outside serviced loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a Certificateholder Quorum, or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace.

“Certificateholder Quorum” means the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account realized losses and the application of any Appraisal Reduction Amounts to notionally reduce the certificate balances) of all certificates (other than the Class S and Class R certificates), on an aggregate basis.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the CGCMT 2016-P5 pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but not any outside special servicer for any outside serviced loan combination), resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

Notwithstanding the foregoing, solely with respect to a servicing shift loan combination, while it is serviced pursuant to the CGCMT 2016-P5 pooling and servicing agreement, only the holder of the related controlling pari passu companion loan may terminate the special servicer without cause.

The related outside special servicer under each outside servicing agreement generally may be (or it is anticipated that such related outside special servicer may be) replaced by the related outside controlling class representative or the vote of the requisite holders of certificates issued under that outside servicing agreement (depending on whether or not a control termination event or a consultation termination event exists under that outside servicing agreement) in a manner similar to the manner in which the special servicer may be replaced under the CGCMT 2016-P5 pooling and servicing agreement as described in the five preceding paragraphs.

If the special servicer, to its knowledge, becomes a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, the Controlling Class Representative (so long as it is not itself a borrower party and so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Controlling Class Representative or any other certificateholder of the controlling class is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the CGCMT 2016-P5 pooling and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Voting Rights	At all times during the term of the CGCMT 2016-P5 pooling and servicing agreement, the voting rights for the certificates will be allocated among the respective classes of certificateholders as follows:

(1) 1% in the aggregate in the case of the respective classes of the Class X certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X certificates is greater than zero), and

(2) in the case of any class of principal balance certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of the class, and the denominator of which is equal to the aggregate certificate balance of all classes of the principal balance certificates, in each case, as of the date of determination; provided, that in certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or will take into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class S and Class R certificates will not be entitled to any voting rights.

Servicing Compensation

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Operating Advisor	Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any related final asset status report but will not have any approval or consultation rights. After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions with respect to the serviced loan(s) and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Asset Representations Reviewer

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the CGCMT 2016-P5 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the CGCMT 2016-P5 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner may deliver, within the time frame provided in the CGCMT 2016-P5 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Dispute Resolution Provisions (continued)

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the CGCMT 2016-P5 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the CGCMT 2016-P5 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the CGCMT 2016-P5 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property and any date of determination, the most current appraised value of such mortgaged property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 5 months prior to the origination date of the related mortgage loan. The Appraised Value for each mortgaged property is an “as-is” appraised value, except as set forth under the definition of “Appraised Value” in the Preliminary Prospectus, including, without limitation, with respect to (i) the Saratoga Hilton mortgage loan, as to which the Appraised Value is based on the hypothetical condition that a pending PIP and certain planned capital expenditures were completed as of the related appraisal date, and (ii) the Hilton Garden Inn Layton mortgage loan, as to which the Appraised Value is based on the extraordinary assumption that funds in the amount of the budgeted costs for certain pending and planned renovations would be fully escrowed and available to pay for such renovations.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“Cut-off Date LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that mortgage loan divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Cut-off Date LTV Ratio” in the Preliminary Prospectus including, without limitation: (i) with respect to any mortgage loan that is part of a loan combination, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such mortgage loan and the related pari passu companion loan(s) (but without regard to any subordinate companion loans), unless otherwise indicated; (ii) with respect to each of the Saratoga Hilton mortgage loan and the Hilton Garden Inn Layton mortgage loan, the Cut-off Date LTV Ratio was calculated using the related Appraised Value, which in each case is based on certain assumptions as described under the definition of “Appraised Value” above; and (iii) with respect to the Carriage Hill Apartments mortgage loan, the Cut-off Date LTV Ratio was calculated using the related “As Stabilized Appraised Value” set forth on Annex A to the Preliminary Prospectus.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: The borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, mixed use and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“Maturity Date/ARD LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the balloon balance of that mortgage loan as adjusted to give effect to the amortization of the applicable mortgage loan as of its maturity date or anticipated repayment date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Maturity Date/ARD LTV Ratio” in the Preliminary Prospectus including, without limitation: (i) with respect to any mortgage loan that is part of a loan combination, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate balloon balance of such mortgage loan and the related pari passu companion loan(s) (but without regard to any subordinate companion loans), unless otherwise indicated; (ii) with respect to each of the Saratoga Hilton mortgage loan and the Hilton Garden Inn Layton mortgage loan, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value, which in each case is based on certain assumptions as described under the definition of “Appraised Value” above; and (iii) with respect to the Carriage Hill Apartments mortgage loan, the Maturity Date/ARD LTV Ratio was calculated using the related “As Stabilized Appraised Value” set forth on Annex A to the Preliminary Prospectus.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Certificates”: Each class of certificates (other than Class S, Class R and Class X certificates) that has an outstanding certificate balance as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or beds in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as assumptions that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the mortgaged property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable rating agency engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the related loan documents, at which time the lockbox converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or beds at the mortgaged property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related sponsor and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance. With respect to the David Whitney Building mortgage loan, the David Whitney Building mortgaged property is subject to a master lease under which a master tenant operates the David Whitney Building mortgaged property, including collecting rent from individual tenants, and paying related expenses, and the borrower under the David Whitney Building mortgage loan solely receives rental payments from the master tenant under the master lease (and does not directly receive individual tenant rents or any other revenue from, or directly pay any expenses with respect to, the David Whitney Building mortgaged property). Notwithstanding the foregoing, Underwritten Expenses are based upon the operating expenses incurred by the master tenant at the David Whitney Building mortgaged property, rather than any expenses incurred under the master lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related sponsor has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet. In some cases, historical net cash flow for a particular mortgaged property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps materially less) than the Underwritten Net Cash Flow shown in this Term Sheet for such mortgaged property. No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten Net Cash Flows set forth in the Preliminary Prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could be Based on Incorrect or Failed Assumptions” in the Preliminary Prospectus.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties. The Underwritten NOI for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the mortgaged property to differ materially from the Underwritten NOI set forth in this Term Sheet. In some cases, historical net operating income for a particular mortgaged property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this Term Sheet for such mortgaged property. No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten NOIs set forth in this Term Sheet intended to represent such future cash flows.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent steps generally within 17 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self storage properties, the related sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In some cases, the related sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance. See “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus. With respect to the David Whitney Building mortgage loan, the David Whitney Building mortgaged property is subject to a master lease under which a master tenant operates the David Whitney Building mortgaged property, including collecting rent from individual tenants, and the borrower under the David Whitney Building mortgage loan solely receives rental payments from the master tenant under the master lease (and does not directly receive individual tenant rents, or any other revenue from, the David Whitney Building mortgaged property). Notwithstanding the foregoing, Underwritten Revenues are based upon the hotel revenue and other operating income received by the master tenant at the David Whitney Building mortgaged property, rather than payments under the master lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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HYATT REGENCY JERSEY CITY

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY JERSEY CITY

Hyatt Regency Jersey City
2 Exchange Place
Jersey City, NJ 07302
Teterboro
Teterboro Airport
Ridgefield Park
Overpeck County Park
Fort Lee
Fordham University-Rose Hill
Bronx Community College
Wood-Ridge
Little Ferry
Oaktree Mall
Fort Lee Towne Center
Palisades Park
Bronx Zoo
Claremont Park
Crotona Park
Columbia Presbyterian Med Ctr
Moonachie
Ridgefield
Yankee Stadium
Edgewater
Meadowlands Race Track
Meadowlands Sports Complex
Metlife Stadium
Cliffside Park
BRONX
Fairview
CUNY-City College
East Rutherford
Columbia University
Marcus Garvey Memorial Park
James J Braddock North Hudson Park
Mill Creek Mall
Randalls Island Park
Guttenberg
Upper West Side
The Plaza at Harmon Meadow
Secaucus
West New York
Hudson River
The Metropolitan Museum of Art
Upper East Side
Central Park
LaGuardia Airport
Union City
MANHATTAN
FDR Drive
Astoria
Times Square
Madison Square Garden
Chrysler Building
QUEENS
Chelsea
Empire State Bldg
Hoboken
Greenwich Village
NYU
East Village
Queens Center Mall
Holy Name Cemetery
Lincoln Park
Holland Tunnel
Newport Centre Mall
East River
SoHo
New York
Hackensack River Waterfront
Historic Downtown
World Trade Center
New Jersey City University
Jersey City
Liberty Science Center
Liberty State Park
The Shops At Atlas Park
Ellis Island
Woodhull Medical Center
Forest Park Golf Course
Long Island University-Brooklyn
Liberty National Golf Club
Pratt Institute
Statue of Liberty
Bayonne
BROOKLYN
Red Hook
Upper New York Bay
Bayonne Golf Club
Prospect Park Zoo
Greenwood Cemetery
Snug Harbor
STATEN ISLAND
Bay Ridge
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
Ridgewood
Wayne
Paramus
Yonkers
Mamaroneck
Paterson
Fairfield
Hackensack
Mount Vernon
Clifton
Passaic
Fort Lee
West Orange
Port Washington
East Orange
New York
Manhattan
Newark Liberty Int'l Airport
Jersey City
Newark
Bayonne
Brooklyn
JFK Int'l Airport
Westfield
Linden
Elizabeth
Staten Island
Edison
Lower Bay
Atlantic Ocean
Raritan Bay
Sayreville
Keansburg

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY JERSEY CITY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	Barclays
Location (City/State)	Jersey City, New Jersey	Cut-off Date Balance(2)	$65,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(1)	$284,900
Size (Rooms)	351	Percentage of Initial Pool Balance	7.1%
Total TTM Occupancy as of 7/31/2016	85.5%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 7/31/2016	85.5%	Type of Security(3)	Fee Simple
Year Built / Latest Renovation	2002 / 2013	Mortgage Rate	3.66800%
Appraised Value	$191,000,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	NAP
		Original Interest-Only Period (Months)	120
Underwritten Revenues	$43,206,594
Underwritten Expenses	$27,840,203	Escrows
Underwritten Net Operating Income (NOI)	$15,366,392		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,206,062	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	52.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	52.4%	FF&E(4) (5)	$4,000,000	$0
DSCR Based on Underwritten NOI / NCF(1)	4.13x / 3.55x	Deferred Maintenance	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	15.4% / 13.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$100,000,000	99.7%	Loan Payoff(6)	$62,290,990	62.1%
Other Sources	270,000	0.3	Principal Equity Distribution	32,559,377	32.5
			Reserves	4,000,000	4.0
			Closing Costs	1,419,633	1.4
Total Sources	$100,270,000	100.0%	Total Uses	$100,270,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Hyatt Regency Jersey City Loan Combination.

(2)	The Cut-off Date Balance of $65,000,000 is evidenced by the controlling note A-1, which is part of a loan combination evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The related companion loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $35,000,000, is currently held by Barclays Bank PLC, and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(3)	A ground lease is in place through March 31, 2027 for the purposes of a PILOT tax abatement which expires in July 2017 and was not underwritten. Both the fee and leasehold interests in the Hyatt Regency Jersey City Property are collateral for the Hyatt Regency Jersey City Loan Combination.

(4)	The upfront FF&E reserve of $4,000,000 is held by the Hyatt Manager (as defined below) in a Hyatt Manager-controlled account in which the lender has a perfected security interest and is in addition to an amount equal to $4,385,653 that the borrowers had previously reserved in the same account. See “—Escrows” below.

(5)	The monthly FF&E reserve is equal to 4.0% of total revenues at the Hyatt Regency Jersey City Property for such month, provided that, the requirement to fund the monthly FF&E reserve is waived pursuant to the satisfaction of certain conditions under the Hyatt Regency Jersey City Loan documents. See “—Escrows” below.

(6)	Loan Payoff represents previously existing debt comprised of (i) a $59,151,967 mortgage loan originated by Prudential Mortgage Capital Company, LLC and (ii) a $3,139,022 construction loan provided by the City of Jersey City Department of Housing and Urban Development.

■	The Mortgage Loan. The mortgage loan (the “Hyatt Regency Jersey City Loan”) is part of a loan combination (the “Hyatt Regency Jersey City Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee and leasehold interest in a 351-room full-service hotel located in Jersey City, New Jersey (the “Hyatt Regency Jersey City Property”). The Hyatt Regency Jersey City Loan, which is evidenced by the controlling note A-1, represents the controlling interest in the Hyatt Regency Jersey City Loan Combination, had an original principal balance of $65,000,000 and an outstanding principal balance as of the Cut-off Date of $65,000,000. The Hyatt Regency Jersey City Loan represents approximately 7.1% of the Initial Pool Balance. The related companion loan (the “Hyatt Regency Jersey City Companion Loan”), which is evidenced by the non-controlling note A-2, had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Hyatt Regency Jersey City Loan Combination was originated by Prudential Mortgage Capital Company, LLC and simultaneously purchased by Barclays Bank PLC on September 14, 2016, had an original principal balance of $100,000,000, and has an outstanding principal balance as of the Cut-off Date of $100,000,000. Both the Hyatt Regency Jersey City Loan and the Hyatt Regency Jersey City Companion Loan accrue interest at an interest rate of 3.66800% per annum. The proceeds of the Hyatt Regency Jersey City Loan Combination were primarily used to refinance the Hyatt Regency Jersey City Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Hyatt Regency Jersey City Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Hyatt Regency Jersey City Loan requires interest only payments on each due date. The scheduled maturity date of the Hyatt Regency Jersey City Loan is the due date in October 2026. Provided that no event of default has occurred and is continuing under the Hyatt Regency Jersey City Loan documents, at any time after the earlier of 48 months following the first due date of the Hyatt Regency Jersey City Loan and the 25th due date following the securitization of the last portion of the Hyatt Regency Jersey City Loan Combination, the Hyatt Regency Jersey City Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Hyatt Regency Jersey City Loan documents. Provided that no event of default has occurred and is continuing under

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY JERSEY CITY

the Hyatt Regency Jersey City Loan documents, voluntary prepayment of the Hyatt Regency Jersey City Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in July 2026.

■	The Mortgaged Property. The Hyatt Regency Jersey City Property is a 351-room full-service hotel located along the waterfront on the Harborside Financial Center’s south pier in Jersey City, New Jersey. The hotel was constructed in 2002 and underwent capital improvements and guestroom renovations totaling approximately $12.4 million from 2010-2015. All 351 guest rooms and 11 meeting spaces at the Hyatt Regency Jersey City Property feature waterfront views, drawing significant demand from both meeting and wedding businesses. The Hyatt Regency Jersey City Property provides access to 205 spaces in a nearby parking garage and is served by an adjacent PATH train station which provides direct access to Manhattan and New Jersey.

Meeting and pre-function space at the Hyatt Regency Jersey City Property exceeds 27,000 SF and includes 11 separate meeting spaces. The largest space is the Hudson Ballroom, a 7,691 SF venue that can be divided into up to six rooms and accommodates up to 800 guests. The hotel also features the Manhattan Ballroom on the ninth floor which contains floor-to-ceiling windows on three sides for unobstructed views of the Hudson River and the New York City skyline. In addition, the Riverside Ballroom on the first floor of the hotel opens to the Riverside Terrace which is considered ideal for outdoor events, weddings and receptions accommodating up to 250 guests.

The Hyatt Regency Jersey City Property includes additional amenities such as a restaurant, an indoor pool, a 24/7 fitness center, promenade access and other typical complement of back-of-the-house facilities. The restaurant, Vu, features both private dining and a lounge and is open daily serving breakfast, lunch and dinner. The hotel and functional space cater to weddings and banquets offering wedding specific menus, catering and other tailored services.

Hyatt Hotels Corporation owns a 50% indirect ownership interest in the borrowers. The Hyatt Regency Jersey City Property operates under a management agreement with Hyatt Corporation which expires in December 2027 and has two five-year renewal options (such agreement, the “Hyatt Management Agreement”).

Cal-Harbor So. Pier Urban Renewal Associates L.P., one of the borrowers under the Hyatt Regency Jersey City Loan Combination documents, is party to a Deed of Conservation Easement with the State of New Jersey Department of Environmental Protection which grants the public access to a portion of the Hudson River waterfront walkway. The easement, entered into in January 2004, assigns responsibility for the maintenance of the walkway to Cal-Harbor So. Pier Urban Renewal Associates L.P. Additionally, parking at the Hyatt Regency Jersey City Property is provided pursuant to a 99-year license agreement with Cal-Harbor VII Urban Renewal Associates, L.P., an affiliate of one of the sponsors.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Regency Jersey City Property and its competitive set, as provided in a third-party industry travel research report for the Hyatt Regency Jersey City Property:

Historical Statistics

Hyatt Regency Jersey City Property(1)	Competitive Set(2)	Penetration(2)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	87.5%	$225.67	$197.40	84.1%	$208.83	$175.54	104.0%	108.1%	112.5%
2014	87.3%	$235.39	$205.59	83.0%	$215.96	$179.29	105.2%	109.0%	114.7%
2015	85.6%	$242.78	$207.92	83.0%	$219.58	$182.31	103.1%	110.6%	114.0%
TTM July 2016	85.5%	$244.80	$209.34	82.2%	$218.32	$179.43	104.0%	112.1%	116.7%

(1)	As provided by the borrowers.

(2)	Source: Industry travel research report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY JERSEY CITY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt Regency Jersey City Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten	Underwritten $ per Room
Room Revenue	$25,289,317	$26,338,796	$26,638,215	$26,893,000	$26,819,594	$76,409
Food & Beverage Revenue	13,166,657	15,495,123	16,489,092	15,524,000	15,524,000	44,228
Other Revenue(2)	999,887	459,658	655,866	863,000	863,000	2,459
Total Revenue	$39,455,861	$42,293,577	$43,783,173	$43,280,000	$43,206,594	$123,096

Room Expense	$5,283,164	$5,461,458	$5,829,460	$6,067,000	$6,067,000	$17,285
Food & Beverage Expense	7,999,048	8,897,951	9,042,714	9,008,000	9,407,544	26,802
Other Expense	318,693	38,725	0	0	0	0
Total Departmental Expense	$13,600,905	$14,398,134	$14,872,174	$15,075,000	$15,474,544	$44,087
Total Undistributed Expense	9,778,003	10,489,293	10,808,008	10,625,000	9,717,198	27,684
Total Fixed Charges(3)	1,213,309	1,534,694	1,730,135	1,786,000	2,648,461	7,545
Total Operating Expenses	$24,592,217	$26,422,121	$27,410,317	$27,486,000	$27,840,203	$79,317

Net Operating Income	$14,863,644	$15,871,456	$16,372,856	$15,794,000	$15,366,392	$43,779
FF&E	1,969,674	2,119,352	2,186,272	2,144,000	2,160,330	6,155
Net Cash Flow	$12,893,970	$13,752,104	$14,186,584	$13,650,000	$13,206,062	$37,624

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Other Revenue consists of guest communications, the gift shop, cancellation fees and other miscellaneous income.
(3)	The Hyatt Regency Jersey City Property benefits from a PILOT tax abatement which expires in July 2017 and was not underwritten.

■	Appraisal. According to the appraisal, the Hyatt Regency Jersey City Property had an “as-is” appraised value of $191,000,000 as of June 28, 2016.

■	Environmental Matters. According to the Phase I environmental report, dated July 14, 2016, there were no recognized environmental conditions or recommendations for further action at the Hyatt Regency Jersey City Property.

■	Market Overview and Competition. The Hyatt Regency Jersey City Property is located in Jersey City, New Jersey. Jersey City is a 21 square mile urban residential area along the Hudson River waterfront that has experienced recent residential and commercial development. Companies located near the Hyatt Regency Jersey City Property include Allergan, TD Ameritrade, Deloitte, PWC, Goldman Sachs, IBM, and ETrade Financial. According to the appraisal, the 2015 population within a one half-, one- and one and one half-mile radius of the Hyatt Regency Jersey City Property was 18,159, 51,641 and 108,018, respectively. Additionally, the 2015 estimated average household income within a one half-, one- and one and one half-mile radius of the Hyatt Regency Jersey City Property was $142,869, $143,251 and $159,442, respectively.

Jersey City has convenient access to numerous transportation hubs which connect to the city and surrounding areas. The adjacent PATH train station provides direct 24-hour access to the World Trade Center in Manhattan. From the World Trade Center, 11 subway lines connect to the rest of Manhattan. Alternative access to Manhattan is provided by the NY Waterway ferry located 0.2 miles from the Hyatt Regency Jersey City Property and busses through the Lincoln Tunnel and Holland Tunnel. Both the New Jersey Turnpike and Interstate 78 are accessible from Jersey City and provide access to the greater New York metropolitan area. Interstate 78 connects the area to the Newark Liberty International Airport, which is located 11 miles west of the Hyatt Regency Jersey City Property and which served over 80 million domestic passengers and 43 million international passengers in 2015.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY JERSEY CITY

The appraiser identified ten properties with varying degrees of competitiveness to the Hyatt Regency Jersey City Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Hyatt Regency Jersey City Property:

Hyatt Regency Jersey City Property Competitive Set(1)

Property	Year Opened	Number of Rooms	Distance (in miles)	Commercial Demand	Leisure Demand	Meeting & Group Demand	Appraiser’s Estimated 2015 Occupancy	Appraiser’s Estimated 2015 ADR	Appraiser’s Estimated 2015 RevPAR
Hyatt Regency Jersey City Property	2002	351	—	55%	25%	20%	85.6%(2)	$243(2)	$208(2)
Candlewood Suites Jersey City	2001	225	0.4	65%	25%	10%	83%	$205	$170
Doubletree Hotel Jersey City	1998	358	0.7	55%	35%	10%	85%	$220	$187
Courtyard Jersey City Newport	2000	214	0.9	60%	30%	10%	85%	$230	$196
Westin Jersey City	2009	463	0.8	55%	20%	25%	86%	$225	$194
W Hotel Hoboken	2009	198	2.5	60%	25%	15%	84%	$220	$185
Sheraton Hotel Lincoln Harbor (NJ)	1991	187	4.0	50%	30%	20%	83%	$210	$174
Ritz-Carlton New York Battery Park	2002	569	4.7	60%	15%	25%	81%	$415	$336
Marriott New York Downtown	1991	513	5.0	70%	15%	15%	82%	$285	$234
Hilton Millenium Hotel (NY)	1992	569	4.3	70%	20%	10%	82%	$300	$246
Conrad New York	2000	463	4.1	55%	15%	30%	84%	$360	$302
Total / Wtd. Average		3,759		61%	21%	18%	83%	$288	$239

(1)	Source: Appraisal.

(2)	As provided by the borrowers.

■	The Borrowers. The borrowers are Harborside Hotel LLC, Harborside Land LLC and Cal-Harbor So. Pier Urban Renewal Associates L.P., each a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hyatt Regency Jersey City Loan. The non-recourse carveout guarantors are Hyatt Hotels Corporation and Mack-Cali Realty, L.P., each of which owns a 50% indirect ownership interest in the borrowers.

Hyatt Hotels Corporation (NYSE: H, rated Baa2/BBB by Moody’s/S&P) is a global hospitality company with a 59- year history in developing, owning, operating, managing, franchising and licensing hotels, resorts, branded residences and vacation ownership properties. As of June 30, 2016, Hyatt Hotels Corporation’s worldwide portfolio consisted of 667 properties in 54 countries. For the year ended December 31, 2015, Hyatt Hotels Corporation reported revenues and adjusted EBITDA of approximately $4.3 billion and $727 million, respectively. As the Hyatt Regency Jersey City Property is operated by Hyatt Corporation (the “Hyatt Manager”), an affiliate of Hyatt Hotels Corporation, pursuant to a management agreement, the Hyatt Regency Jersey City Property operates without a franchise agreement.

Mack-Cali Realty Corporation (NYSE: CLI, rated Ba1/BB+/BB+ by Moody’s/S&P/Fitch) is a public REIT and an owner, property manager and developer of class A real estate focusing on New Jersey waterfront properties and other transit-based office markets. Founded in 1949, Mack-Cali Realty Corporation has grown to own or have interests in 265 properties including 29.3 million SF of office space across 248 properties as well as 5,214 multifamily units. The portfolio was 86.7% leased as of June 30, 2016. For the year ended December 31, 2015, Mack-Cali Realty Corporation reported revenues of approximately $594.9 million.

■	Escrows. In connection with the origination of the Hyatt Regency Jersey City Loan Combination, the borrowers deposited $4,000,000 into a Hyatt Manager-controlled operating account for an FF&E reserve. Prior to the origination of Hyatt Regency Jersey City Loan Combination, the balance of the FF&E reserve held in the Hyatt Manager-controlled operating account was $4,385,653.

Additionally, on each due date, the borrowers are required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay the annual taxes due and payable unless no Hyatt Regency Jersey City T&I Triggering Event (as defined below) is continuing, (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay annual insurance premiums due and payable unless no Hyatt Regency Jersey City T&I Triggering Event is continuing and (iii) a reserve for FF&E in an amount equal to the FF&E Payment (as defined below) unless no Hyatt Regency Jersey City FF&E Trigger Period (as defined below) is in effect.

A “Hyatt Regency Jersey City T&I Triggering Event” means the (i) the occurrence and continuance of an event of default under the Hyatt Regency Jersey City Loan documents, (ii) the debt service coverage ratio (as calculated under the Hyatt Regency Jersey City Loan documents) falls below 2.00x, (iii) any of the borrowers, the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY JERSEY CITY

Hyatt Regency Jersey City Property or the Hyatt Manager is the subject of a bankruptcy proceeding, (iv) the borrowers fail to provide the lender with evidence of the timely payment of all taxes, insurance premiums and other charges due under the Hyatt Regency Jersey City Loan documents after taking into account any statutory grace periods for the payment of the same or (v) the insurance policies meeting the requirements of the Hyatt Regency Jersey City Loan documents are not in full force and effect or the borrowers fail to provide the lender with evidence that the same is in full force and effect.

An “FF&E Payment” means an amount equal to 4.0% of the gross revenues at the Hyatt Regency Jersey City Property for the month in which such FF&E Payment is then due.

A “Hyatt Regency Jersey City FF&E Trigger Period” means any period (i) commencing upon the occurrence of an event of default under the Hyatt Regency Jersey City Loan documents and ending upon the waiver by the lender of, or cure accepted by the lender of, such event of default, provided that, in no event will the lender accept such cure more than two times during the term of the Hyatt Regency Jersey City Loan, (ii) commencing upon the failure of the Hyatt Manager to be managing the Hyatt Regency Jersey City Property pursuant to the Hyatt Management Agreement, (iii) commencing upon the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio (as calculated under the Hyatt Regency Jersey City Loan documents) is less than 2.00x and ending at the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio is greater than or equal to 2.25x or (iv) commencing upon any bankruptcy proceeding of any of the borrowers, the Hyatt Regency Jersey City Property or the Hyatt Manager.

■	Lockbox and Cash Management. The Hyatt Regency Jersey City Loan documents require a soft springing lockbox with springing cash management. The Hyatt Regency Jersey City Loan documents require the borrowers to direct credit card companies to remit all credit card receivables to one or more Hyatt Manager-controlled accounts and require that all cash revenues relating to the Hyatt Regency Jersey City Property and all other money received by the borrowers or the Hyatt Manager with respect to the Hyatt Regency Jersey City be deposited into such accounts within one business days following receipt. The lender has a perfected security in the Hyatt Manager-controlled accounts. Provided that no Hyatt Regency Jersey City Cash Sweep Period (as defined below) is then in effect, all funds in the Hyatt Manager-controlled account are swept into a borrower-controlled account. During the continuance of a Hyatt Regency Jersey City Cash Sweep Trigger Period, the borrowers will have no further access to funds in the borrower-controlled accounts, and such funds are required to be swept on each business day into the lender-controlled cash management account.

A “Hyatt Regency Jersey City Cash Sweep Period” means any period (i) commencing upon the occurrence of an event of default under the Hyatt Regency Jersey City Loan documents and ending upon the cure accepted by the lender of such event of default, provided that, in no event will the lender accept such cure more than two times during the term of the Hyatt Regency Jersey City Loan or (ii) commencing upon the failure of the Hyatt Manager to be managing the Hyatt Regency Jersey City Property pursuant to the Hyatt Management Agreement and ending upon (a) the indefeasible satisfaction in full of the all debt, liabilities and obligations of the borrowers to the lender pursuant to or in connection with the Hyatt Regency Jersey City Loan or (b) the full defeasance of the Hyatt Regency Jersey City Loan as permitted pursuant to the Hyatt Regency Jersey City Loan documents.

■	Property Management. The Hyatt Regency Jersey City Property is currently managed by the Hyatt Manager, an affiliate of the borrowers. The borrowers may not replace the Hyatt Manager as the property manager of the Hyatt Regency Jersey City Property without the lender’s consent. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the lender if (i) the Hyatt Manager no longer directly or indirectly owns the Hyatt Regency Jersey City Property or (ii) the Hyatt Manager is no longer managing the Hyatt Regency Jersey City Property pursuant to the Hyatt Management Agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Regency Jersey City Property, plus business interruption coverage. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $250,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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PLAZA AMERICA I & II

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

PLAZA AMERICA I & II

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

PLAZA AMERICA I & II

Plaza America II

Floor							
12	Lockheed Martin 20,910 SF Exp. 1/31/2019						
11	Stanley Martin Communities 20,914 SF Exp. 10/31/2026						
10	Blackboard 10,865 SF Exp. 4/30/2026	MTX Wealth Management 3,200 SF Exp. 4/30/2023	CapTech Ventures 8,566 SF Exp. 11/30/2023				
9	Dun & Bradstreet 9,672 SF Exp. 5/31/2022	Capitol Securities 7,418 SF Exp. 12/31/2022	Vacant 5,541 SF				
8	Chess Consulting 8,180 SF Exp. 6/30/2018	6K Systems 11,364 SF Exp. 5/31/2024	HCL America 3,087 SF Exp. 10/31/2019				
7	Informatica 12,887 SF Exp. 3/31/2023	World Wide Technology 7,339 SF Exp. 5/31/2020	World Wide Technology 2,405 SF Exp. 5/31/2020				
6	Federal Network Systems 22,631 SF Exp. 8/31/2024						
5	Anakam 6,912 SF Exp. 5/31/2022	Macedon Consulting 7,659 SF Exp. 10/31/2019	Highpoint Global 5,865 SF Exp. 10/31/2019	Apple One 2,195 SF Exp. 11/30/2016			
4	Dominion Business Solutions 7,803 SF Exp. 2/28/2022	BB&T 3,371 SF Exp. 3/31/2024	Vacant 4,706 SF	Vacant 6,735 SF			
3	Veris Consulting 22,303 SF Exp. 5/31/2020						
2	Metro Offices 22,303 SF Exp. 2/28/2021						
1	Red Team Consulting 2,833 SF Exp. 4/30/2023	Movement Mortgage 3,867 SF Exp. 7/31/2018	AEEC 3,506 SF Exp. 5/31/2020	Vacant 6,151 SF	Sentinal Wealth Management 1,921 SF Exp. 7/31/2020	Greater Washington Endodontics 2,596 SF Exp. 9/30/2018	Leeds Novamark 1,833 SF Exp. 7/31/2019
LL	Vacant 5,225 SF	SecureAuth Corporation 3,032 SF Exp. 8/31/2021	Bright Horizons 2,466 SF Exp. 2/28/2023				

VACANT | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

PLAZA AMERICA I & II

Sterling
Herndon
Reston
Chantilly
RTE 772
RTE 606
INNOVATION CENTER
DULLES AIRPORT
HERNDON
RESTON TOWN CENTER
WIEHLE-RESTON EAST
WASHINGTON-DULLES INTERNATIONAL AIRPORT
Plaza America I & II
11700 and 11710 Plaza America Drive
Reston, VA 20190
Plaza America
Reston Town Center
Central Shopping Center
The Spectrum
Microsoft
Oracle
Boeing
Amazon
Worldgate Centre
Northrop Grumman
Time Warner Cable
Cisco
Lockheed Martin
Volkswagen Group of America
Woodland Park Crossing
Village Center at Dulles
Siemens
Dulles Town Center
Dulles Town Crossing
Dulles 28 Centre
Cascades Marketplace
Northern Virginia Community College
Potomac Run Plaza
Cedar Lake Plaza
Clock Tower
Lake Anne
Lake Audubon
Washington, D.C.
Herndon
Reston
Chantilly
Tysons
Arlington
Alexandria
Leesburg
Germantown
Rockville
Bethesda
Silver Spring
Columbia
Fairfax
Centreville
Springfield
MARYLAND
VIRGINIA
DISTRICT OF COLUMBIA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

PLAZA AMERICA I & II

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Reston, Virginia	Cut-off Date Balance(3)		$60,000,000
Property Type	Office	Cut-off Date Balance per SF(2)		$242.90
Size (SF)	514,615	Percentage of Initial Pool Balance		6.5%
Total Occupancy as of 7/1/2016(1)	88.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2016(1)	88.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1999 / NAP	Mortgage Rate		4.19012%
Appraised Value	$195,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)		120
Underwritten Revenues	$17,034,804
Underwritten Expenses	$5,460,995		Escrows
Underwritten Net Operating Income (NOI)	$11,573,809		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,382,024	Taxes	$166,997	$166,997
Cut-off Date LTV Ratio(2)	64.1%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	64.1%	Replacement Reserve(4)	$0	$8,660
DSCR Based on Underwritten NOI / NCF(2)	2.18x / 1.96x	TI/LC(5)	$4,118,237	$64,327
Debt Yield Based on Underwritten NOI / NCF(2)	9.3% / 8.3%	Other(6)	$6,064,798	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$125,000,000	80.7%	Loan Payoff	$142,633,123	92.1%
Mezzanine Loan Amount	20,000,000	12.9	Reserves	10,350,032	6.7
Principal’s New Cash Contribution	9,932,681	6.4	Closing Costs	1,949,526	1.3

Total Sources	$154,932,681	100.0%	Total Uses	$154,932,681	100.0%

(1)	Includes CapTech Ventures (8,566 SF) and BB&T (3,371 SF), each of which executed a lease but has not taken occupancy or commenced paying rent. On the origination date a $3,600,000 escrow was collected for CapTech Ventures ($2,000,000) and BB&T ($1,600,000), and all gap rent, outstanding free rent, and outstanding tenant improvements and leasing commissions related to the two tenants was deposited into escrow. The release of the upfront escrow collected for CapTech Ventures ($2,000,000) is conditioned upon the receipt of an officer’s certificate stating that the tenant is in possession and occupancy of the space, and is open for business. The release of the upfront escrow collected for BB&T ($1,600,000) is conditioned upon the receipt of an executed lease. BB&T delivered an executed lease dated August 31, 2016 and the conditions for the release of the upfront escrow collected for BB&T have been satisfied. See “— Escrows” below.

(2)	Calculated based on the aggregate outstanding principal balance of the Plaza America I & II Loan Combination.

(3)	The Cut-off Date Balance of $60,000,000 is evidenced by the non-controlling note A-2 which is part of a loan combination evidenced by two pari passu notes with a combined outstanding principal balance as of the Cut-off Date of $125,000,000. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of $65,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future securitization transactions. See “— The Mortgage Loan” below.

(4)	Monthly Replacement Reserve deposits are capped at $311,769.

(5)	The upfront TI/LC reserve includes tenant improvements and leasing commissions outstanding as of the origination date. Monthly TI/LC reserve deposits are capped at $2,315,770. See “— Escrows” below.

(6)	The other upfront reserve is comprised of (i) a $3,600,000 holdback for CapTech Ventures ($2,000,000) and BB&T ($1,600,000) and (ii) a $2,464,798 reserve for gap rent and free rent obligations of the borrower sponsor. See “— Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Plaza America I & II Loan”) is part of a loan combination (the “Plaza America I & II Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interest in two office towers in Reston, Virginia (the “Plaza America I & II Property”). The Plaza America I & II Loan, which is evidenced by note A-2 and represents the non-controlling interest in the Plaza America I & II Loan Combination, had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000, and represents approximately 6.5% of the Initial Pool Balance. The related companion loan (the “Plaza America I & II Companion Loan”), which is evidenced by note A-1 and represents the controlling interest in the Plaza America I & II Loan Combination, had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000, and is expected to be contributed to one or more future securitization transactions. The Plaza America I & II Loan Combination was originated by Barclays Bank PLC on July 20, 2016. The Plaza America I & II Loan Combination had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and accrues interest at an interest rate of 4.19012% per annum. The proceeds of the Plaza America I & II Loan Combination were primarily used to refinance existing debt securing the Plaza America I & II Property, fund reserves and pay origination costs.

The Plaza America I & II Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Plaza America I & II Loan requires interest only payments on each due date. The scheduled maturity date of the Plaza America I & II Loan is the due date in August 2026. Provided no event of default under the Plaza America I & II Loan Combination documents has occurred and is continuing, at any time after the second anniversary of the securitization of the last portion of the Plaza America I & II Loan Combination, the Plaza America I & II Loan Combination may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the Plaza America I & II Loan Combination documents. Voluntary prepayment of the Plaza America I & II Loan is permitted on and after the due date in February 2026 without the payment of any yield maintenance or prepayment premium.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

PLAZA AMERICA I & II

■	The Mortgaged Property. The Plaza America I & II Property consists of two Class A office towers totaling 514,615 SF and a 1,689-space collateral parking garage located in Reston, Virginia. The Plaza America I & II Property was constructed in 1999 and is part of the larger 27-acre Plaza America development which also includes two additional Class A office buildings with a separate parking garage (Plaza America III & IV) and a 164,400 SF Whole Foods-anchored shopping center.

From 2006 through 2015, occupancy at the Plaza America I & II Property averaged approximately 90.1%. As of July 1, 2016, the Plaza America I & II Property was 88.4% leased to 48 tenants. The largest tenant, Software AG, leases 14.2% of the net rentable area through February 2024 with two, five-year extension options remaining and has been a tenant at the Plaza America I & II Property since 2005. Software AG is a global infrastructure software company founded in 1969 and headquartered in Darmstadt, Germany. Software AG products help companies combine existing systems on-premises and in the cloud into a single platform to optimize and digitize their businesses. Software AG’s customers include nine of the 10 largest banks in the United States, numerous governments and governmental entities, and leading companies in the chemicals, education, energy, insurance, manufacturing, retail, telecom and transportation/logistics sectors. Software AG has more than 4,300 employees across 70 countries and generated revenues of €873.0 million in 2015. The second largest tenant, NVR, Inc. (NYSE: NVR), leases 11.9% of the net rentable area through April 2026. NVR, Inc. is headquartered at the Plaza America I & II Property and has been a tenant since 2005. NVR, Inc. operates in two business segments, homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names and operates in 28 metropolitan areas in 14 states and Washington D.C. NVR, Inc. is rated BBB+, Baa2 and BBB+ by Fitch, Moody’s and S&P, respectively, and generated revenues in excess of $5.1 billion in 2015. With the exception of Software AG and NVR, Inc., no tenant represents more than 4.4% of the net rentable area or 5.2% of the underwritten base rent at the Plaza America I & II Property.

The following table presents certain information relating to the major tenants at the Plaza America I & II Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Software AG(2)	NR / NR/ NR	73,235	14.2%	$2,562,615	15.4%	$34.99	2/28/2024	2, 5-year options
NVR, Inc.(3)	BBB+ / Baa2 / BBB+	61,113	11.9	1,996,205	12.0	32.66	4/30/2026	NA
Veris Consulting(4)	NR / NR/ NR	22,303	4.3	874,872	5.2	39.23	5/31/2020	1, 5-year option
Metro Offices	NR / NR/ NR	22,303	4.3	848,360	5.1	38.04	2/28/2021	1, 10-year option
Federal Network Systems(5)	NR / NR/ NR	22,631	4.4	797,743	4.8	35.25	8/31/2024	1, 5-year option
Lockheed Martin	BBB+ / Baa1 / BBB+	20,910	4.1	788,123	4.7	37.69	1/31/2019	1, 5-year option
Stanley Martin Communities(6)(7)	NR / NR/ NR	21,173	4.1	775,353	4.7	36.62	10/31/2026	1, 5-year option
Keller Williams Realty	NR / NR/ NR	18,502	3.6	722,686	4.3	39.06	7/31/2024	1, 5-year option
Informatica(8)	NR / NR / NR	12,887	2.5	517,108	3.1	40.13	3/31/2023	1, 5-year option
Softeon	NR / NR / NR	12,557	2.4	460,685	2.8	36.69	6/30/2018	1, 5-year option
Ten Largest Tenants		287,614	55.9%	$10,343,749	62.0%	$35.96
Remaining Tenants		167,336	32.5	6,327,953	38.0	37.82
Vacant		59,665	11.6	0	0.0	0.00
Total / Wtd. Avg. All Tenants		514,615	100.0%	$16,671,702	100.0%	$36.65

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Software AG leases (i) 72,347 SF of office space at an underwritten annual rent of $35.23 per SF, inclusive of a July 2017 contractual rent step, and (ii) 888 SF of storage space at an underwritten annual rent of $15.36 per SF. Software AG has the one-time right to reduce its office space by up to 20.0% on February 28, 2020 with nine months’ notice and the payment of a reduction fee.

(3)	NVR, Inc. leases (i) 57,731 SF of office space at an underwritten annual rent of $33.09 per SF, inclusive of a May 2017 contractual rent step, (ii) 2,842 SF of office space at an underwritten annual rent of $27.61 per SF, inclusive of a May 2017 contractual rent step, and (iii) 540 SF of storage space at an underwritten annual rent of $13.25 per SF, inclusive of a July 2017 contractual rent step.

(4)	Veris Consulting subleases 7,200 SF of its space to Vault Consulting, a corporate spin-off, through the remainder of its lease term at an annual rent of $33.00 per SF pursuant to a sublease agreement dated January 1, 2016. The annual rent under the Veris Consulting lease of $39.23 per SF was underwritten for the sublease space, inclusive of a June 2017 contractual rent step. Both Veris Consulting and Vault Consulting have the right to terminate the sublease on December 31, 2017 or December 31, 2018 with six months’ notice.

(5)	Federal Network Systems has the one-time right to terminate its lease on August 31, 2022 with ten months’ notice and the payment of a termination fee.

(6)	Stanley Martin Communities (“SMC”) leases (i) 20,914 SF of office space at an underwritten annual rent of $36.90 per SF, inclusive of a February 2017 contractual rent step, and (ii) 259 SF of storage space at an underwritten annual rent of $14.00 per SF. SMC has the one-time right to terminate its lease on August 31, 2023 with 12 months’ notice and the payment of a termination fee.

(7)	SMC subleases 4,160 SF of its office space to Digital Insurance, Inc. through June 30, 2021 at an annual rent of $34.00 per SF pursuant to a sublease agreement dated January 5, 2016. The annual office rent under the SMC lease of $36.90 per SF was underwritten for the sublease space, inclusive of a February 2017 contractual rent step. Digital Insurance, Inc. has the right to terminate the sublease on June 30, 2019 with 12 months’ notice and the payment of a termination fee.

(8)	Informatica subleases its space to Acuity, Inc. for the remainder of its lease term at an annual rent of $24.00 per SF pursuant to a sublease agreement dated June 30, 2016. The annual rent under the Informatica lease of $40.13 per SF was underwritten for the sublease space, inclusive of a December 2016 contractual rent step. Acuity, Inc. is not entitled to the lease extension option provided for in the Informatica lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

PLAZA AMERICA I & II

The following table presents the lease rollover schedule at the Plaza America I & II Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
Admin(2)	300	0.1%	0.1%	$0	0.0%	$0.00	1
2016	2,195	0.4	0.5%	105,477	0.6	$48.05	2
2017	4,694	0.9	1.4%	222,940	1.3	$47.49	3
2018	34,923	6.8	8.2%	1,427,781	8.6	$40.88	7
2019	39,354	7.6	15.8%	1,456,160	8.7	$37.00	5
2020	48,434	9.4	25.2%	1,865,299	11.2	$38.51	5
2021	35,774	7.0	32.2%	1,340,017	8.0	$37.46	5
2022	31,805	6.2	38.4%	1,139,385	6.8	$35.82	4
2023	32,699	6.4	44.7%	1,241,764	7.4	$37.98	6
2024	131,621	25.6	70.3%	4,701,795	28.2	$35.72	7
2025	0	0.0	70.3%	0	0.0	$0.00	0
2026	93,151	18.1	88.4%	3,171,084	19.0	$34.04	3
2027 & Thereafter	0	0.0	88.4%	0	0.0	$0.00	0
Vacant	59,665	11.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	514,615	100.0%		$16,671,702	100.0%	$36.65	48

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Comprised of the building engineer’s office.

The following table presents certain information relating to historical leasing at the Plaza America I & II Property:

Historical Leased %(1)

	2013(2)	2014(2)	2015(2)(3)	As of 7/1/2016(3)
Owned Space	82.2%	83.7%	91.9%	88.4%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the specified year unless otherwise indicated.

(2)	Occupancy has steadily increased from 2013 to 2015 as a result of the re-leasing of floors six through 12 in Plaza America II (154,979 SF, 30.1% of NRA) that were previously leased to DynCorp who vacated the space upon lease expiration on December 31, 2011. Since 2012, the sponsor has leased up 96.4% of the previous DynCorp space to 13 unique tenants at a weighted average rental rate equal to $36.74 per SF. DynCorp’s rental rate prior to expiration was $27.35 per SF.

(3)	Occupancy decreased from 2015 to July 1, 2016 as a result of the December 31, 2015 expiration of a Software AG lease for 23,096 SF located on the second floor of the Plaza America I building. However, in 2014, Software AG executed an early lease renewal for eight years and two months that commenced January 1, 2016 for 72,347 SF comprising the entire sixth, seventh and eight floors in the Plaza America I building.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plaza America I & II Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$12,625,062	$14,443,912	$14,655,962	$15,472,736	$16,225,433	$31.53
Contractual Rent Steps(2)	0	0	0	0	446,269	0.87
Gross Up Vacancy	0	0	0	0	2,184,853	4.25
Total Rent	$12,625,062	$14,443,912	$14,655,962	$15,472,736	$18,856,555	$36.64
Total Reimbursements	421,836	371,544	520,735	387,256	295,838	0.57
Other Income(3)	37,387	73,587	90,818	113,848	67,264	0.13
Vacancy & Credit Loss	0	0	0	0	(2,184,853)	(4.25)
Effective Gross Income	$13,084,285	$14,889,043	$15,267,515	$15,973,840	$17,034,804	$33.10

Total Operating Expenses	$4,703,926	$5,455,551	$5,262,539	$5,248,417	$5,460,995	$10.61

Net Operating Income	$8,380,359	$9,433,492	$10,004,976	$10,725,423	$11,573,809	$22.49
TI/LC	0	0	0	0	1,088,862	2.12
Replacement Reserves	0	0	0	0	102,923	0.20
Net Cash Flow	$8,380,359	$9,433,492	$10,004,976	$10,725,423	$10,382,024	$20.17

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Contractual Rent Steps includes contractual rent steps through September 2017.

(3)	Other Income includes minor miscellaneous income.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

PLAZA AMERICA I & II

■	Appraisal. According to the appraisal, the Plaza America I & II Property had an “as-is” appraised value of $195,000,000 as of June 9, 2016 and an “as stabilized” value of $204,000,000 as of June 9, 2018.

■	Environmental Matters. Based on the Phase I environmental reports dated June 15, 2016, there are no recognized environmental conditions or recommendations for further action at the Plaza America I & II Property other than the recommendation to contact the Virginia Department of Environmental Quality to follow up on registration of above ground storage tanks and to repair the water intrusion identified within a tenant suite. The borrower subsequently provided a report confirming that the moisture intrusion has been repaired and confirmed that the borrower reached out to the Virginia Department of Environmental Quality to follow up on the registration of above ground storage tanks.

■	Market Overview and Competition. The Plaza America I & II Property is located in Reston, Virginia—approximately six miles west of Tyson’s Corner and 15 miles west of the Washington D.C. central business district. The Plaza America I & II Property is located on Plaza America Drive with frontage along Route 267 (Dulles Airport Access Road/Dulles Toll Road), a major thoroughfare connecting the Dulles International Airport (and points west) to Washington D.C. According to the appraisal, 2016 median household income within a one, three and five mile radius of the Plaza America I & II Property is $106,835, $116,464 and $123,205, respectively.

According to a third party provider, the Reston Class A office submarket comprised approximately 8.6 million SF with a 9.3% vacancy rate and average asking rents of $34.62 per SF, as of the first quarter 2016. Additionally, the Reston submarket has not received new deliveries of office space since 2008 and has continued to absorb existing market inventory during the same period. According to a third party provider, there are five office buildings under construction in the Reston submarket, in various stages of proposal and planning.

The appraisal identified seven Class A office buildings totaling 1,206,291 SF that are considered to be directly competitive with the Plaza America I & II Property. The competitive set properties are located within two miles of the Plaza America I & II Property and range in size from 134,615 SF to 244,568 SF with a weighted average occupancy rate of 89.3%.

■	The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Plaza America I & II Property:

Office Lease Comparables(1)

	Plaza America I & II Property	Reston International Center	1881 at Wiehle Metro	Reston Town Center West II	Reston Crossing West	Reston Town Center West III	Reston Town Center West I	Two Reston Overlook
Year Built	1999	1974	1999	1989	1998	1989	1988	1999
Total GLA	514,615	185,822	244,568	139,176	152,124	139,453	210,533	134,615
Occupancy(2)	88.4%	77.0%	100.0%	94.0%	79.0%	91.0%	84.0%	100.0%
Rental Rate ($ per SF)(3)	$35.32	$33.50	$31.92	$37.03	$33.00	$35.00	$35.00	$38.00

(1)	Source: Appraisal.

(2)	Occupancy for the Plaza America I & II Property is based on the underwritten rent roll.

(3)	Rental Rate ($ per SF) for the Plaza America I & II Property is based on in-place rents for office tenants as presented on the underwritten rent roll.

■	The Borrower. The borrower is Plaza Office Realty I, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza America I & II Loan Combination. The guarantor of the non-recourse carveouts under the Plaza America I & II Loan Combination is Tamares Real Estate Holdings, Inc. (“Tamares”). Tamares is a private investment group focused on real estate, technology, leisure and entertainment and the Finnish mining industry with teams in London, New York, Las Vegas, Silicon Valley, Liechtenstein and Israel. Tamares owns properties and land across the United States valued at approximately $1.3 billion. Tamares reported that it was involved in a discounted payoff and loan workout on one of its other properties located in Las Vegas in May 2011. The non-recourse carveout guarantor reported that it is under examination by the US Internal Revenue Service for prior tax year returns. See “Risk Factors—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus.

■	Escrows. In connection with the origination of the Plaza America I & II Loan Combination, the borrower deposited (i) $166,997 into a tax reserve, (ii) $2,464,798 into a rent concession reserve for gap rent and existing free rent obligations due to tenants for free rent as of the Plaza America I & II Loan Combination origination date, (iii) $4,118,237 into a TI/LC reserve for existing TI/LC obligations due to tenants as of the Plaza America I & II Loan

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

PLAZA AMERICA I & II

Combination origination date and (iv) $3,600,000 into an unsigned lease reserve holdback for two tenants who have executed their leases but have not taken occupancy of their respective spaces.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Plaza America I & II Property: (i) a tax reserve in an amount equal to one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, which currently equates to $166,997, (ii) an insurance reserve in an amount equal to one-twelfth of the annual insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon expiration, however, notwithstanding the foregoing, in the event that an acceptable blanket insurance policy is in effect, deposits into the insurance reserve are suspended to the extent that insurance premiums relate to an acceptable insurance policy; as of the Plaza America I & II Loan Combination origination date, an acceptable blanket insurance policy was in place, (iii) a replacement reserve in the amount of $8,660 for replacements to the Plaza America I & II Property, with the monthly deposit requirement suspended if there is an amount greater than or equal to $311,769 on deposit in the replacement reserve and (iv) a tenant improvements and leasing commissions reserve in the amount of $64,327, with the monthly deposit requirement suspended if there is an amount greater than or equal to $2,315,770 on deposit in the tenant improvements and leasing commissions reserve.

■	Lockbox and Cash Management. The Plaza America I & II Loan Combination is structured with a hard lockbox and in-place cash management. The Plaza America I & II Loan Combination documents require the borrower to direct the tenants to pay rent directly to a lender-controlled lockbox account or cause the borrower and property manager to deposit all sums received. All funds are transferred once each business day from the lockbox account into the lender-controlled cash management account to pay debt service on the Plaza America I & II Loan Combination and the Plaza America I & II Mezzanine Loan (as defined below), fund required reserves and operating expenses, with all remaining amounts disbursed to the borrower, except during the continuance of a Plaza America I & II Trigger Period (as defined below), when the remainder is held by the lender in an excess cash flow fund.

A “Plaza America I & II Trigger Period” means any period (i) commencing upon the occurrence of an event of default under the Plaza America I & II Loan Combination documents and ending when such event of default is no longer continuing, (ii) commencing upon the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio (as calculated under the Plaza America I & II Loan Combination documents and including debt service on the Plaza America I & II Mezzanine Loan) is less than 1.10x and ending at the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio (including debt service on the Plaza America I & II Mezzanine Loan) is greater than or equal to 1.15x, or the borrower deposits into escrow in the form of cash or letter of credit, an amount that, if applied to the then outstanding principal balance of the Plaza America I & II Loan Combination, would result in a debt service coverage ratio (including debt service on the Plaza America I & II Mezzanine Loan) of greater than or equal to 1.15x, (iii) commencing upon any bankruptcy action of the borrower and ending once such petition has been discharged, stayed or dismissed within 30 days of such filing, provided that (a) the lender believes such filing does not materially increase the borrower’s monetary obligations and (b) the borrower is not in default as set forth in the Plaza America I & II Loan Combination documents, (iv) commencing upon any bankruptcy action of the guarantor or sponsor and ending once such petition has been discharged, stayed or dismissed within 30 days of such filing, provided that (a) the lender believes such filing does not materially increase the guarantor’s or sponsor’s monetary obligations or (b) the mezzanine lender has delivered a written notice to the lender that the mezzanine lender has determined that such filing does not materially and adversely affect the guarantor’s and sponsor’s ability to perform its obligations under the Plaza America I & II Mezzanine Loan documents, (v) commencing upon any bankruptcy action of the property manager and ending once such petition has been discharged, stayed or dismissed within 120 days of such filing, provided that the lender believes such filing does not (a) materially increase the property manager’s monetary obligations or (b) materially and adversely affect the property manager’s ability to perform its obligations under the property management agreement or (vi) commencing upon a mezzanine event of default and ending when such event of default is no longer continuing, provided that the mezzanine lender has not exercised any of its rights under the Plaza America I & II Mezzanine Loan documents to accelerate the Plaza America I & II Mezzanine Loan or commence a foreclosure action.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

PLAZA AMERICA I & II

■	Property Management. The Plaza America I & II Property is managed by ARC Management, L.L.C. (“ARC”), an affiliate of the borrower. Under the Plaza America I & II Loan Combination documents, the borrower may not: (i) surrender, terminate, cancel, modify, renew or extend the property management agreement, (ii) enter into any other agreement relating to the management or operation of the Plaza America I & II Property with ARC or any other entity, or (iii) waive or release any of its rights and remedies in any material respect under the property management agreement, in each case without the express consent of the lender, which consent will not be unreasonably withheld; provided, however, with respect to the replacement of ARC with a new property manager, the lender’s consent is not required provided (A) no event of default is continuing under the Plaza America I & II Loan Combination documents, (B) no event of default is continuing under the management agreement or (C) no bankruptcy action of the property manager has commenced and provided (a) such new property manager meets certain criteria specified in the Plaza America I & II Loan Combination documents, (b) if such new property manager is an affiliate of the borrower or a reputable and experienced property manager with at least five years’ experience managing and who manages at least five Class A office buildings in the Washington D.C. metropolitan area, aggregating no less than 3.0 million SF of space, the borrower is required to deliver a new substantive non-consolidation opinion, (c) the borrower delivers rating agency confirmation that such replacement will not result in a qualification, downgrade or withdrawal of the credit rating of the securities and (d) such new manager and the borrower execute both a property management agreement and a subordination of property management agreement in a form reasonably acceptable to the lender.

■	Mezzanine and Subordinate Indebtedness. Concurrently with the origination of the Plaza America I & II Loan Combination, Barclays Bank PLC funded a $20,000,000 mezzanine loan (the “Plaza America I & II Mezzanine Loan”) to Plaza Office Realty I Mezz, LLC, as mezzanine borrower. The Plaza America I & II Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower under the Plaza America I & II Loan Combination. The Plaza America I & II Mezzanine Loan requires a monthly payment of interest only and accrues interest at an interest rate of 6.85000% per annum and is coterminous with the Plaza America I & II Loan Combination. The rights and obligations of the respective holders of the Plaza America I & II Loan Combination and the related Plaza America I & II Mezzanine Loan are subject to an intercreditor agreement.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Plaza America I & II Property (plus loss of rents and/or business interruption insurance for a period beginning on the date of casualty and continuing until the restoration of the Plaza America I & II Property is completed or the expiration of 18 months, whichever first occurs as well as an extended period of indemnity covering the 365 days following restoration) with a deductible no greater than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ONE BETHESDA CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ONE BETHESDA CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ONE BETHESDA CENTER

BATTERY LN
Battery Lane Urban Park
ROSEDALE AVE
DoubleTree by Hilton
RUGBY AVE
HIGHLAND AVE
OLD GEORGETOWN RD
NORFOLK AVE
WOODMONT AVE
CHASE AVE
WISCONSIN AVE
SLEAFORD RD
Positano Ristorante
WILSON LN
Bethesda Blues and Jazz Supper Club
Bethesda Elementary School
EARL ST
Bethesda Chevy Chase High School
Caribou Coffee
Safeway
Kirin Sushi
Chipotle Mexican Grill
La Madeleine Country French Café
Apizza
ARLINGTON RD
Bethesda
EAST-WEST HWY
Starbucks
Bank of America
EDGEMOOR LN
M
Bonefish Grill
Daily Grill
Hyatt Regency
MONTGOMERY AVE
Morton's Steakhouse
Eleutera
CESCO osteria
Hilton Garden Inn
HAMPDEN LN
Shangri-La Nepalese & Indian Cuisine
Tommy Joe's
YUZU Japanese Dining
Pines of Rome
Lebanese Taverna
Le Pain Quotidien
Cafe Deluxe
Hinode
Vaccaro
HAMPDEN LN
Ruth's Chris Steak House
ELM ST
Caroline Freeland Park
The Barking Dog
Regal Cinemas
Food Wine & Co
Brown Bag
Potbelly
ELM ST
ELM ST
Jaleo
American Tap Room Classic Grill
Mussel Bar & Grille
Bethesda Row
Raku
Luna
One Bethesda Center
4800 Hampden Lane
Bethesda, MD 20850
Aveda
Petra
Barnes & Noble
BETHESDA AVE
Jos. A. Bank
Apple Store
Lululemon Athletica
LELAND ST
LELAND ST
ARLINGTON RD
BRADLEY BLVD
WISCONSIN AVE
BRADLEY LN
CHEVY CHASE DR
Chevy Chase Golf Club
Norwood Recreational Center
MAP © 2016 CARTIFACT
Germantown
Olney
Columbia
Gaithersburg
Poolesville
Leesburg
Darnestown
Rockville
Travilah
MARYLAND
Potomac
Silver Spring
College Park
Bowie
Herndon
Reston
DISTRICT OF COLUMBIA
DULLES INTL AIRPORT
Washington, D.C.
Chantilly
Arlington
Fairfax
Alexandria
VIRGINIA
Dale City
Woodbridge

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ONE BETHESDA CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Bethesda, Maryland	Cut-off Date Balance	$51,000,000
Property Type	Office	Cut-off Date Balance per SF	$303.54
Size (SF)	168,019	Percentage of Initial Pool Balance	5.6%
Total Occupancy as of 5/31/2016	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/31/2016	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1986 / NAP	Mortgage Rate	4.34000%
Appraised Value(1)	$93,400,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	NAP
Original Interest Only Term (Months)	60
Underwritten Revenues	$8,416,521
Underwritten Expenses	$3,270,069	Escrows
Underwritten Net Operating Income (NOI)	$5,146,452	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,738,950	Taxes	$170,686	$85,343
Cut-off Date LTV Ratio	54.6%	Insurance	$74,566	$6,214
Maturity Date LTV Ratio	54.6%	Replacement Reserve	$0	$3,560
DSCR Based on Underwritten NOI / NCF	2.29x / 2.11x	TI/LC	$500,000	$25,000
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.3%	Other(2)	$2,820,013	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$51,000,000	87.1%	Loan Payoff(1)	$53,258,816	90.9%
Principal’s New Cash Contribution	7,488,105	12.8	Reserves	3,565,265	6.1
Other Sources	90,000	0.2	Closing Costs	1,754,024	3.0

Total Sources	$58,578,105	100.0%	Total Uses	$ 58,578,105	100.0%

(1)	The loan refinanced by the One Bethesda Center Loan was secured by the One Bethesda Center Property and a 9,308 SF two-story annex retail building (the “Annex Unit”). The Annex Unit was subdivided from the One Bethesda Center Property as a separate condominium unit and was transferred to an affiliate of the borrowers immediately prior to the origination of the One Bethesda Center Loan. As such, the Annex Unit is not part of the One Bethesda Center Property securing the One Bethesda Center Loan. The appraised value of $97,200,000 with respect to the One Bethesda Center Property included the appraised value of the Annex Unit, which was $4,600,000. The appraised value of the Annex Unit was excluded from the $93,400,000 appraised value set forth in the Preliminary Prospectus.

(2)	Other upfront reserves represent (i) $2,626,413 for outstanding tenant improvements, (ii) $146,680 for free rent reserve and (iii) $46,920 for deferred maintenance. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “One Bethesda Center Loan”) is evidenced by a note in the original principal amount of $51,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple condominium interest in an office building located in Bethesda, Maryland (the “One Bethesda Center Property”). The One Bethesda Center Loan was originated by Citigroup Global Markets Realty Corp. on September 7, 2016 and represents approximately 5.6% of the Initial Pool Balance. The note evidencing the One Bethesda Center Loan has an outstanding principal balance as of the Cut-off Date of $51,000,000 and an interest rate of 4.34000% per annum. The proceeds of the One Bethesda Center Loan were primarily used to refinance debt secured by the One Bethesda Center Property, fund reserves and pay origination costs.

The One Bethesda Center Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The One Bethesda Center Loan requires monthly payments of interest only. The scheduled maturity date of the One Bethesda Center Loan is the due date in October 2021. Voluntary prepayment of the One Bethesda Center Loan is permitted at any time after the second anniversary of the securitization Closing Date, provided: (A) if such prepayment occurs prior to the due date occurring in July 2021, such prepayment must be accompanied by payment of the greater of 1% of the amount prepaid or a yield maintenance premium as described in the One Bethesda Center Loan documents and (B) if such prepayment occurs on or after the due date occurring in July 2021, no payment of any yield maintenance premium will be required.

■	The Mortgaged Property. The One Bethesda Center Property consists of the fee simple condominium interest in a twelve-story, 168,019 SF, Class A office building located in the central business district of Bethesda, Maryland. The One Bethesda Center Property has public and tenant parking in a four-level subterranean garage with 392 parking spaces which represents a parking ratio of 2.33 spaces per 1,000 SF of net rentable square footage. The One Bethesda Center Property has maintained an average occupancy of 97.3% over the past five year period and is currently 100.0% occupied by six office and four retail tenants. The major tenants at the One Bethesda Center Property include The Boston Consulting Group, Inc. (“BCG”), Paley Rothman Goldstein and PBC-One Bethesda. The One Bethesda Center Property is utilized as BCG’s DC area headquarters and BCG has been at the location since 1996 and has expanded their space within the One Bethesda Center building multiple times. The One Bethesda Property is utilized as the headquarters location for other large office tenants including Paley Rothman Goldstein, EYA, LLC and Salamandra.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ONE BETHESDA CENTER

The following table presents certain information relating to the tenants at the One Bethesda Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
The Boston Consulting Group, Inc.	NR / NR / NR	67,072	39.9%	$3,588,571	45.2%	$53.50	12/31/2022	1, 5-year option
Paley Rothman Goldstein(2)	NR / NR / NR	29,608	17.6	1,220,664	15.4	41.23	12/31/2025	2, 5-year options
PBC-One Bethesda	NR / NR / NR	19,433	11.6	877,983	11.1	45.18	3/31/2027	1, 5-year option
EYA, LLC	NR / NR / NR	19,017	11.3	824,611	10.4	43.36	3/31/2027	1, 5-year option
Cambridge Systematics	NR / NR / NR	12,866	7.7	565,332	7.1	43.94	3/31/2017	1, 5-year option
Salamandra(3)	NR / NR / NR	12,405	7.4	527,666	6.6	42.54	10/31/2024	1, 5-year option
M&T Bank	A / A3 / A-	2,428	1.4	112,441	1.4	46.31	11/30/2018	1, 5-year option
Meakem Group	NR / NR / NR	2,183	1.3	93,629	1.2	42.89	2/28/2019	1, 5-year option
Travel-On	NR / NR / NR	1,815	1.1	76,611	1.0	42.21	4/9/2021	NAV
Hampden Café	NR / NR / NR	1,119	0.7	47,032	0.6	42.03	1/31/2025	2, 5-year options
Ten Largest Tenants		167,946	100.0%	$7,934,539	100.0%	$47.24
Remaining Tenants		73	0.0	$767	0.0	10.51
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		168,019	100.0%	$7,935,307	100.0%	$47.23

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Paley Rothman Goldstein has the right to surrender up to 7,000 SF of space under its lease for unit 600 on the last day of any month between January 1, 2020 and June 30, 2021 with twelve months’ notice plus a termination fee.

(3)	Salamandra may terminate its lease, effective on July 31, 2020, with twelve months’ prior written notice and a payment of a termination fee of $337,543 ($27.21/SF).

The following table presents the lease rollover schedule at the One Bethesda Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	$0.00	0
2017	12,866	7.7	7.7%	565,332	7.1	$43.94	1
2018	2,428	1.4	9.1%	112,441	1.4	$46.31	1
2019	2,321	1.4	10.5%	96,515	1.2	$41.58	2
2020	0	0.0	10.5%	0	0.0	$0.00	0
2021	1,815	1.1	11.6%	76,611	1.0	$42.21	1
2022	66,934	39.8	51.4%	3,585,685	45.2	$53.57	1
2023	0	0.0	51.4%	0	0.0	$0.00	0
2024	12,405	7.4	58.8%	527,666	6.6	$42.54	1
2025	30,800	18.3	77.1%	1,268,463	16.0	$41.18	3
2026	0	0.0	77.1%	0	0.0	$0.00	0
2027 & Thereafter	38,450	22.9	100.0%	1,702,594	21.5	$44.28	2
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	168,019	100.0%		$7,935,307	100.0%	$47.23	12

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the One Bethesda Center Property:

Historical Leased %(1)

	2012	2013	2014	2015	As of 5/31/2016
Owned Space	98.6%	93.2%	94.6%	100.0%	100.0%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ONE BETHESDA CENTER

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Bethesda Center Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten	Underwritten $ per SF
Base Rent(2)	$6,797,351	$5,886,744	$6,217,206	$6,547,728	$7,740,877	$46.07
Contractual Rent Steps(3)	0	0	0	0	194,430	1.16
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$6,797,351	$5,886,744	$6,217,206	$6,547,728	$7,935,307	$47.23
Total Reimbursables	190,502	369,157	480,481	512,671	594,928	3.54
Parking Income	614,087	533,441	538,511	533,846	533,846	3.18
Other Income(4)	3,496	6,606	385	495	408	0.00
Less Vacancy & Credit Loss	0	0	0	0	(647,968)	(3.86)
Effective Gross Income	$7,605,436	$6,795,948	$7,236,583	$7,594,740	$8,416,521	$50.09

Real Estate Taxes	$627,888	$714,361	$795,778	$861,190	$975,348	$5.80
Insurance	75,827	79,782	82,362	76,858	71,015	0.42
Management Fee	228,163	203,878	217,097	90,740	252,496	1.50
Other Operating Expenses	1,541,282	1,730,751	1,892,449	1,909,672	1,971,210	11.73
Total Operating Expenses	$2,473,160	$2,728,772	$2,987,686	$2,938,461	$3,270,069	$19.46

Net Operating Income	$5,132,275	$4,067,176	$4,248,897	$4,656,279	$5,146,452	$30.63
TI/LC	0	0	0	0	364,778	2.17
Replacement Reserves	0	0	0	0	42,724	0.25
Net Cash Flow	$5,132,275	$4,067,176	$4,248,897	$4,656,279	$4,738,950	$28.20

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is higher than the TTM 6/30/2016 Base Rent due to the following: (1) The Boston Consulting Group, Inc. expanded by an additional 12,379 SF, (2) rent concessions for certain tenants fully burnt off in January of 2016 and (3) certain tenants renewed at higher rents.

(3)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through August 2017.

(4)	Other Income includes late fees and miscellaneous income.

■	Appraisal. According to the appraisal, the One Bethesda Center Property had an “as-is” appraised value of $93,400,000 as of July 26, 2016.

■	Environmental Matters. Based on the Phase I environmental report dated July 15, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action at the One Bethesda Center Property other than a recommendation for the continued implementation of the existing asbestos O&M plan.

■	Market Overview and Competition. The One Bethesda Center Property is located on a 0.98-acre site in Bethesda, Maryland, which is part of the Washington metropolitan statistical area, approximately two blocks south of one of the most prominent intersections in downtown Bethesda at the intersection of Old Georgetown Road, Wisconsin Avenue and East-West Highway which is developed with prominent office buildings. According to the appraisal, other land uses in the One Bethesda Center Property’s neighborhood consist of medium to high-density commercial and residential development. Primary access to the One Bethesda Center Property’s neighborhood is provided by Wisconsin Avenue to the north and south and East/West Highway and Old Georgetown Road to the east and west. Additionally, Interstate 495, the Capital Beltway, is approximately two miles to the north. The One Bethesda Center Property is located approximately seven miles from downtown Washington, D.C. and it is accessible via the Metrorail, Red Line, which is located approximately two blocks from the One Bethesda Center Property.

According to a third party report, the One Bethesda Center Property is part of the Bethesda/Chevy Chase market and is comprised of over 12 million SF of office inventory with an average vacancy rate of 9.8% and asking rents of $38.51 per SF (gross). Specifically for Class A properties, like the One Bethesda Center Property, the average asking rent is higher at $42.36 per SF (gross). According to the appraisal, the 2016 average population in a 1-, 3- and 5-mile radius is 24,096, 148,980 and 469,968, respectively. The average household income in a 1-, 3- and 5-mile radius is $172,688, $191,471 and $148,605, respectively. The five largest employment sectors as of year-end 2015 included: professional and business services, government, educational & health services, trade, transportation & utilities and leisure & hospitality.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ONE BETHESDA CENTER

The following table presents certain information relating to comparable office properties to the One Bethesda Center Property:

Comparable Leases(1)

Property Name	Year Built	Total GLA (SF)	Total Occupancy	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF
One Bethesda Center Property(2)	1986	168,019	100%	--	--	--	--
7101 Wisconsin Avenue	1975	223,054	97%	American College of Medicine	April 2016 / 10.8 Yrs	7,000	$38.00
				Miller & Long	April 2016 / 10.8 Yrs	36,000	$38.00
				Donohoe	April 2016 / 10.8 Yrs	45,000	$38.00
Bethesda Place I	1990	314,355	96%	Berkeley Point Capital	Feb 2016 / 10.0 Yrs	22,769	$41.75
Hampden Square	1988	145,951	85%	I.A. Donoso & Associates	Jan 2016/ 2.9 Yrs	3,802	$41.00
				SeD Home, Inc.	Aug 2015 / 5.4 Yrs	2,059	$41.75
				I.A. Donoso & Associates	June 2015 / 3.5 Yrs	2,680	$41.00
				Total Impact Advisors LLC	Mar 2015 / 5.5 Yrs	2,044	$40.00
Bethesda Place II	2000	209,397	98%	Furey, Doolan & Abell, LLP	Oct 2015 / 13.0 Yrs	10,322	$42.00
				NorthMarq Capital	July 2015 / 12.0 Yrs	6,900	$41.25
3 Bethesda Metro Center	1985	366,740	84%	Physician Management Ltd.	June 2015 / 5.0 Yrs	2,070	$42.76

(1)	Source: Appraisal.

(2)	As provided by the borrower.

■	The Borrowers. The borrowers are two tenants in common, Corinthian Bethesda TIC LLC (80%) and Foundation Bethesda TIC LLC (20%), each of which is a single purpose Delaware limited liability company. Corinthian Bethesda TIC LLC and Foundation Bethesda TIC LLC are both managed by Eliot Spitzer personally and 100% owned by The Bernard and Anne Spitzer Charitable Trust, which is the sponsor and guarantor for the One Bethesda Center Loan. Founded in 1952 by Bernard Spitzer, Spitzer Enterprises has a 60+ year history of developing, owning and managing real estate in New York City and Washington, D.C.

■	Escrows. In connection with the origination of the One Bethesda Center Loan, the borrowers funded reserves of (i) $170,686 for real estate taxes, (ii) $74,566 for insurance, (iii) $500,000 for tenant improvements and leasing commissions (the “TI/LC Reserve”), (iv) $46,920 for deferred maintenance, (v) $2,626,413 for outstanding tenant improvements and (vi) $146,680 for outstanding free rent.

Additionally, on each due date, the borrowers are required to fund the following reserves with respect to the One Bethesda Center Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $85,343) will be necessary to pay taxes over the then succeeding 12-month period; (ii) at the option of the lender, if the liability or casualty policy maintained by the borrowers does not constitute an approved blanket or umbrella insurance policy under the One Bethesda Center Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $6,214) will be necessary to pay insurance premiums over the then succeeding 12-month period; (iii) a replacement reserve in the amount of $3,560 and (iv) a tenant improvements and leasing commissions reserve in the amount of $25,000. Further, if on the fourth anniversary of the origination date of the One Bethesda Center Loan, a Specified Tenant (as defined below) has not exercised its right to renew its lease at the One Bethesda Center Property for at least an additional five years, then all funds in the TI/LC Reserve will be required to be transferred to an eligible account held by the lender or servicer and, if the amount of transferred funds is less than $2,000,000, the borrowers will be obligated to post the deficiency (in the form of cash or a letter of credit).

■	Lockbox and Cash Management. The One Bethesda Center Loan is structured with a hard lockbox with springing cash management. The One Bethesda Center Loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrowers with respect to the One Bethesda Center Property be promptly deposited into such lockbox account following receipt. So long as no One Bethesda Center Trigger Period (as defined below) is continuing, all amounts in the lockbox account are required to be swept on each business day to a borrower-controlled operating

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ONE BETHESDA CENTER

account. During the continuance of a One Bethesda Center Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis. Provided no event of default under the One Bethesda Center Loan documents is continuing, such amounts are applied to payment of applicable debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the One Bethesda Center Loan documents exists, funds in the excess cash flow reserve are (i) to the extent a One Bethesda Center Trigger Period is continuing, to be held by the lender as additional collateral and (ii) to the extent no One Bethesda Center Trigger Period exists, to be swept into the borrowers’ operating account. After the occurrence and during the continuance of an event of default under the One Bethesda Center Loan documents, the lender may apply any funds in the cash management account to amounts payable under the One Bethesda Center Loan (and/or toward the payment of expenses of the One Bethesda Center Property), in such order of priority as the lender may determine.

A “One Bethesda Center Trigger Period” means a period: (a) commencing upon the earliest of, (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.30x and (iii) the occurrence of a One Bethesda Center Specified Tenant Trigger Period; and (B) expiring upon (x) with respect to clause (a)(i) above, the cure of such event of default, (y) with respect to clause (a)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and (z) with respect to clause (a)(iii) above, such One Bethesda Center Specified Tenant Trigger Period ceasing to exist.

A “One Bethesda Center Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) a Specified Tenant (as defined below) being in default under the applicable Specified Tenant Lease (as defined below) beyond applicable notice and cure periods set forth in the Specified Tenant Lease, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant Space (as defined below) (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in its premises (unless the applicable Specified Tenant is an investment grade tenant, so long as such Specified Tenant is paying full, unabated rent under its lease), (iii) a Specified Tenant giving written notice that it is terminating its lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect and (v) any bankruptcy or similar insolvency of a Specified Tenant; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which, such evidence will be required to include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to the lender) of (I) the satisfaction of the Specific Tenant Cure Conditions (as defined below) or (II) the borrowers leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the One Bethesda Center Loan documents and the applicable tenant under such lease being in possession of, and open for business (or otherwise operating for the purpose(s) specified within the applicable Specified Tenant Lease) (as defined below) during customary hours in, the space demised under its lease and paying the full amount of the rent due under its lease.

A “Specified Tenant” means, as applicable, (i) The Boston Consulting Group, Inc. and (ii) any other lessee of the Specified Tenant Space (or any portion thereof) whose lease accounts for at least 20% of the total rental income for the One Bethesda Center Property or whose lease demises at least 20% of the leasable square footage of the One Bethesda Center Property, in each case together with any guarantor(s) of the applicable related Specified Tenant Lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all applicable defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of its applicable Specified Tenant Space, occupying the Specified Tenant Space (or applicable portion thereof) for conduct of its business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof) (provided that, with respect to a Specified Tenant that is an investment grade tenant, this clause will be deemed satisfied so long as such Specified Tenant is paying full, unabated rent under its Specified Tenant Lease), (iii) the applicable Specified Tenant has revoked or rescinded any termination or cancellation notices previously delivered by it with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ONE BETHESDA CENTER

bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to a final, non-appealable order of a court of competent jurisdiction and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

“Specified Tenant Lease” means each lease at the One Bethesda Center Property with a Specified Tenant, as the same may have been or may be amended, restated, extended, renewed, replaced or otherwise modified.

“Specified Tenant Space” means the portion of the One Bethesda Center Property demised as of the date of the One Bethesda Center Loan to the initial Specified Tenant pursuant to the Specified Tenant Lease.

■	Property Management. The One Bethesda Center Property is currently managed by Spitzer Engineering LLC and Cushman & Wakefield of Maryland, Inc. Under the One Bethesda Center Loan documents, the One Bethesda Center Property may not be managed by any party other than Spitzer Engineering LLC and/or Cushman & Wakefield of Maryland, Inc. without the lender’s consent; provided, however, that, among other conditions, no event of default under the One Bethesda Center Loan documents exists, the borrowers may replace any such party with a Qualified Manager. A “Qualified Manager” means a person reasonably approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation with respect to the such person). The lender has the right to terminate the property management agreement and replace the property manager or require that the borrowers terminate the property management agreement and replace the property manager upon (i) a default by either property manager beyond all notice and cure periods under the property management agreement (ii) either property manager becoming a debtor in (a) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof of or (b) any voluntary bankruptcy proceeding, (iii) there exists a One Bethesda Center Trigger Period, (iv) either property manager has engaged in fraud, willful misconduct, gross negligence or misappropriation of funds or (v) the debt service coverage ratio is less than 1.30x.

■	Condominium Interest. The One Bethesda Center Property consists of a commercial condominium unit in a mixed use condominium regime in Bethesda, Maryland. There is one other commercial unit (which was previously owned by the borrowers and was transferred to an affiliate of the borrowers immediately prior to the origination of the One Bethesda Center Loan). The condominium regime also consists of 9 adjoining residential units. The borrowers’ unit, C-1, includes an appurtenant interest in the common elements relating to the commercial portion of the condominium regime of approximately 95%, and also includes an appurtenant 88.587% interest in the general common elements of the condominium regime and related voting interests on the condominium board.

■	Mezzanine and Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the One Bethesda Center Property (plus 18 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the (i) 6 months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). The “all-risk” policy containing terrorism insurance is not required to contain a deductible larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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EASTON TOWN CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

EASTON TOWN CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

EASTON TOWN CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

EASTON TOWN CENTER

Easton Town Center
160 Easton Town Center
Columbus, OH 43219
Powell
Westerville
Dublin
Worthington
New Albany
Hilliard
Upper Arlington
Columbus
Gahanna
Bexley
Whitehall
Reynoldsburg
Lincoln Village
Brice
Obetz
Grove City
Groveport
Lockbourne
Canal Winchester
Orient
Sharon Woods Metro Park
Mt Carmel St Ann's
SCHROCK RD
Huber Village Park
Innis wood Metro Gardens
Cooper Park
Karl Plaza Shopping Center
E DUBLIN GRANVILLE RD
Granville Shopping Center
Minerva Park
NORTHLAND
Minerva Lake Golf Course
Woodward Park
Riverlea
Graceland Shopping Center
Kenney Park
Ohio School For The Deaf
The Patio Shops Shopping Center
Fountain Sqaure Shopping Center
Morse Center Shopping Center
MORSE RD
Cherry Bottom Park
Anheuser-Busch Sports Park
Northland Performing Arts Center
CLINTONVILLE
FERRIS RD
Champions Golf Course
Easton Market
Easton Town Center
E COOKE RD
Columbus
Whetstone Park Of Roses
NORTH LINDEN
Northern Lights Shopping Center
Innis Park
MCCUTCHEON RD
Riverside Methodist Hospital
E NORTH BROADWAY ST
OAKLAND PARK AVE
Giant Eagle Center
Bridgeview Golf Course
NORTHEAST
AGLER RD
RIVERVIEW
Union Cemetery
Linden Park
E HUDSON ST
Mock Park
MOCK RD
E LANE AVE
SOUTH LINDEN
Ohio State University
Ohio Stadium
Maloney Park
Ohio Expo Center & State Fair
PORT COLUMBUS INTERNATIONAL AIRPORT
Lennox Town Center
Ohio State University Medical Center
Evergreen Cemetery
Ohio Dominican University
WEINLAND PARK
NORTH CENTRAL
E 5TH AVE
Krumm Park
ITALIAN VILLAGE
VICTORIAN VILLAGE
Eagle Eye Golf Course
Saunders Park
Goodale Park
Nelson Park
Nationwide Arena
Columbus State Community College
NEAR EAST
E BROAD ST
Franklin Park
Wolfe Park
DOWNTOWN
Bexley
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

EASTON TOWN CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	Barclays
Location (City/State)	Columbus, Ohio		Cut-off Date Balance(5)	$45,000,000
Property Type	Retail		Cut-off Date Balance per SF(4)	$259.00
Size (SF)(1)	1,303,073		Percentage of Initial Pool Balance	4.9%
Total Occupancy as of 6/24/2016(2)	97.6%		Number of Related Mortgage Loans	None
Owned Occupancy as of 6/24/2016(2)(3)	96.6%		Type of Security	Fee Simple
Year Built / Latest Renovation	1999 / 2015		Mortgage Rate	3.61590%
Appraised Value	$1,186,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Term (Months)	120

Underwritten Revenues	$78,773,625
Underwritten Expenses	$26,733,883	Escrows(6)
Underwritten Net Operating Income (NOI)	$52,039,741		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$49,759,364	Taxes	$0	$0
Cut-off Date LTV Ratio(4)	28.5%	Insurance	$0	$0
Maturity Date LTV Ratio(4)	28.5%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(4)	4.21x / 4.02x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	15.4% / 14.7%	Other	$7,161,275	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$700,000,000	100.0%	Loan Payoff	$425,364,813	60.8%
			Principal Equity Distribution	262,909,603	37.6
			Upfront Reserves	7,161,275	1.0
			Closing Costs	4,564,309	0.7
Total Sources	$700,000,000	100.0%	Total Uses	$700,000,000	100.0%

(1)	The Easton Town Center Property Size (SF) represents the square footage that serves as collateral for the Easton Town Center Loan Combination (as defined below). Inclusive of non-owned collateral, the total square footage is 1,797,744 SF.
(2)	Total Occupancy and Owned Occupancy exclude 6,917 SF attributable to Aeropostale and PacSun, who have filed for bankruptcy. Both tenants have been underwritten as vacant, though they are in occupancy, paying rent and are not included on any closure lists. Total Occupancy and Owned Occupancy include three tenants, La Senza/Bath & Body Works/White Barn Candle (9,523 SF), Lilly Pulitzer (2,331 SF) and Zest Juice Bar (1,227 SF), collectively representing approximately 1.0% of the net rentable area. Two of the tenants are not yet in occupancy, but Zest Juice Bar is in occupancy. La Senza/Bath & Body Works/White Barn Candle is expected to take occupancy and begin paying rent on November 2, 2016. Lilly Pulitzer is expected to take occupancy and begin paying rent on February 14, 2017. Zest Juice Bar has taken occupancy and has begun paying rent.
(3)	Owned Occupancy as of 6/24/2016 is based on 1,281,179 SF, excluding 21,894 SF of storage space.
(4)	Calculated based on the aggregate outstanding principal balance of the Easton Town Center A Notes.
(5)	The Cut-off Date Balance of $45,000,000 is evidenced by the non-controlling note A-1-B-1 which is part of a loan combination evidenced by six senior pari passu notes totaling $337,500,000 and two junior notes totaling $362,500,000. The related companion loans are evidenced by (i) the controlling note A-1-A and the non-controlling notes A-2-A, B-1 and B-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $512,500,000, and were contributed to the BBCMS 2016-ETC securitization transaction, (ii) the non-controlling notes A-1-B-2 and A-1-B-3, which have outstanding principal balances as of the Cut-off Date of $45,000,000 and $22,500,000, respectively, are currently held by Barclays Bank PLC and are expected to be contributed to one or more future commercial mortgage securitization transactions, and (iii) the non-controlling note A-2-B, which has an outstanding principal balance as of the Cut-off Date of $75,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to the MSBAM 2016-C30 securitization transaction. See “—The Mortgage Loan” below.
(6)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Easton Town Center Loan”) is part of a loan combination (the “Easton Town Center Loan Combination”) evidenced by (i) six senior pari passu notes (note A-1-A, note A-2-A, note A-1-B-1, note A-1-B-2, note A-1-B-3 and note A-2-B, collectively, the “Easton Town Center A Notes”) with a combined outstanding principal balance as of the Cut-off Date of $337,500,000, and (ii) two junior notes (note B-1 and note B-2, collectively, the “Easton Town Center B Notes”) with a combined outstanding principal balance as of the Cut-off Date of $362,500,000. The Easton Town Center B Notes are subordinate to the Easton Town Center A Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The Easton Town Center Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the Easton Town Center Loan Combination is $700,000,000. The Easton Town Center Loan Combination is secured by the Borrower’s (as defined below) fee simple interest in a 1,303,073 SF urban streetscape retail center located in Columbus, Ohio (the “Easton Town Center Property”). The Easton Town Center Loan (evidenced by note A-1-B-1), which represents a non-controlling interest in the Easton Town Center Loan Combination, will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 4.9% of the Initial Pool Balance. The related companion loans (collectively, the “Easton Town Center Companion Loans”) are evidenced by (i) the controlling note A-1-A and the non-controlling notes A-2-A, B-1 and B-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $512,500,000 and were contributed to the BBCMS 2016-ETC securitization transaction, (ii) the non-controlling notes A-1-B-2 and A-1-B-3, which have outstanding principal balances as of the Cut-off Date of $45,000,000 and $22,500,000, respectively, are currently held by Barclays Bank PLC and are expected to be contributed to one or more future commercial mortgage securitization transactions, and (iii) the non-controlling note A-2-B, which has an outstanding principal balance as of the Cut-off Date of $75,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to the MSBAM 2016-C30 securitization transaction. The Easton Town Center Loan Combination was originated by Barclays Bank PLC and Morgan Stanley Bank, N.A. on July 28,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

EASTON TOWN CENTER

2016. Each note evidencing the Easton Town Center Loan Combination has an interest rate of 3.61590% per annum. The Borrower utilized the proceeds of the Easton Town Center Loan Combination to refinance the existing debt on the Easton Town Center Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Easton Town Center Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Easton Town Center Loan requires interest only payments on each due date. The scheduled maturity date of the Easton Town Center Loan is the due date in August 2026. Provided that no event of default has occurred and is continuing under the Easton Town Center Loan documents, at any time after the earlier of July 28, 2019 and the second anniversary of the securitization of the last portion of the Easton Town Center Loan Combination, the Easton Town Center Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Easton Town Center Loan documents. Provided that no event of default has occurred and is continuing under the Easton Town Center Loan documents, at any time prior to the open period, the Easton Town Center Loan may be prepaid in whole or in part in increments of not less than $5,000,000, as long as such prepayment is accompanied with the payment of the greater of a yield maintenance premium or 1%. In addition, the Easton Town Center Loan may be prepaid with the payment of the greater of a yield maintenance premium or 1% in order to maintain a debt service coverage ratio of at least 1.20x or to achieve a debt service coverage ratio of at least 1.25x if a Reserve Trigger Event (as defined below) is then in effect. Provided that no event of default has occurred and is continuing under the Easton Town Center Loan documents, voluntary prepayment of the Easton Town Center Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in February 2026.

■	The Mortgaged Property. The Easton Town Center Property is an urban streetscape retail center located within a larger master planned community in Columbus, Ohio. The Easton Town Center Property is located approximately 10 miles northeast of downtown Columbus and five miles north of the John Glenn Columbus International Airport. According to the sponsor, the Easton Town Center Property draws more than 22.5 million visitors annually and, according to a third party report, the Easton Town Center is listed as the #1 attraction of “Top 10 Attractions in Columbus.” The International Council of Shopping Centers honored the Easton Town Center Property with the “Award for Innovative Design” shortly after opening. Major retailers at the Easton Town Center Property include AMC 30, American Girl, Louis Vuitton, Lululemon, Burberry, Tiffanys and Tesla, among others. Additionally, the Easton Town Center Property features a range of restaurants and food court tenants, including Brio Tuscan Grille, California Pizza Kitchen, Kona Grill, Smith & Wollensky, Mitchells Ocean Club, McCormick & Schmick and Melting Pot. The Easton Town Center Property provides approximately 7,926 parking spaces, resulting in a parking ratio of approximately 6.1 spaces per 1,000 SF of net rentable area.
As of June 24, 2016, the Easton Town Center Property was approximately 96.6% leased by 212 tenants. Gross mall sales for all tenants that had reported as of the trailing 12 month period ending April 30, 2016 were approximately $640.3 million. In-line sales per SF for comparable stores occupying less than 10,000 SF, including Apple and Tesla, was approximately $742, with an occupancy cost of 11.1% (excluding Apple and Tesla, in-line sales per SF for comparable stores occupying less than 10,000 SF was $629, with an occupancy cost of 13.0%). From 2013 to TTM April 2016, the total in-line sales per SF for comparable stores occupying less than 10,000 SF, excluding Apple and Tesla, have increased from $246.9 million to $305.0 million, representing an increase of 23.5%. As of the TTM April 2016, Apple and Tesla reported total sales of approximately $63.1 million.

The Easton Town Center Property originally opened in 1999 and has had various capital improvements since opening. From 2010 to 2015, the sponsor has spent approximately $80.0 million renovating, expanding, maintaining, upgrading and improving the Easton Town Center Property. The Easton Town Center Property is part of a larger master-planned development comprised of more than 4.2 million SF of Class A office space, 750 luxury residential units, three hotels offering over 590 rooms and 40,000 SF of conference facilities and a complementary retail component.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

EASTON TOWN CENTER

The following table presents certain information relating to the major tenants at the Easton Town Center Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occupancy Cost(3)	Renewal / Extension Options
AMC 30(4)(5)	NR / NR / NR	134,000	10.3%	$4,152,660	8.2%	$30.99	12/31/2029	$501,200	35.3%	3, 5-year options
Forever 21(6)	NR / NR / NR	28,111	2.2	1,311,916	2.6	46.67	1/31/2021	$300	15.6%	NA
Express(7)	NR/ NR / NR	12,635	1.0	975,302	1.9	77.19	1/31/2023	$545	19.2%	NA
H&M(8)	NR/ NR / NR	20,177	1.6	945,150	1.9	46.84	1/31/2021	$395	11.9%	NA
Victoria’s Secret(9)	BB+ / Ba1 / BB+	16,191	1.2	841,360	1.7	51.96	1/31/2023	$523	14.5%	NA
Apple(10)	NR / Aa1 / AA+	8,537	0.7	766,964	1.5	89.84	1/31/2023	$4,686	1.9%	1, 5-year option
Abercrombie & Fitch(11)	NR / BB- / NR	14,984	1.2	749,200	1.5	50.00	1/31/2017	$280	26.0%	NA
Barnes & Noble(12)	NR / NR / NR	34,991	2.7	725,861	1.4	20.74	8/31/2019	$218	14.8%	4, 5-year options
Anthropologie	NR / NR / NR	10,713	0.8	700,291	1.4	65.37	1/31/2018	$348	18.8%	1, 5-year option
Crate and Barrel(13)	NR / NR / NR	23,843	1.8	700,000	1.4	29.36	1/31/2021	$281	12.6%	2, 5-year options
Ten Largest Tenants		304,182	23.3%	$11,868,705	23.3%	$39.02
Remaining Tenants		933,149	71.6	39,101,725	76.7	41.90
Storage		21,894	1.7	0	0.0	0.00
Vacant		43,848	3.4	0	0.0	0.00
Total / Wtd. Avg. All Tenants(14)		1,303,073	100.0%	$50,970,430	100.0%	$41.19

(1)	Based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales $ per SF/Screen and Occupancy Cost represent sales for the trailing 12-month period ending April 30, 2016 for all tenants.
(4)	Tenant Sales $ per SF/Screen reflects sales per screen for AMC 30. Tenant Sales $ per SF/screen is based on a total of 30 screens.
(5)	AMC 30 may reduce its base rent by 25% if at any time less than 60,000 SF at the Easton Town Center Property (not including the AMC 30’s premises) is open to the public for business. If such condition persists for 180 consecutive days, the tenant may go dark until the requirement is satisfied.
(6)	Forever 21 has the right to terminate its lease if (a) Nordstrom and Macy’s are not open and operating and (b) the occupancy rate at the Easton Town Center Property falls below 75% of the leasable area (50% of which must be national or large regional chains), not including the premises of the anchor tenants, and such occupancy rate continues for with respect to (a) 18 months and (b) nine months.
(7)	Express has the right to terminate its lease if (a) at least one anchor tenant is not open and operating and/or (b) the occupancy rate at the Easton Town Center Property falls below 75% of the leasable area, not including the premises of the anchor tenants, and such occupancy rate continues for 12 months.
(8)	H&M has the right to terminate its lease if (a) Macy’s is not open and operating and (b) the occupancy rate at the Easton Town Center Property falls below 80% of the leasable area, not including the premises of the anchor tenants and temporary tenants, and such occupancy rate continues for 18 months.
(9)	Victoria’s Secret has the right to terminate its lease if the occupancy rate at the Easton Town Center Property falls below 75% and continues for more than 270 days with 30 days notice to the Borrower.
(10)	Apple has the right to terminate its lease if (a) at least one department store is not open and operating and (b) the occupancy rate at the Easton Town Center Property falls below 80% of the leasable area, and such occupancy rate continues for more than 12 months.
(11)	Abercrombie & Fitch has the right to terminate its lease if the occupancy rate at the Easton Town Center Property falls below 75% and such occupancy rate continues for more than nine months.
(12)	Barnes & Noble has the right to terminate its lease if (a) AMC 30 is not actively occupied and open for business or (b) there are three full-service restaurants greater than 5,000 SF each not actively occupied and open for business, and such condition continues for more than 20 months.
(13)	Crate and Barrel has the right to terminate its lease if (a) at least one tenant occupying 30,000 SF or more is not open and operating and (b) the occupancy rate at the Easton Town Center Property falls below 80% of the leasable area, not including the premises of the anchor tenants and temporary tenants, and such occupancy rate continues for 18 months.
(14)	Total / Wtd. Avg. All Tenants UW Base Rent $ per SF excludes Storage GLA.

The following table presents the lease rollover schedule at the Easton Town Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	24,617	1.9%	1.9%	$342,000	0.7%	$13.89	4
2016	7,430	0.6	2.5%	198,170	0.4	$26.67	2
2017	79,488	6.2	8.7%	3,173,010	6.2	$39.92	15
2018	112,979	8.8	17.5%	3,485,551	6.8	$30.85	18
2019	113,655	8.9	26.4%	4,519,293	8.9	$39.76	25
2020	130,657	10.2	36.6%	4,662,797	9.1	$35.69	25
2021	219,130	17.1	53.7%	8,719,061	17.1	$39.79	28
2022	57,801	4.5	58.2%	3,168,037	6.2	$54.81	13
2023	116,767	9.1	67.3%	6,995,401	13.7	$59.91	24
2024	118,194	9.2	76.5%	5,132,920	10.1	$43.43	31
2025	71,644	5.6	82.1%	3,280,005	6.4	$45.78	13
2026	45,680	3.6	85.7%	2,722,180	5.3	$59.59	10
2027 & Thereafter	139,289	10.9	96.6%	4,572,003	9.0	$32.82	4
Vacant(2)	43,848	3.4	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.(3)	1,281,179	100.0%		$50,970,430	100.0%	$41.19	212

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.
(2)	Vacant Expiring Owned GLA includes 6,917 SF attributable to Aeropostale and PacSun, who have filed for bankruptcy. Both tenants have been underwritten as vacant, though they are in occupancy, paying rent and are not included on any closure lists.
(3)	Total Expiring Owned GLA excludes 21,894 SF of storage space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

EASTON TOWN CENTER

The following table presents certain information relating to historical leasing at the Easton Town Center Property:

Historical Leased %(1)(2)

	2013	2014	2015	As of 6/24/2016
Owned Space	98.5%	98.3%	98.0%	96.6%(3)

(1)	As provided by the Borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Historical Occupancy and Occupancy as of 6/24/2016 excludes 21,894 SF of storage space.
(3)	Occupancy as of 6/24/2016 excludes 6,917 SF attributable to Aeropostale and PacSun, who have filed for bankruptcy. Both tenants have been underwritten as vacant, though they are in occupancy, paying rent and are not included on any closure lists. Occupancy as of 6/24/2016 includes three tenants, La Senza/Bath & Body Works/White Barn Candle (9,523 SF), Lilly Pulitzer (2,331 SF) and Zest Juice Bar (1,227 SF), collectively representing approximately 1.0% of the net rentable area. Two of the tenants are not yet in occupancy, but Zest Juice Bar is in occupancy. La Senza/Bath & Body Works/White Barn Candle is expected to take occupancy and begin paying rent on November 2, 2016. Lilly Pulitzer is expected to take occupancy and begin paying rent on February 14, 2017. Zest Juice Bar has taken occupancy and has begun paying rent.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Easton Town Center Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 4/30/2016	Underwritten	Underwritten $ per SF
Base Rent(2)(3)(4)	$43,961,285	$47,139,823	$48,613,606	$49,309,396	$50,970,430	$39.12
Gross Up Vacancy	0	0	0	0	3,987,780	3.06
Total Rent	$43,961,285	$47,139,823	$48,613,606	$49,309,396	$54,958,210	$42.18
CAM Reimbursements	10,751,516	11,515,351	11,871,221	11,845,247	12,108,024	9.29
Percentage Rent	1,284,571	2,214,903	2,121,003	2,200,630	2,010,379	1.54
Other Reimbursements(5)	11,477,985	11,046,283	10,642,393	10,599,537	10,594,332	8.13
Net Rental Income	$67,475,357	$71,916,360	$73,248,223	$73,954,810	$79,670,945	$61.14
Vacancy/Credit Loss	0	0	0	0	(3,987,780)	(3.06)
Other Income(6)	3,129,558	3,021,258	3,073,530	3,087,288	3,090,460	2.37
Effective Gross Income	$70,604,915	$74,937,618	$76,321,753	$77,042,098	$78,773,625	$60.45

Total Expenses	$27,436,210	$27,593,401	$28,187,578	$27,974,389	$26,733,883	$20.52

Net Operating Income	$43,168,705	$47,344,217	$48,134,175	$49,067,709	$52,039,741	$39.94
TI/LC	0	0	0	0	1,954,610	1.50
Replacement Reserves	0	0	0	0	325,768	0.25
Net Cash Flow	$43,168,705	$47,344,217	$48,134,175	$49,067,709	$49,759,364	$38.19

(1)	Certain items such as bad debt expense, non-recoverable tax expense, venture management fees, termination fees and income from subsidiaries were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Historical Base Rent includes any rent abatements provided to tenants.
(3)	Underwritten Base Rent includes rent steps through June 2017 totaling $1,413,048.
(4)	Underwritten Base Rent includes $795,900 of rent for three tenants, La Senza/Bath & Body Works/White Barn Candle, Lilly Pulitzer and Zest Juice Bar, which have executed leases, but had not yet taken occupancy of their space as of June 24, 2016. Two of the tenants are not yet in occupancy, but Zest Juice Bar is in occupancy.
(5)	Other Reimbursements include real estate taxes, insurance, electric and AMC 30’s 2016 forecasted escalator reimbursement.
(6)	Other Income primarily includes income attributable to storage rent, temporary tenants, marketing income from tenants, parking income and other non- rental income.

■	Appraisal. According to the appraisal, the Easton Town Center Property had an “as-is” appraised value of $1,186,000,000 as of July 12, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated July 14, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action.

■	Market Overview and Competition. The Easton Town Center Property is located in Columbus, Ohio within the northeast portion of the Columbus core-based statistical area. Regional access to the area is provided by Interstate-270 and Interstate-70. The Easton Town Center Property is located off of Exit 33 on Interstate-270, which acts as a beltway to the city of Columbus. Per Ohio’s Department of Transportation, Interstate 270’s Exit 33 has an annual traffic count that averages approximately 57.3 million vehicles per year (approximately 157,070 vehicles per day). The city of Columbus is also serviced by two airports and three regional railroad companies. According to the appraisal, the trade area within a 15-mile radius contains approximately 1.4 million people, with an average household income of $77,922 as of 2015.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

EASTON TOWN CENTER

The following table presents certain information relating to the primary competition for the Easton Town Center Property:

Competitive Set(1)

	Easton Town Center Property	Polaris Fashion Place	Mall at Tuttle Crossing	Eastland Mall
Proximity (miles)	-	7.0	11.0	9.0
Year Built / Renovated	1999 /2015	2001 / NA	1997 / NA	1968 / 2005
Total GLA	1,797,744(2)(3)	1,571,256	1,121,351	999,189
Total Occupancy	97.6%(2)(3)	98%	96%	47%
Anchors	Macy’s, Nordstrom, AMC 30, Lifetime Fitness(2)	Field & Stream, JCPenney, Macy’s, Sak’s Fifth Avenue, Sears, Von Maur	JCPenney, Sears, Macy’s	Macy’s, Sears

(1)	Source: Appraisal.
(2)	Source: Rent Roll dated June 24, 2016.
(3)	Total GLA and Total Occupancy are inclusive of non-owned collateral tenants.

■	The Borrower. The borrowers are Easton Town Center II, LLC, ETCBW, LLC, ETC Dime, LLC and ETC Fenlon, LLC, each a single-purpose, single-asset Delaware limited liability company (collectively, the “Borrower”). Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Easton Town Center Loan. Easton Town Center II, LLC owns the equity interest in Easton Town Center III, LLC (the “Lifetime Fitness Fee Owner”), which in turn owns the fee interest in the Lifetime Fitness parcel that is ground leased to LTF Real Estate Company, Inc. The equity interest in the Lifetime Fitness Fee Owner is pledged as collateral for the Easton Town Center Loan Combination. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Retail Properties” in the Preliminary Prospectus. The ground leasehold interest held by Lifetime Fitness is subject to a leasehold mortgage in favor of another lender. Additionally, the ground lease prohibits the Lifetime Fitness Fee Owner from mortgaging its fee interest and requires the Lifetime Fitness Fee Owner to subject its fee interest to the leasehold mortgage in certain circumstances. There is no non-recourse carveout guarantor for the Easton Town Center Loan. The sponsors on the Easton Town Center Loan Combination are L Brands, Inc. (“LBI”) and certain principals of The Georgetown Company, including Marshall Rose, either individually or as a trustee of the Wendi Rose 1972 Trust and Andrew Rose 1972 Trust, and/or Adam Flatto (“The Georgetown Company”). LBI was founded in 1963 by Leslie Wexner in Columbus, Ohio where it remains headquartered. As of January 30, 2016, LBI’s products are sold in more than 700 franchised locations worldwide. LBI owns Victoria’s Secret, PINK, Bath & Body Works, White Barn Candles, La Senza and Henri Bendel, all of which are tenants at the Easton Town Center Property. For the fiscal year ended January 30, 2016, LBI reported net sales of approximately $12.2 billion, operating income of approximately $2.2 billion and net operating income of approximately $1.3 billion, an increase of approximately 6.1%, 12.2% and 20.2%, respectively, from the fiscal year ended January 31, 2015. Founded in 1978, The Georgetown Company is a privately-held real estate company that owns, develops and manages commercial real estate, in addition to actively developing, acquiring and disposing of commercial real estate. The Georgetown Company and its principals have overseen, developed and managed over 20 million square feet of office, residential, retail and recreational properties.

■	Escrows. On the origination date of the Easton Town Center Loan, the Borrower funded a reserve of $7,161,275 for existing and outstanding tenant improvements and leasing commissions.

Additionally, on each due date: (A) the monthly tax reserve is waived so long as no Reserve Trigger Event (as defined below) exists; (B) the monthly insurance reserve is waived so long as (i) no Reserve Trigger Event exists or (ii) the Borrower provides satisfactory evidence that the Easton Town Center Property is insured under an acceptable blanket policy in accordance with the Easton Town Center Loan documents; (C) the monthly replacement reserve is waived so long as no Reserve Trigger Period exists under the Easton Town Center Loan documents and following the occurrence and during the continuance of a Reserve Trigger Period, the Borrower is required to deposit $21,353 per month ($0.20 per collateral SF, less the storage space of 21,894 SF annually) for replacement reserves, subject to a cap of $512,472 ($0.40 per SF); and (D) following the occurrence and during the continuance of a Reserve Trigger Period, the Borrower is required to deposit $160,147 per month ($1.50 per collateral SF, less the storage space of 21,894 SF annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $3,843,537 ($3.00 per SF).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

EASTON TOWN CENTER

A “Reserve Trigger Event” means, (a) that as of the date of determination, the debt service coverage ratio based on the trailing 12 month period immediately preceding the date of such determination is less than 1.20x for two consecutive calendar quarters or (b) an event of default.

A “Reserve Trigger Period” means the period commencing on the occurrence of a Reserve Trigger Event and continuing until the achievement of a debt service coverage ratio of 1.25x or greater for two consecutive calendar quarters based on the trailing 12 month period immediately preceding the date of determination and provided that no event of default has occurred and is continuing.

■	Lockbox and Cash Management. The Easton Town Center Loan documents require a hard lockbox with springing cash management. The Easton Town Center Loan documents require the Borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the Borrower with respect to the Easton Town Center Property be deposited into such lockbox account within three business days after receipt of sums. If no Lockbox Event (as defined below) is continuing, the funds in the lockbox account are swept to an account controlled by the Borrower. During a Lockbox Event, all rents will be swept into a segregated cash management account and held in trust and for the benefit of the lender on each business day, or if it is not a business day, the preceding business day. The designated agent for the benefit of the lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account (with respect to a Reserve Trigger Event, after payment of debt service, required reserves and budgeted operating expenses) will be held as additional security for the Easton Town Center Loan.

A “Lockbox Event” exists upon (a) an event of default and continues until the acceptance by the lender of a cure of such event of default in accordance with the Easton Town Center Loan documents or (b) the debt service coverage ratio as calculated under the Easton Town Center Loan documents is less than 1.20x for two consecutive quarters and continues until either (i) the debt service coverage ratio as calculated under the Easton Town Center Loan documents is greater than or equal to 1.25x for two consecutive quarters or (ii) cash in an amount that would be necessary to prepay the Easton Town Center Loan Combination in order to achieve a debt service coverage ratio equal to 1.25x is deposited in a reserve.

■	Property Management. The Easton Town Center Property is managed by Steiner Real Estate Services, LLC, an affiliate of the Borrower. The lender has the right to terminate the property management agreement and require the Borrower to replace the property manager with a qualified manager if (i) an event of default has occurred, (ii) the property manager becomes insolvent or a debtor in a bankruptcy action or proceeding and (iii) an event of default has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods. So long as Steiner Real Estate Services, LLC is the manager and the sponsor owns at least 50.1% of the Borrower, the lender does not have the right to terminate the property management agreement for an event of default under the property management agreement unless such event of default would have a material adverse effect on the use and operation of the Easton Town Center Property or the financial condition of the Borrower.

■	Release of Collateral. Provided no event of default has occurred and is continuing under the Easton Town Center Loan Combination, the Borrower has the right to (a) obtain the release of up to 25,000 square feet of income-producing parcels at the Easton Town Center Property and (b) transfer such income-producing parcels to third parties for the purpose of the transferee erecting and operating additional structures consistent with a retail or mixed use project, provided that (i) the Borrower provides at least 30 days’ notice specifying and describing the proposed usage of the release parcel(s) and said parcel(s) will not materially affect utility and operation of the Easton Town Center Property, (ii) the Borrower provides a rating agency confirmation, (iii) the Borrower provides a REMIC opinion, (iv) the Borrower will prepay the Easton Town Center Loan Combination in an amount which will result in a debt yield of at least 7.47%; however, if the debt yield immediately prior to such release is greater than or equal to 7.47%, the Borrower will not be required to make a prepayment in connection with such release, (v) the loan-to-value ratio immediately after the release will be less than or equal to 125.0%, provided that the Borrower prepays the loan with a yield maintenance premium in an amount as defined in the REMIC code, (vi) the Borrower provides evidence that the remaining property continues to conform and comply with any requirements as set forth in the Easton Town Center Loan documents, (vii) not less than 25.1% of the direct or indirect interest in the Borrower are owned by the sponsor and (viii) the satisfaction of any other conditions set forth in the Easton Town Center Loan documents. In addition, provided no event of default has occurred and is continuing under the Easton Town Center Loan documents, the Borrower has the right to (a) obtain the release of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

EASTON TOWN CENTER

non-income producing parcel(s) as defined in the Easton Town Center Loan documents and (b) transfer such non-income producing parcels to third parties for the purpose of the transferee erecting and operating additional structures consistent with a retail or mixed use project, provided that (i) the Borrower provides at least 30 days’ notice specifying and describing the proposed usage of the release parcel(s) and said parcel(s) will not materially affect utility and operation of the Easton Town Center Property, (ii) the Borrower prepays the Easton Town Center Loan Combination in an amount which will result in a debt yield of at least 7.47%; however, if the debt yield immediately prior to such release is greater than or equal to 7.47%, the Borrower will not be required to make a prepayment in connection with such release, (iii) the loan-to-value ratio immediately after the release will be less than or equal to 125.0%, provided that the Borrower prepays the loan with a yield maintenance premium in an amount as defined in the REMIC code and (iv) evidence is provided that the remaining property continues to conform and comply with any requirements as set forth in the Easton Town Center Loan documents.

■	Condominium Development. One of the buildings at the Easton Town Center Property, representing approximately 1.6% of the net rentable area and approximately 1.9% of the underwritten base rent, consists of a retail unit of a two-unit condominium. The two-unit condominium is comprised of a retail unit, which is part of the Easton Town Center Property, and a parking garage unit, which is not part of the collateral securing the Easton Town Center Loan Combination. The condominium is controlled by the owner of the parking garage unit.

■	Mezzanine or Secured Subordinate Indebtedness. Provided no event of default has occurred and is continuing and upon written notice being provided to the lender, the Borrower is permitted to incur future mezzanine indebtedness, provided that (a) mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (b) the mezzanine loan will have a term that is at least co-terminus with the Easton Town Center Loan, (c) the loan-to-value ratio will not be greater than 56.5%, (d) the debt service coverage ratio will not be less than 2.14x, (d) a rating agency confirmation is delivered and (e) any other requirements as stated under the Easton Town Center Loan documents are met.

■	Terrorism Insurance. The Borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Easton Town Center Property. If TRIPRA is not in effect, the Borrower is not required to pay annual premiums in excess of 200% of the then-current annual insurance premiums payable by the Borrower for the policies insuring only the Easton Town Center Property on a stand-alone basis in order to obtain the terrorism coverage and, if the cost of terrorism insurance exceeds such cap, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such cap. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

COLLEGE BOULEVARD PORTFOLIO

7101 College Boulevard

Commerce Plaza I & II

First State Bank

ARROWHEAD

Financial Plaza II & III

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

College Boulevard Portfolio
Commerce Plaza I

Floor	Tenants					
9	True North Hotel Group, Inc. 1,864 SF Exp. 4/2018	SearchROI, LLC 4,332 SF Exp. 1/2019	Charles Hyland Daniel Doherty 1,240 SF Exp. 12/2017	Silvergate Pharmaceuticals 3,216 SF Exp. 1/2018	SearchROI, LLC 3,419 SF Exp. 1/2019	True North Hotel Group, Inc. 4,128 SF Exp. 4/2018
8	Right Management Inc. 8,836 SF Exp. 12/2020	Accenture, LLP 6,785 SF Exp. 8/2021	The ETF Store, Inc. 2,599 SF Exp. 10/2018			
7	RGN-Overland Park II, LLC 18,110 SF Exp. 3/2018					
6	Walsworth Publishing Company, Inc. 18,096 SF Exp. 8/2020					
5	Vacant 2,540 SF	Trinity Planning & Pegasus 5,540 SF Exp. 5/2017	Premier Tech, Inc. 2,127 SF Exp. 3/2018	EverBank 2,457 SF Exp. 2/2019	Massachusetts Mutual Life Insurance 1,764 SF Exp. 10/2016	Reliance Standard Life Insurance 3,647 SF Exp. 8/2017
4	Odyssey Reinsurance Company 15,780 SF Exp. 10/2019	EIP Corp. 2,487 SF Exp. 4/2020				
3	Employers Mutual Casualty Company 18,162 SF Exp. 1/2021					
2	Principal Life Insurance Company 16,706 SF Exp. 2/2019					
1	Canon Solutions America, Inc. 5,108 SF Exp. 11/2020	Volt Information Sciences, Inc. 3,479 SF Exp. 5/2018	Principal Life Insurance Company 4,000 SF Exp. 2/2019			
Not Assigned	True North Hotel Group, Inc. (Storage) 1,673 SF Exp. 4/2018					

VACANT | 2016 – 2017 | 2018 – 2019 | 2020 – 2021

College Boulevard Portfolio
Commerce Plaza II

Floor	Tenants				
7	AXA Equitable Life Insurance Company 9,397 SF Exp. 5/2018	Vacant 2,383 SF	Lake Superior Consulting 1,198 SF Exp. 3/2017	Smithyman & Zakoura, P.A. 5,356 SF Exp. 12/2017	Cardinal Health 127, Inc. 2,666 SF Exp. 7/2021
6	Simpson, Logback, Lynch, Norris, P.A. 15,187 SF Exp. 1/2019	Connecticut General Life Insurance Co. 3,782 SF Exp. 1/2022			
5	Connecticut General Life Insurance Co. 7,393 SF Exp. 1/2022	Cardinal Health 127, Inc. 10,131 SF Exp. 7/2021	Gold Crown Properties, Inc. 1,434 SF Exp. 11/2017		
4	Connecticut General Life Insurance Co. 19,102 SF Exp. 1/2022				
3	Cardinal Health 127, Inc. 18,998 SF Exp. 7/2021				
2	HMN Architects 17,667 SF Exp. 9/2019				
1	Cardinal Health 127, Inc. 9,814 SF Exp. 7/2021	Junara, LLC 1,272 SF Exp. 11/2019	Adecco USA, Inc 1,590 SF Exp. 8/2016		

VACANT | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

College Boulevard Portfolio
Financial Plaza II

Floor						
7	Liberty Mutual Insurance Company 9,015 SF Exp. 2/2017	Stantec Consulting Services Inc. 4,938 SF Exp. 3/2021	Vacant 801 SF			
6	Hinkle Law Firm, LLC 3,948 SF Exp. 10/2019	Vacant 4,365 SF	Kyocera Communications, Inc. 2,947 SF Exp. 2/2018	VCapital Management, LLC 3,946 SF Exp. 12/2022		
5	Standard Insurance Company 5,859 SF Exp. 12/2018	Vacant 9,335 SF				
4	Vacant 3,618 SF	First Bankers' Banc Securities, Inc. 2,734 SF Exp. 12/2017	JPMorgan Chase Bank, N.A. 7,360 SF Exp. 3/2018	Edward D. Jones & Co., L.P. 1,308 SF Exp. 5/2019		
3	Heartland Credit Union Association 3,302 SF Exp. 9/2021	Systena America, Inc. 2,111 SF Exp. 3/2018	Atlantic Specialty Insurance Company 6,714 SF Exp. 4/2019	Vacant 2,841 SF		
2	V Wealth Management, LLC 7,331 SF Exp. 1/2017	Vacant 3,695 SF	All Environmental, Inc. 664 SF Exp. 10/2017	Centric Actuarial Solutions, LLC 636 SF Exp. 1/2019	Block Real Estate Services, LLC 1,115 SF MTM	The Diamond World Inc. 899 SF Exp. 5/2017
1	First State Bank of St. Charles 9,996 SF Exp. 11/2017	At-Tech Staffing Services, Inc. 2,021 SF Exp. 6/2017	First State Bank of St. Charles 1,518 SF Exp. 11/2017	Alpha Title, LLC 2,016 SF Exp. 8/2018		

VACANT | MTM | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

College Boulevard Portfolio
Financial Plaza III

Floor							
10	Arrowhead General Insurance Agency, Inc. 15,020 SF Exp. 9/2022						
9	Arrowhead General Insurance Agency, Inc. 6,936 SF Exp. 9/2022	Center for Fiduciary Management, LLC 1,481 SF Exp. 5/2017	Edward D. Jones & Co., L.P. 1,382 SF Exp. 9/2017	Arrowhead General Insurance Agency, Inc. 2,121 SF Exp. 9/2022	Home Rental Services, Inc. 2,552 SF Exp. 2/2019		
8	First Investors Corporation 2,596 SF Exp. 12/2019	Charles Dryer 1,188 SF Exp. 1/2021	Pierre Badertscher 1,236 SF Exp. 4/2018	Forbes Law Group, LLC 2,170 SF Exp. 12/2016	Vacant 1,763 SF	Partners, Inc. 2,863 SF Exp. 7/2017	National Life Insurance 2,296 SF Exp. 12/2018
7	Federated Mutual Insurance Company 9,147 SF Exp. 11/2016	Affinity Lending Solutions, LLC 4,348 SF Exp. 5/2017	Vacant 947 SF				
6	Foy Consulting & Engineering, LLC 3,685 SF Exp. 12/2017	Radius Reimbursement Services, LLC 6,293 SF Exp. 1/2019	Vacant 3,431 SF	Menufy.com, LLC 1,460 SF Exp. 3/2017			
5	Huawei Device USA, Inc. 4,744 SF Exp. 10/2016	Ankerholz & Smith 1,958 SF Exp. 8/2017	USI Insurance Services LLC 1,695 SF Exp. 4/2016	Challenger Investments 793 SF Exp. 9/2017	A/R Allegiance Group, LLC 1,758 SF Exp. 6/2020	Recovery Data Connect, LLC 2,221 SF Exp. 5/2017	Midwest Equity Mortgage 1,586 SF Exp. 4/2017
4	Transcend Population Health Management, LLC 3,944 SF Exp. 10/2020	Baker Group M&A Consultants, Inc. 2,279 SF Exp. 12/2016	SCL Americas Inc. 1,169 SF Exp. 1/2018	Location Labs, Inc. 1,000 SF Exp. 8/2016	Priority Logistics, Inc. 5,787 SF Exp. 1/2020		
3	The Cottonwood Group, LLC 6,937 SF Exp. 6/2017	McNearney, Pittenger & Associates, LLC 4,061 SF Exp. 10/2020	PCM, LLC 3,321 SF Exp. 9/2020				
2	American Equity Mortgage, Inc. 3,889 SF Exp. 12/2018	American Diabetes Association 2,023 SF Exp. 1/2018	MajorWestcott Group LLc 1,139 SF Exp. 12/2017	Glenn J. Person, Inc. 653 SF Exp. 4/2019	Sonamu, Inc. 1,179 SF Exp. 5/2017	Sharp McQueen, P.A. 3,308 SF Exp. 3/2019	Conference Room 947 SF
1	Spencer Reed Group, LLC 8,869 SF Exp. 3/2017	Capital City Bank 5,581 SF Exp. 8/2024	Elwood Staffing Services, Inc. 1,499 SF Exp. 3/2017				

VACANT | BUILDING | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
Prairie Village
The Village
Shawnee Mission Medical Center
KANSAS
MISSOURI
Ward Parkway Shopping Center
Lenexa
Meadowbrook Golf and Country Club
Metcalf South Shopping Center
Oak Park Mall
Bluejacket Park
Overland Park Regional Medical Center
Brookridge Golf & Country Club
Nall Hills Park
Roe Park
St Joseph Medical Center
Cottonwood Park
COLLEGE BLVD
Johnson County Community College
Overland Park
Hallbrook Country Club
Thomas Stoll Memorial Park
Cross Creek Park
Rosana Square
Town Center Plaza
Tomahawk Creek Greenway
Avila University
Tomahawk Ridge Park
Menorah Medical Center
Overland Park Golf Club
University of Kansas -Edwards
St Luke's South Hospital
Leawood South Country Club
Blue Hills Country Club
Windham Hill Park
Windham Creek Park
Deer Creek Golf Club
Corbin Park
Miller Woods Recreation Complex
St Andrews Golf Club
Blue River Parkway
Blackbob Park
JOHNSON COUNTY EXECUTIVE AIRPORT
W 95TH ST
W 103RD ST
W 119TH ST
W 127TH ST
W 135TH ST
W 143RD ST
W 159TH ST
METCALF AVE
ANTIOCH RD
NALL AVE
ROE AVE
MISSION RD
QUIVIRA RD
S PFLUMM RD
LACKMAN RD
1
2
3
4
5

Atchison
Smithville Reservoir
Excelsior Springs
Leavenworth
Liberty
Gladstone
Missouri River
Kansas City
MISSOURI
Independence
Shawnee
Raytown
Prairie Village
KANSAS
Lee's Summit
Grandview
Overland Park
Hillsdale Lake

College Boulevard Portfolio

1	Commerce Plaza I	7300 West 110th Street	Overland Park, KS 66210
2	7101 College Boulevard	7101 College Boulevard	Overland Park, KS 66210
3	Financial Plaza II	6800 College Boulevard	Overland Park, KS 66210
4	Financial Plaza III	6900 College Boulevard	Overland Park, KS 66210
5	Commerce Plaza II	7400 West 110th Street	Overland Park, KS 66210

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	5		Loan Seller	CGMRC
Location (City/State)	Overland Park, Kansas		Cut-off Date Balance(3)	$40,500,000
Property Type	Office		Cut-off Date Balance per SF(2)	$91.74
Size (SF)	768,461		Percentage of Initial Pool Balance	4.4%
Total Occupancy as of 5/31/2016(1)	93.2%		Number of Related Mortgage Loans	None
Owned Occupancy as of 5/31/2016(1)	93.2%		Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP		Mortgage Rate	4.1500%
Appraised Value	$97,200,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Term (Months)	NAP

Underwritten Revenues	$15,648,072
Underwritten Expenses	$7,452,256	Escrows
Underwritten Net Operating Income (NOI)	$8,195,816		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,152,061	Taxes	$1,202,460	$200,410
Cut-off Date LTV Ratio(2)	72.5%	Insurance	$48,550	$9,710
Maturity Date LTV Ratio(2)	57.9%	Replacement Reserves	$0	$15,798
DSCR Based on Underwritten NOI / NCF(2)	1.99x / 1.74x	TI/LC(4)	$1,500,000	$80,048
Debt Yield Based on Underwritten NOI / NCF(2)	11.6% / 10.1%	Other(5)	$1,321,947	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Combination Amount	$70,500,000	73.1%	Purchase Price	$91,000,000	94.3%
Principal’s New Cash Contribution	25,801,624	26.8	Reserves	4,072,957	4.2
Other Sources	150,000	0.2	Closing Costs	1,378,668	1.4

Total Sources	$96,451,625	100.0%	Total Uses	$96,451,625	100.0%

(1)	The occupancy date for the 7101 College Boulevard Property is as of July 1, 2016.
(2)	Calculated based on the aggregate outstanding principal balance of the College Boulevard Portfolio Loan Combination.
(3)	The College Boulevard Portfolio Loan has a Cut-off Date Balance of $40,500,000 and represents the controlling note A-1 of the $70,500,000 College Boulevard Portfolio Loan Combination, which is evidenced by two (2) pari passu notes. The related companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of $30,000,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “— The Mortgage Loan” below.
(4)	The borrower is not required to make monthly deposits to the tenant improvements and leasing commissions account until such time as the leasing reserve account balance falls below $1,000,000. The tenant improvements and leasing commissions escrow is capped at $2,000,000. See “—Escrows” below.
(5)	Other Escrows include $214,216 for deferred maintenance, $128,058 for free rent, and $979,673 for outstanding landlord obligations. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “College Boulevard Portfolio Loan”) is part of a loan combination (the “College Boulevard Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a five-building office portfolio located in Overland Park, Kansas (the “College Boulevard Portfolio Properties”). The College Boulevard Portfolio Loan, which is evidenced by note A-1 and represents the controlling interest in the College Boulevard Portfolio Loan Combination, had an original principal balance of $40,500,000 and has a Cut-off Date Balance of $40,500,000. The College Boulevard Portfolio Loan represents approximately 4.4% of the Initial Pool Balance. The related companion loan (the “College Boulevard Portfolio Companion Loan”), which is evidenced by the non-controlling note A-2, had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The College Boulevard Portfolio Loan Combination was originated by Citigroup Global Markets Realty Corp. on September 9, 2016, had an original principal balance of $70,500,000 and has an outstanding principal balance as of the Cut-off Date of $70,500,000. The College Boulevard Portfolio Loan Combination accrues interest at an interest rate of 4.1500% per annum. The proceeds of the College Boulevard Portfolio Loan Combination were primarily used to acquire the College Boulevard Portfolio Properties, pay origination costs and fund reserves.

The College Boulevard Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The College Boulevard Portfolio Loan requires monthly payments of interest and principal sufficient to amortize the College Boulevard Portfolio Loan over a 30-year amortization schedule. The scheduled maturity date of the College Boulevard Portfolio Loan is the due date in October 2026. Voluntary prepayment of the College Boulevard Portfolio Loan without payment of any prepayment premium is permitted on or after the due date in July 2026. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the College Boulevard Portfolio Loan Combination and (ii) the third anniversary of the origination date of the College Boulevard Portfolio Loan Combination, the College Boulevard Portfolio Loan may be prepaid by defeasance as more particularly set forth in the College Boulevard Portfolio Loan documents.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

■	The Mortgaged Properties. The College Boulevard Portfolio Properties consist of five office buildings located in Overland Park, Johnson County, Kansas which were built between 1985 and 1989. The five office buildings are 7101 College Boulevard (the “7101 College Boulevard Property”), Commerce Plaza I (the “Commerce Plaza I Property”), Commerce Plaza II (the “Commerce Plaza II Property” and, together with the Commerce Plaza I Property, the “Commerce Plaza I and II Properties”), Financial Plaza II (the “Financial Plaza II Property”), and Financial Plaza III (the “Financial Plaza III Property” and, together with the Financial Plaza II Property, the “Financial Plaza II and III Properties”). The College Boulevard Portfolio Properties are currently 93.2% occupied by over 120 office tenants.

7101 College Boulevard

The 7101 College Boulevard Property is a 15-story office building totaling 228,660 SF. The 7101 College Boulevard Property was built in 1986. The 7101 College Boulevard Property is currently 92.9% occupied by 36 tenants. The largest tenant is General Electric Company, which leases 44,877 SF (19.6% of the 7101 College Boulevard Property’s NRA) and has a lease expiration of September 2017.

Commerce Plaza I and II

The Commerce Plaza I and II Properties are two adjacent office buildings totaling 285,465 SF. The Commerce Plaza I and II Properties were built in 1985 and 1989, respectively, and are currently 98.4% and 98.1% occupied, respectively, by 37 tenants. The largest tenant at the Commerce Plaza I Property is Principal Life Insurance Co. which, leases 20,706 SF (13.1% of the Commerce Plaza I Property’s NRA) and has a lease expiration of February 2019. The largest tenant at the Commerce Plaza II Property is Cardinal Health 127, Inc., which leases 41,609 SF (32.7% of the Commerce Plaza II Property’s NRA) and has a lease expiration of July 2021.

Financial Plaza II and III

The Financial Plaza II and III Properties are two adjacent office buildings totaling 254,336 SF. The Financial Plaza II and III Properties were both built in 1985 and are 76.8% and 95.8% occupied, respectively, by 68 tenants. The largest tenant at the Financial Plaza II Property is First State Bank of St. Charles, which leases 11,514 SF (10.8% of the Financial Plaza II Property’s NRA) and has a lease expiration of November 2017. The largest tenant at the Financial Plaza III Property is Arrowhead General Insurance Agency, Inc., which leases 24,077 SF (16.3% of the Financial Plaza III Property’s NRA) and has a lease expiration of September 2022.

The following table presents certain information relating to the College Boulevard Portfolio Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy As of 5/31/2016(1)	Appraised Value(2)	Year Built / Renovated	UW NCF
7101 College Boulevard	Overland Park	KS	$13,416,667	228,660	92.9%	$32,200,000	1986 / NAP	$2,316,470
Commerce Plaza I	Overland Park	KS	9,089,715	158,095	98.4%	17,784,684	1985 / NAP	1,492,212
Commerce Plaza II	Overland Park	KS	7,410,285	127,370	98.1%	21,815,316	1989 / NAP	1,216,509
Financial Plaza III	Overland Park	KS	6,885,519	147,952	95.8%	16,525,244	1985 / NAP	1,383,742
Financial Plaza II	Overland Park	KS	3,697,815	106,384	76.8%	8,874,756	1985 / NAP	743,128
Total / Wtd. Avg.			$40,500,000	768,461	93.2%	$97,200,000		$7,152,061

(1)	The occupancy date for the 7101 College Boulevard Property is as of July 1, 2016.
(2)	The Appraised Values for Commerce Plaza I, Commerce Plaza II, Financial Plaza II and Financial Plaza III were allocated based on the aggregate appraised values of Commerce Plaza I and II and Financial Plaza II and III, which are $39,600,000 and $25,400,000, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

The following table presents certain information relating to the tenants at the College Boulevard Portfolio Properties:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P) (1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Cardinal Health 127, Inc.	BBB+ / Baa2 / A-	41,609	5.4%	$947,395	6.1%	$22.77	7/31/2021	1, 5-year option
General Electric Company	AA- / A1 / AA+	44,877	5.8	897,540	5.7	20.00	9/30/2017	2, 3-year options
Connecticut General Life Insurance	A+ / A1 / AA-	30,277	3.9	700,042	4.5	23.12	1/31/2022	1, 5-year option
Brungardt Honomichi & Company, P.A.	NR / NR / NR	23,983	3.1	524,880	3.4	21.89	11/30/2021(2)	1, 3-year option
Arrowhead General Insurance Agency, Inc.	NR / NR / NR	24,077	3.1	475,521	3.0	19.75	9/30/2022	1, 5-year option
Principal Life Insurance Co.	NR / NR / NR	20,706	2.7	463,641	3.0	22.39	2/28/2019	1, 5-year option
RGN-Overland Park II, LLC	NR / NR / NR	18,110	2.4	407,475	2.6	22.50	3/31/2018	1, 5-year option
Employers Mutual Casualty Co.	NR / NR / NR	18,162	2.4	385,943	2.5	21.25	1/31/2021	1, 5-year option
HMN Architects	NR / NR / NR	17,667	2.3	379,841	2.4	21.50	9/30/2019	1, 5-year option
Walsworth Publishing Co.	NR / NR / NR	18,096	2.4	370,968	2.4	20.50	8/31/2020	1, 5-year option
Ten Largest Tenants		257,564	33.5%	$5,553,245	35.5%	$21.56
Remaining Tenants		458,922	59.7	10,078,450	64.5	21.96
Vacant		51,975	6.8	0	0.0	0.00
Total / Wtd. Avg. All Tenants		768,461	100.0%	$15,631,695	100.0%	$21.82

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The lease expiration date with respect to 7,548 square feet of the leased premises is November 30, 2017.

The following table presents the lease rollover schedule at the College Boulevard Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	3,652	0.5%	0.5%	$96,048	0.6%	$26.03	6
2016	12,667	1.6	2.1%	204,009	1.9	$23.21	6
2017	172,169	22.4	24.5%	3,707,871	23.7	$21.54	37
2018	119,661	15.6	40.1%	2,564,233	16.4	$21.43	23
2019	137,348	17.9	58.0%	2,967,528	19.0	$21.61	23
2020	78,489	10.2	68.2%	1,717,278	11.0	$21.88	17
2021	111,145	14.5	82.6%	2,460,737	15.7	$22.14	10
2022	63,427	8.3	90.9%	1,367,277	8.7	$21.56	4
2023	3,200	0.4	91.3%	70,404	0.5	$22.00	1
2024	14,728	1.9	93.2%	363,840	2.3	$24.70	4
2025	0	0.0	93.2%	22,470	0.1	(1)	1
2026	0	0.0	93.2%	0	0.0	$0.00	0
2027 & Thereafter	0	0.0	93.2%	0	0.0	$0.00	0
Vacant	51,975	6.8	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	768,461	100.0%		$15,631,695	100.0%	$21.82	132

(1)	UW Base Rent $ per SF figure is not available as the corresponding tenants are telecommunication tenants leasing antennae space with no actual square footage.

The following table presents certain information relating to historical leasing at the College Boulevard Portfolio Properties:

Historical Leased %(1)

Property Name	2013	2014	2015	As of 5/31/2016(2)
7101 College Boulevard	93.4%	91.9%	93.9%	92.9%
Commerce Plaza I	80.5%	94.3%	97.8%	98.4%
Commerce Plaza II	97.2%	94.3%	95.3%	98.1%
Financial Plaza III	84.8%	83.0%	85.0%	95.8%
Financial Plaza II	78.8%	80.1%	81.3%	76.8%
Total / Wtd. Avg.	87.7%	89.4%	91.5%	93.2%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	The occupancy date for the 7101 College Boulevard Property is as of July 1, 2016.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the College Boulevard Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$12,751,446	$13,031,375	$14,026,600	$14,461,199	$15,140,722	$19.70
Contractual Rent Steps(2)	0	0	0	0	490,973	0.64
Gross Up Vacancy	0	0	0	0	1,144,074	1.49
Total Rent	$12,751,446	$13,031,375	$14,026,600	$14,461,199	$16,775,769	$21.83
Total Reimbursables	114,049	167,388	162,622	195,977	327,124	0.43
Other Income	210,135	223,842	216,718	220,282	220,282	0.29
Vacancy & Credit Loss	(246)	(40)	(80,825)	(94,564)	(1,675,103)	(2.18)
Effective Gross Income	$13,075,383	$13,422,565	$14,325,115	$14,782,894	$15,648,072	$20.36

Real Estate Taxes	$2,217,284	$2,303,590	$2,326,225	$2,420,327	$2,406,632	$3.13
Insurance	141,751	123,509	126,552	86,946	110,972	0.14
Management Fee	523,015	536,903	573,005	591,316	625,923	0.81
Other Operating Expenses	4,262,959	4,429,604	4,351,441	4,308,729	$4,308,729	5.61
Total Operating Expenses	$7,145,009	$7,393,606	$7,377,222	$7,407,318	$7,452,256	$9.70

Net Operating Income	$5,930,374	$6,028,959	$6,947,893	$7,375,576	$8,195,816	$10.67
TI/LC	0	0	0	0	854,184	1.11
Replacement Reserves	0	0	0	0	189,572	0.25
Net Cash Flow	$5,930,374	$6,028,959	$6,947,893	$7,375,576	$7,152,061	$9.31

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.
(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through August 31, 2017 and the present value of scheduled rent increases through the end of the lease terms for credit tenants.

■	Appraisal. As of the appraisal valuation date of July 18, 2016, the College Boulevard Portfolio Properties had an aggregate “as-is” appraised value of $97,200,000.

■	Environmental Matters. According to the Phase I environmental reports dated July 8, 2016, there were no recommendations for further action at the College Boulevard Portfolio Properties other than the maintenance of an operations and maintenance plan for asbestos.

■	Market Overview and Competition. The College Boulevard Portfolio Properties are located in the central area of Johnson County within the City of Overland Park, Kansas. Primary access to the area is provided by Interstate 435 which is a major thoroughfare connecting the Kansas City metro area. The College Boulevard Portfolio Properties are centered near the intersection of Metcalf Avenue (a primary north-south thoroughfare) and College Boulevard (a primary east-west thoroughfare) and are located within a block from one another. The Kansas City Central Business District and the Kansas City International Airport are located approximately 14 miles and 35 miles north of the College Boulevard Portfolio Properties, respectively. Major sectors in the area include telecommunications, logistics, medical, financial, engineering, and public sectors. Top employers in the area include Federal Government, Cerner Corporation, HCA Midwest Health System, Saint Luke’s Health System, and Children’s Mercy Hospitals & Clinics. The Overland Park Convention Center, located just east of the College Boulevard Portfolio Properties, is another demand generator in the local area that hosts approximately 400 events per year. As per the appraisal, the 2016 population for the surrounding area is estimated to be 6,436, 85,528, and 243,312 within the 1-, 3-, and 5-mile radius, respectively. As per the appraisal, the 2016 median household income is $62,180, $74,088, and $72,287 within the 1-, 3-, and 5-mile radius, respectively.

The local area is part of the South Johnson County/College Boulevard Corridor submarket. The South Johnson County submarket has a Class A office inventory of 10.9 million SF, market rate of $23.26 per SF, and a vacancy rate of 6.6%. The College Boulevard submarket has a Class A office inventory of 9.9 million SF, market rate of $23.31 per SF, and a vacancy rate of 6.9%. The appraiser concluded $22.00 per SF, $22.00 per SF, and $21.00 per SF on a gross basis for the Commerce Plaza I and II Properties, the 7101 College Boulevard Property, and the Financial Plaza II and III Properties, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the College Boulevard Portfolio Properties:

Office Lease Comparables(1)

	Lighton Tower and Lighton Plaza I & II	Renaissance I & II	First National Center	Staples Building	Corporate Woods #32	Corporate Woods #40	Corporate Woods #9
Year Built	1986 – 1991	1984 & 1987	1990	1983	1985	1981	1984
Total GLA	476,278	298,644	145,215	108,177	208,032	300,632	100,795
Vacancy	8.0%	12.0%	16.0%	12.0%	11.0%	8.0%	11.0%
Lease Type	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service
Asking Rental ($ per SF)	$19.00 to $25.00	$22.50	$23.00	$18.50	$19.00 to $24.00	$23.75 to $25.00	$21.75

(1)	Source: Appraisal.

■	The Borrower. The borrower is CBPK5 LP, a single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the College Boulevard Portfolio Loan. The non-recourse carveout guarantor for the College Boulevard Portfolio Loan is Raymond Massa. Raymond Massa is an owner of Group RMC. Group RMC is a real estate management company headquartered in New York City targeting investments in undervalued office assets throughout the United States. Group RMC is currently invested in 17 office buildings totaling approximately 4 million SF throughout the United States and Canada valued at more than $350.0 million.

■	Escrows. On the origination date of the College Boulevard Portfolio Loan Combination, the borrower funded a reserve of (i) $1,202,460 for real estate taxes, (ii) $48,550 for insurance premiums, (iii) $1,500,000 for tenant improvements and leasing commissions, (iv) $214,216 for immediate repairs, (v) $128,058 for free rent, and (vi) $979,673 for outstanding landlord obligations.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, (iii) $80,048 for tenant improvements and leasing commissions (though the borrower will have no such obligation until the balance held in the leasing reserve account falls below $1,000,000) and capped at $2,000,000, (iv) a replacement reserve in the amount of $15,798 and (v) upon the occurrence and continuance of a College Boulevard Portfolio Trigger Period (as defined below) the excess cash flow generated by the College Boulevard Portfolio Properties for the immediately preceding interest accrual period.

■	Lockbox and Cash Management. The College Boulevard Portfolio Loan documents require a hard lockbox with springing cash management. The College Boulevard Portfolio Loan documents require tenants, pursuant to tenant direction letters, to pay rent directly to the lockbox account and require that all other money received by the borrower with respect to the College Boulevard Portfolio Properties be immediately deposited into such lockbox account. During the continuance of a College Boulevard Portfolio Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the College Boulevard Portfolio Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the College Boulevard Portfolio Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a College Boulevard Portfolio Trigger Period is continuing, to be held by the lender as additional collateral for the College Boulevard Portfolio Loan and (ii) to the extent no College Boulevard Portfolio Trigger Period is continuing, to be swept into the borrower’s operating account. Upon the occurrence and during the continuance of an event of default under the College Boulevard Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the College Boulevard Portfolio Loan (and/or toward the payment of expenses of the College Boulevard Portfolio Properties), in such order of priority as the lender may determine.

“College Boulevard Portfolio Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the College Boulevard Portfolio Loan documents and continuing until such event of default is cured and, (ii) commencing if the debt service coverage ratio is less than 1.25x for one (1) calendar quarter and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLEGE BOULEVARD PORTFOLIO

continuing until the debt service coverage ratio is equal to or greater than 1.30x for two (2) consecutive calendar quarters. Notwithstanding the foregoing, no College Boulevard Portfolio Trigger Period will be deemed to exist with respect to clause (ii) during any period that the College Boulevard Portfolio Collateral Cure Conditions (defined below) are satisfied.

“College Boulevard Portfolio Collateral Cure Conditions” will be deemed to exist upon satisfaction of the following by the borrower: the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, will serve as additional collateral for the College Boulevard Portfolio Loan, in an amount equal to an amount which, assuming the debt service coverage ratio is 1.00x, if added to the underwritable cash flow, would be sufficient to achieve a 1.30x debt service coverage ratio (the “College Boulevard Portfolio Collateral Deposit Amount”) and thereafter, on each one (1) year anniversary of the date that the borrower made the deposit (or delivered the letter of credit), the borrower deposits additional cash collateral in the amount of the College Boulevard Portfolio Collateral Deposit Amount or increases the amount of the letter of credit by an amount equal to the College Boulevard Portfolio Collateral Deposit Amount (as applicable).

■	Property Management. The College Boulevard Portfolio Properties are currently managed by Block Real Estate Services, LLC. Under the College Boulevard Portfolio Loan documents, the borrower may terminate the property management agreement and replace the property manager without the lender’s consent if, among other conditions, the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the property management agreement and replace the property manager (i) upon an event of default under the property management agreement, (ii) upon the filing of a bankruptcy or similar event with respect to the property manager, (iii) if there exists a College Boulevard Portfolio Trigger Period or (iv) if the property manager has engaged in fraud, willful misconduct, gross negligence or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. None permitted.

■	Release of Collateral. The borrower has the one-time right at any time to obtain release of a parcel, which is unimproved, from the lien of the College Boulevard Portfolio Loan subject to the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the College Boulevard Portfolio Loan documents, (ii) the borrower has delivered a REMIC opinion with respect to the release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations, (iii) the unreleased property continues to comply with all zoning requirements, and (iv) the released unimproved parcel is conveyed to a person other than the borrower or any SPE Component Entity (as defined below).

“SPE Component Entity” means a corporation or an Acceptable LLC (as defined below): (i) whose sole asset is its interest in the borrower and (ii) that is required to satisfy standard separateness covenants as set forth in the College Boulevard Portfolio Loan documents.

“Acceptable LLC” means a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, will immediately become the sole member of such limited liability company, and (ii) otherwise meets the rating agency criteria then applicable to such entities.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the College Boulevard Portfolio Properties (plus eighteen (18) months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the six (6) months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). No deductible will be in excess of $10,000, provided, however, that a higher deductible will be permitted so long as such deductible is commercially reasonable, but not to exceed $100,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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CROCKER PARK PHASE ONE & TWO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

CARTIFACT
Lake Erie
Avon Lake
Bay Village
Rocky River
Lakewood
Westlake
Avon
Crocker Park Phase One & Two
189 Crocker Park Boulevard
Westlake, OH 44145
Fairview Park
Linndale
North Olmsted
CLEVELAND HOPKINS INT'L AIRPORT
Brook Park
North Ridgeville
Parma Heights
Middleburg Heights
Berea
Olmsted Falls
Strongsville
Euclid
Cleveland
Richfield

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Sellers(2)		CGMRC/SMF V
Location (City/State)	Westlake, Ohio	Cut-off Date Balance(2)		$40,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(1)		$227.62
Size (SF)	615,062	Percentage of Initial Pool Balance		4.4%
Total Occupancy as of 7/22/2016	98.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/22/2016	98.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	2004-2010 / NAP	Mortgage Rate		4.92000%
Appraised Value	$214,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		60

Underwritten Revenues	$22,427,857
Underwritten Expenses	$9,412,556	Escrows
Underwritten Net Operating Income (NOI)	$13,015,301		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,968,793	Taxes	$597,592	$298,796
Cut-off Date LTV Ratio(1)	65.3%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	60.1%	Replacement Reserve	$0	$8,714
DSCR Based on Underwritten NOI / NCF(1)	1.46x / 1.34x	TI/LC(3)	$0	$76,888
Debt Yield Based on Underwritten NOI / NCF(1)	9.3% / 8.5%	Other(4)	$303,367	$33,333

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$140,000,000	78.6%	Loan Payoff	$171,628,823	96.3%
Principal’s New Cash Contribution	37,820,927	21.2	Other Uses	3,303,363	1.9
Other Sources	375,000	0.2	Closing Costs	2,362,781	1.3
			Reserves	900,959	0.5
Total Sources	$178,195,927	100.0%	Total Uses	$178,195,927	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Crocker Park Phase One & Two Loan Combination.

(2)	The Crocker Park Phase One & Two Loan has a Cut-off Date Balance of $40,000,000 and represents the non-controlling notes A-2 and A-4 of the $140,000,000 Crocker Park Phase One & Two Loan Combination, which is evidenced by four pari passu notes and was co-originated by Citigroup Global Markets Realty Corp. and Starwood Mortgage Capital LLC. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $10,000,000, will be contributed to this securitization by Citigroup Global Markets Realty Corp., and note A-4, which has an outstanding principal balance as of the Cut-off Date of $30,000,000, will be contributed to this securitization by Starwood Mortgage Funding V LLC. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $60,000,000, and was contributed to the CGCMT 2016-C2 securitization transaction; and (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Starwood Mortgage Capital LLC and is expected to be contributed to the JPMCC 2016-JP3 securitization transaction. See “—The Mortgage Loan” below.

(3)	The TI/LC reserve is capped at $5,000,000. See “—Escrows” below.

(4)	Other upfront reserves represent (i) $165,183 for upfront unfunded obligations and (ii) $138,184 for free rent relating to the tenant Eddie Bauer. Other monthly reserves are for ongoing unfunded obligations. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Crocker Park Phase One & Two Loan”) is part of a loan combination (the “Crocker Park Phase One & Two Loan Combination”) evidenced by four pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 615,062 SF mixed-use retail/office building located in Westlake, Ohio (the “Crocker Park Phase One & Two Property”). The Crocker Park Phase One & Two Loan, which is evidenced by the non-controlling notes A-2 and A-4, had an original principal balance of $40,000,000 and has a Cut-off Date Balance of $40,000,000. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $10,000,000, will be contributed to this securitization by Citigroup Global Markets Realty Corp. and note A-4, which has an outstanding principal balance as of the Cut-off Date of $30,000,000, will be contributed to this securitization by Starwood Mortgage Funding VI LLC. The Crocker Park Phase One & Two Loan represents approximately 4.4% of the Initial Pool Balance. The related companion loans had an aggregate original principal balance of $100,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 and are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $60,000,000, and was contributed to the CGCMT 2016-C2 securitization transaction; and (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Starwood Mortgage Capital LLC and is expected to be contributed to the JPMCC 2016-JP3 securitization transaction. The Crocker Park Phase One & Two Loan Combination, which accrues interest at an interest rate of 4.92000% per annum, was co-originated by Citigroup Global Markets Realty Corp. and Starwood Mortgage Capital LLC on July 25, 2016, had an original principal balance of $140,000,000 and has an outstanding principal balance as of the Cut-off Date of $140,000,000. The proceeds of the Crocker Park Phase One & Two Loan Combination were primarily used to refinance the existing debt on the Crocker Park Phase One & Two Property, pay origination costs and fund reserves. The existing debt that was paid off by the Crocker Park Phase One & Two Loan Combination included an approximately $88.6 million mortgage loan securitized in the BSCMS 2005-PW10 securitization transaction that was secured by the retail and office component of Phase One (which is a part of the collateral for the Crocker Park Phase One & Two Loan Combination) and also the residential component of Phase One (which is not part of the mortgage collateral for the Crocker Park Phase One & Two Loan Combination).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

The Crocker Park Phase One & Two Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Crocker Park Phase One & Two Loan requires monthly payments of interest only through the due date in August 2021, after which it requires monthly payments of interest and principal sufficient to amortize the Crocker Park Phase One & Two Loan over a 30-year amortization schedule. The scheduled maturity date of the Crocker Park Phase One & Two Loan is the due date in August 2026. Provided that no event of default has occurred and is continuing under the Crocker Park Phase One & Two Loan Combination documents, at any time after the earlier of the third anniversary of origination of the Crocker Park Phase One & Two Loan and the second anniversary of the securitization of the last portion of the Crocker Park Phase One & Two Loan Combination, the Crocker Park Phase One & Two Loan may be either (x) defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Crocker Park Phase One & Two Loan Combination documents or (y) prepaid in full, provided the applicable prepayment is accompanied by payment of the greater of 1% of the amount prepaid or a yield maintenance premium (as described in the Crocker Park Phase One & Two Loan documents). Provided that no event of default has occurred and is continuing under the Crocker Park Phase One & Two Loan documents, voluntary prepayment of the Crocker Park Phase One & Two Loan without a prepayment premium or yield maintenance charge is permitted after May 2026 or following the application of proceeds to the debt where the proceeds do not pay down the debt in full.

■	The Mortgaged Property. The Crocker Park Phase One & Two Property was developed by the sponsor and both phases are fully integrated within the overall multi-building development featuring high-end retail and dining, luxury residential units and Class A office space spread across a 29.9 acre site. The sponsor constructed Phase One between 2004-2010 and Phase Two between 2006-2010. The collateral for the Crocker Park Phase One & Two Loan only consists of the retail and office components of Phase One and Phase Two. The multifamily component of Phase One and Phase Two is not part of the collateral. The Crocker Park Phase One & Two Property is currently 98.5% occupied by 80 retail tenants and 18 office tenants including a mix of national, regional and local retailers/office tenants. The largest tenant at the Crocker Park Phase One & Two Property is Dick’s Sporting Goods, occupying 12.2% of the net rentable area with lease expiration in January 2025. The remainder of the rent roll is granular with no tenant comprising more than 6.5% of the total net rentable area. The Crocker Park Phase One & Two Property has benefited from positive tenant retention. Twenty-seven tenants, totaling approximately 211,136 SF and representing approximately 34% of the net rentable area, have recently renewed or extended their leases within the last two years. Some of the tenants who have renewed their leases, include: Barnes & Noble, Gap and Fitness & Sports Clubs.

Phase One

Phase One of the Crocker Park Phase One & Two Property consists of 398,142 SF of retail space, 84,972 SF of office space and 141,181 SF (158 units) of multifamily residences. The multifamily component, which is not part of the collateral for the Crocker Park Phase One & Two Loan, is currently 100.0% occupied. As of July 22, 2016, Phase One was 98.1% occupied by approximately 76 retail and office tenants. Overall historical occupancy for Phase One, which includes both office and retail tenants, has been 97.9% (2010), 96.9% (2011), 95.8% (2012), 97.3% (2013), 93.9% (2014) and approximately 100% (2015). For the year ending May 2016, Phase One was 98.1% occupied by 60 retail tenants and 15 office tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

The largest tenant in the Phase One development is Dick’s Sporting Goods. Dick’s Sporting Goods has been located at the Crocker Park Phase One & Two Property since October 2004 and its lease expires in January 2025. Barnes & Noble, the second largest tenant occupies 28,684 SF and has a lease that expires in March 2020. Regal Cinemas Crocker Park 16 is the third largest tenant and occupies 24,442 SF. Regal Cinemas Crocker Park 16 includes 16 movie theaters and has been located at the Crocker Park Phase One & Two Property since April 2005 with a lease that expires in April 2020. Only five of the Regal Cinemas Crocker Park 16’s screens are underwritten as part of the Crocker Park Phase One & Two Loan collateral (see “—Underlying Lease” below). Trader Joe’s is also part of Phase One, occupying 10,007 SF and has been located at the Crocker Park Phase One & Two Property since April 2005 with a March 2026 lease expiration date. Note that Trader Joe’s also occupies approximately 2,000 additional square feet (said portion, the “Easement Area”) which encroaches onto the neighboring Phase Three portion of Crocker Park and a perpetual easement (the “TJ’s Easement”) has been granted to the Crocker Park Phase One & Two borrower (which is an insured beneficial easement in the lender’s title policy) to allow the Crocker Park Phase One & Two borrower control and use rights (including the right to insure and restore the same) with respect to the land and improvements in the Easement Area. Other notable tenants within Phase One include: H&M, Wells Fargo Advisors, GAP and Arhaus Furniture. The largest office tenant within Phase One is Wells Fargo Advisors.

Phase Two

Phase Two of the Crocker Park Phase One & Two Property is comprised of four separate buildings totaling 117,405 SF of retail space, 14,543 SF of office space and 56 residential apartments that are not part of the collateral for the Crocker Park Phase One & Two Loan. Overall historical occupancy for Phase Two, which includes both office and retail tenants, has been 89.8% (2010), 92.3% (2011), 92.3% (2012), 92.3% (2013), 97.0% (2014) and approximately 96.5% (2015). For the year ending May 2016, Phase Two was 98.1% occupied by 21 retail tenants and one office tenant.

The largest tenant in the Phase Two development is Fitness & Sports Clubs, which occupies 40,000 SF, has been located at the Crocker Park Phase One & Two Property since March 2007 and has a lease expiring in February 2031 after recently executing a 15-year lease extension. Other notable tenants include: Apple Store, Charming Charlie and DSW Shoe Warehouse. The sole office tenant within Phase Two is KeyBank.

The following table presents certain information relating to the major tenants at the Crocker Park Phase One & Two Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen	Occupancy Cost		Renewal / Extension Options
Dick’s Sporting Goods	NR / NR / NR	75,000	12.2%	$1,264,000	6.2%	$16.85	1/31/2025	$154	13.3%		4, 5-year options
Fitness & Sports Clubs	NR / NR / NR	40,000	6.5	933,600	4.5	23.34	2/28/2031	NA	NA		3, 5-year options
Regal Cinemas Crocker Park 16	NR / NR / B+	24,442	4.0	834,876	4.1	34.16	4/30/2020	$249,747(2)	41.4	%(3)	2, 5-year options
Arhaus Furniture(4)	NR / NR / NR	12,004	2.0	644,135	3.1	53.66	12/31/2024	$450	11.9%		NA
DSW Shoe Warehouse	NR / NR / NR	14,510	2.4	609,420	3.0	42.00	11/30/2018	$277	17.2%		2, 5-year options
Barnes & Noble	NR / NR / NR	28,684	4.7	560,000	2.7	19.52	3/31/2020	$242	8.1%		1, 5-year option
GAP(5)	BB+ / Baa2 / BB+	12,638	2.1	530,796	2.6	42.00	11/30/2024	$237	17.8%		1, 5-year option
Cheesecake Factory	NR / NR / NR	10,592	1.7	444,864	2.2	42.00	1/31/2026	$830	6.9%		2, 5-year options
Trader Joes	NR / NR / NR	10,007	1.6	400,280	2.0	40.00	3/31/2026	$2,199	1.9%		3, 5-year options
Key Bank - Office	A- / Baa1 / BBB+	14,543	2.4	378,118	1.8	26.00	5/31/2018	NA	NA		2, 5-year options
Ten Largest Tenants		242,420	39.4%	$6,600,089	32.2%	$27.23
Remaining Tenants		363,279	59.1	13,922,575	67.8	38.32
Vacant		9,363	1.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants		615,062	100.0%	$20,522,664	100.0%	$33.88

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	There are five screens that are part of the Crocker Park Phase One & Two Property (24,442 SF) and an additional 11 screens at the adjacent Promenade (38,360 SF) that are not part of the collateral. Tenant Sales $ per SF/Screen is calculated based on sales of $3,995,957 for all 16 screens at Regal Cinemas Crocker Park 16.

(3)	Occupancy cost is calculated based on gross rent paid by Regal Cinemas Crocker Park 16 and sales across the entire 62,802 SF premises.

(4)	Arhaus Furniture may terminate its lease, by providing notice within 90 days after the expiration of the fifth lease year of the extension term (December 31, 2019), if annual sales are less than $4,000,000.

(5)	GAP has a one-time right to terminate its lease if a minimum of 100,000 SF of first floor retail space has not been constructed (in the specific buildings mentioned in the GAP lease) by November 30, 2019 or if there is less than 77,000 SF of total first floor retail space in the buildings open for business. GAP is required to provide notice to terminate within 150 days after November 30, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

The following table presents the lease rollover schedule at the Crocker Park Phase One & Two Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	$0.00	0
2017	41,642	6.8	6.8%	1,258,599	6.1	$30.22	10
2018	88,364	14.4	21.1%	2,579,462	12.6	$29.19	17
2019	24,415	4.0	25.1%	1,349,322	6.6	$55.27	11
2020	163,839	26.6	51.7%	5,257,228	25.6	$32.09	24
2021	23,320	3.8	55.5%	926,639	4.5	$39.74	7
2022	30,851	5.0	60.6%	1,518,532	7.4	$49.22	6
2023	2,324	0.4	60.9%	127,355	0.6	$54.80	1
2024	33,542	5.5	66.4%	1,582,931	7.7	$47.19	4
2025	115,788	18.8	85.2%	3,106,940	15.1	$26.83	10
2026	41,614	6.8	92.0%	1,882,056	9.2	$45.23	7
2027 & Thereafter	40,000	6.5	98.5%	933,600	4.5	$23.34	1
Vacant	9,363	1.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	615,062	100.0%		$20,522,664	100.0%	$33.88	98

(1)	Calculated based on approximate square footage occupied by each owned tenant unless otherwise specified.

The following table presents certain information relating to historical leasing at the Crocker Park Phase One & Two Property:

Historical Leased %(1)

	2013	2014	2015	As of 7/22/2016
Owned Space	96.2%	94.6%	98.6%	98.5%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crocker Park Phase One & Two Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 5/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$17,588,827	$15,731,708	$17,105,903	$18,571,738	$20,335,631	$33.06
Contractual Rent Steps(2)	0	0	0	0	187,033	0.30
Gross Up Vacancy	0	0	0	0	495,363	0.81
Total Rent	$17,588,827	$15,731,708	$17,105,903	$18,571,738	$21,018,027	$34.17
Total Reimbursables	4,170,328	4,391,479	3,297,164	2,380,831	1,342,232	2.18
Percentage Rent	509,008	563,370	406,344	266,814	197,506	0.32
Parking Income	362,280	381,176	467,564	493,728	493,728	0.80
Other Income(3)	269,971	446,815	422,583	449,808	449,808	0.73
Vacancy & Credit Loss	0	0	0	0	(1,073,445)	(1.75)
Effective Gross Income	$22,900,413	$21,514,548	$21,699,558	$22,162,919	$22,427,857	$36.46

Real Estate Taxes	$3,476,721	$3,489,484	$3,479,132	$3,479,131	$3,481,121	$5.66
Insurance	188,107	181,549	181,432	187,079	186,720	0.30
Management Fee	687,012	645,436	650,987	664,888	672,836	1.09
Special Assessment Bonds(4)	5,233,047	5,226,623	5,230,636	5,230,636	0	0.00
Other Operating Expenses	4,909,656	4,981,250	5,155,494	5,215,060	5,071,879	8.25
Total Operating Expenses	$14,494,543	$14,524,342	$14,697,681	$14,776,794	$9,412,556	$15.30

Net Operating Income	$8,405,870	$6,990,206	$7,001,877	$7,386,125	$13,015,301	$21.16
TI/LC	0	0	0	0	941,948	1.53
Replacement Reserves	0	0	0	0	104,561	0.17
Net Cash Flow	$8,405,870	$6,990,206	$7,001,877	$7,386,125	$11,968,793	$19.46

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through June 2017.

(3)	Other Income includes marketing sponsorships, event income and The Promenade’s payment for office allocation.

(4)	Special assessment revenue bonds were used for the initial construction of the public improvements within the Crocker Park Phase One & Two Property. The historical expenses include a special assessment revenue bond expense line item of $5,233,047 (2013), $5,226,623 (2014), $5,230,636 (2015) and $5,230,636 (TTM 5/31/2016). The special assessment revenue bond expense was removed from the Underwritten Other Operating Expenses as the bonds were paid off in full on August 12, 2016 as part of the refinancing of the Crocker Park Phase One & Two Loan.

■	Appraisal. According to the appraisal, the Crocker Park Phase One & Two Property had an “as-is” appraised value of $214,400,000 as of May 19, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated July 11, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action.

■	Market Overview and Competition. Per the appraisal, the Crocker Park Phase One & Two Property is located in the Cleveland metropolitan statistical area (“MSA”). The Cleveland MSA is the 28th most populous MSA in the United States and the largest metropolitan area in Ohio. Downtown Cleveland is located approximately 16.2 miles west of the Crocker Park Phase One & Two Property, and Cleveland-Hopkins International Airport is approximately 13.0 miles west of the Crocker Park Phase One & Two Property. Major employers in the Cleveland MSA include the Cleveland Clinic, University Hospitals, U.S. Office of Personnel Management, Progressive Corporation and Cuyahoga County. The Cleveland MSA consists of a heavy concentration of educational institutions including 27 accredited colleges and universities with a combined enrollment of more than 220,000 students. Colleges and universities located in the area include Kent State University, Case Western Reserve University, Cleveland State University, University of Akron and Youngstown State University. Cleveland Clinic, one of America’s leading hospitals, is also located approximately 18 miles west of the Crocker Park Phase One & Two Property.

The Crocker Park Phase One & Two Property’s immediate area consists mainly of office, retail, industrial, mixed-use and auto dealerships along major arterials that are interspersed with multifamily complexes and single family residential homes. The Crocker Park Phase One & Two Property is in close proximity to main transportation routes including I-90 (less than one mile), I-480 (5 miles), I-80 (10 miles) and I-71 (10 miles). According to the appraisal, traffic counts at the corner of Crocker Park Boulevard and Detroit Road exceed 50,000 vehicles per day. The Promenade at Crocker Park, a 250,000 SF specialty retail center anchored by Giant Eagle, Bed Bath & Beyond and Nordstrom Rack, is located adjacent to the Crocker Park Phase One & Two Property. In addition, a newly built Hyatt Place recently opened adjacent to the Crocker Park Phase One & Two Property. There are also a total of ten high schools located within 8 miles of the Crocker Park Phase One & Two Property with a total

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

enrollment of more than 10,200 students. According to the appraisal, the population within a one-, three- and five-mile radius of the Crocker Park Phase One & Two Property is 6,548, 55,187 and 142,676, respectively, and the average household income within a one-, three- and five-mile radius of the Crocker Park Phase One & Two Property is $107,066, $102,996 and $93,041, respectively.

The appraiser identified a competitive set of six mall properties ranging from 299,162 SF to 1,216,673 SF with an average of 886,478 SF. Occupancy rates ranged from 97.6% to 100% for an average of 98.7% and inline rental rates ranged from $11.00 per SF to $97.00 per SF. The appraiser concluded a general vacancy rate of 3% for retail and 10% for office.

■	The Borrower. The borrower is CP Commercial Delaware, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crocker Park Phase One & Two Loan. The non-recourse carveout guarantors for the Crocker Park Phase One & Two Loan are Robert L. Stark and Morry Weiss, who jointly indirectly control the borrower. Robert L. Stark serves as the President and CEO of Stark Enterprises, which is a full service development, leasing, construction and management company, headquartered in Cleveland, Ohio, focusing on retail, office, hotel and multifamily properties. Morry Weiss is the CEO of American Greetings Corporation.

■	Escrows. In connection with the origination of the Crocker Park Phase One & Two Loan, the borrower funded aggregate reserves of $900,959 with respect to the Crocker Park Phase One & Two Property, comprised of (i) $597,592 for real estate taxes, (ii) $165,183 for an unfunded obligation reserve relating to tenant improvements and (iii) $138,184 relating to a potential rent credit due to Eddie Bauer.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Crocker Park Phase One & Two Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then-succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Crocker Park Phase One & Two Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, (iii) a replacement reserve in the amount of $8,714, (iv) a tenant improvements and leasing commissions reserve in the amount of $76,888, subject to a cap of $5,000,000, and (v) for the first eleven due dates, an unfunded obligation reserve in the amount of $33,333 relating to tenants Hanna Anderson and Fitness & Sports Clubs.

■	Lockbox and Cash Management. The Crocker Park Phase One & Two Loan documents require a hard lockbox with springing cash management. The Crocker Park Phase One & Two Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the Crocker Park Phase One & Two Property be promptly deposited into such lockbox account following receipt except that the borrower collects all rent for tenants Trader Joe’s and Regal Cinemas Crocker Park 16 and, within two days after receipt, uses the rents to pay base rent on the Underlying Lease (as defined below) or easement fees on the TJ’s Easement, as applicable, and deposits the remaining rents in the lender-controlled lockbox account. The lender may, at any time, require the borrower to send direction letters to Trader Joe’s and Regal Cinemas Crocker Park 16 under the Crocker Park Phase One & Two Loan documents. Every fourth business day that no Crocker Park Phase One & Two Trigger Period (as defined below) is continuing, all amounts in the lockbox account are required to be swept to a borrower-controlled operating account. During the continuance of a Crocker Park Phase One & Two Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account every fourth business day and, provided no event of default under the Crocker Park Phase One & Two Loan documents is continuing, applied to payment of applicable debt service, payment of operating expenses and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Crocker Park Phase One & Two Loan documents is continuing, funds in the excess cash flow reserve are (i) to the extent a Crocker Park Phase One & Two Trigger Period is continuing, to be held by the lender as additional collateral for the Crocker Park Phase One & Two Loan; provided that, so long as no event of default is then ongoing pursuant to the Crocker Park Phase One & Two Loan documents, such excess cash flow reserves may, if certain conditions are satisfied under the Crocker Park Phase One & Two Loan documents, (to the extent there are insufficient reserves on deposit in the leasing reserve account) be disbursed for payment of certain leasing expenses and (ii) to the extent no Crocker Park Phase One & Two Trigger Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

the Crocker Park Phase One & Two Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Crocker Park Phase One & Two Loan (and/or toward the payment of expenses of the Crocker Park Phase One & Two Property), in such order of priority as the lender may determine.

A “Crocker Park Phase One & Two Trigger Period” means a period commencing upon the earliest of (i) the occurrence of an event of default under the Crocker Park Phase One & Two Loan documents and continuing until the same is cured, (ii) the date that the debt service coverage ratio is less than 1.15x and continuing until the debt service coverage ratio is equal to or greater than 1.18x for one calendar quarter and/or (iii) the commencement of a Crocker Park Phase One & Two Specified Tenant Trigger Period (as defined below) and continuing until the applicable Crocker Park Phase One & Two Specified Tenant Trigger Period is cured. Notwithstanding the foregoing, no Crocker Park Phase One & Two Trigger Period will be deemed to exist solely with respect to clause (ii) of this definition during any period that the Collateral Cure Conditions (as defined below) are satisfied.

“Collateral Cure Conditions” exist when the borrower has deposited cash into an account with the lender or delivered to the lender a letter of credit which, in either case, serves as additional collateral for the Crocker Park Phase One & Two Loan, in an amount equal to 18% of the annual debt service payments that are due as of the origination of the Crocker Park Phase One & Two Loan (the “Collateral Deposit Amount”) and thereafter, on each one year anniversary date of the date that the borrower made the deposit (or delivered the letter of credit), the borrower has deposited additional cash collateral in the amount of the Collateral Deposit Amount or increased the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral deposited pursuant to the previous sentence is returned to the borrower provided that no event of default is continuing under the Crocker Park Phase One & Two Loan documents at such time as the Crocker Park Phase One & Two Trigger Period would have been cured without the borrower’s satisfaction of the Collateral Cure Conditions.

“Crocker Park Phase One & Two Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Crocker Park Phase One & Two Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure periods, (ii) a Crocker Park Phase One & Two Specified Tenant failing to be in actual, physical possession of its space, failing to occupy and/or be open in its premises for the conduct of its business during customary hours and/or “going dark”, (iii) any Crocker Park Phase One & Two Specified Tenant giving written notice that it is terminating its lease for all or any portion of its premises (except that, if Barnes & Noble delivers notice that it intends to terminate its lease on a date that is more than six months after the date that notice is given, no Crocker Park Phase One & Two Specified Tenant Trigger Period is deemed to exist pursuant to this clause (iii) until the date that is six months prior to the effective date of termination contemplated by the applicable notice), (iv) any termination or cancellation of any lease with a Crocker Park Phase One & Two Specified Tenant (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Crocker Park Phase One & Two Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Crocker Park Phase One & Two Specified Tenant and (vi) any Crocker Park Phase One & Two Specified Tenant failing to extend or renew its lease on or prior to the earlier of (except that, with respect to the lease with Barnes & Noble, it is required to be the “later of”) (a) twelve months before expiration and (b) the date on which notice must be given to the lessor to exercise the applicable extension option; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) of (1) the satisfaction of cure conditions as stated under the Crocker Park Phase One & Two Loan documents or (2) the borrower re-leasing the entire space that was demised pursuant to the Crocker Park Phase One & Two Specified Tenant’s lease to a new tenant for a minimum of five years and such tenant being open for business, in actual physical occupancy of the space and paying full rent in accordance with the applicable terms and conditions under the Crocker Park Phase One & Two Loan documents. Notwithstanding the foregoing, a Crocker Park Phase One & Two Specified Tenant Trigger Period will not be deemed to exist during any period that the Excess Cash Flow Condition (as defined below) is satisfied (provided, however, in no event will a Crocker Park Phase One & Two Specified Tenant Trigger Period relating to leases comprising the Regal Cinemas Crocker Park 16, Dick’s Sporting Goods and/or Fitness & Sports Clubs be deemed to cease to exist because of satisfaction of the Excess Cash Flow Condition).

“Excess Cash Flow Condition” exists for any tenant at such time as the balance of the excess cash flow reserve account equals or exceeds an amount equal to $40 per SF for the applicable tenant space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

“Crocker Park Phase One & Two Specified Tenant” means (i) any tenant under any lease which, individually or when aggregated with all other leases at the Crocker Park Phase One & Two Property with the same tenant or its affiliates, either (A) accounts for 10% or more of the total rental income for the Crocker Park Phase One & Two Property or (B) demises 21,000 SF or more of the Crocker Park Phase One & Two Property’s gross leasable area, (ii) the tenant under the lease demising Regal Cinemas Crocker Park 16 (and any tenant under any future lease demising any portion of the borrower’s interest in the Leasehold Space (as defined below)), (iii) the tenant under the Trader Joe’s lease (and any tenant under any future lease of any portion of the Easement Area) and (iv) any guarantor(s) of the applicable related Crocker Park Phase One & Two Specified Tenant lease(s).

■	Property Management. The Crocker Park Phase One & Two Property is currently managed by Robert L. Stark Enterprises, Inc., an affiliate of the borrower. Under the Crocker Park Phase One & Two Loan documents, the Crocker Park Phase One & Two Property may not be managed by any party other than Robert L. Stark Enterprises, Inc.; provided, however, if no event of default under the Crocker Park Phase One & Two Loan documents exists, the borrower is permitted to replace Robert L. Stark Enterprises, Inc. with a property manager that is reasonably approved by lender (i) which approval will not be unreasonably withheld, conditioned or delayed if such replacement is a reputable management company having at least five years’ experience in managing five similar malls and is managing, excluding the Crocker Park Phase One & Two Property, the greater of 1,000,000 leasable SF and five times the leasable SF of the Crocker Park Phase One & Two on the date of determination and is not subject to any proceeding under creditors’ rights laws, provided that certain change of control provisions of the Crocker Park Phase One & Two Loan documents are satisfied, or (ii) which approval may otherwise be conditional on receipt of a ratings agency confirmation and, if such property manager is an affiliate of the borrower, a new non-consolidation opinion is provided by the borrower’s counsel if required by the lender. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists an event of default under the Crocker Park Phase One & Two Loan documents, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Underlying Lease. The borrower is the lessee pursuant to a space lease (the “Underlying Lease”) whereby it leases approximately 38,360 SF of space (the “Leasehold Space”) on a neighboring retail property which is owned by a sponsor affiliate. The Underlying Lease expires in April 2019, with seven five-year extension options, and the Crocker Park Phase One & Two Loan documents require the borrower (and permit the lender) to exercise the options so long as Regal Cinemas, Inc. (“Regal”) renews its lease at the Crocker Park Phase One & Two Property. The borrower entered into the Underlying Lease in order to accommodate a request by Regal to occupy premises which include space on both the Crocker Park Phase One & Two development (said property, “Crocker Park”) as well as the neighboring Leasehold Space. Consequently, the borrower is party to a direct lease with Regal (the “Crocker-Regal Lease”) whereby it has leased to Regal space in Crocker Park (the “Crocker Portion”) and subleased to Regal the Leasehold Space. The Crocker Portion and the Leasehold Space are in different buildings and are connected by a bridge that goes over a roadway. The borrower has mortgaged its interest in the Leasehold Space to the lender pursuant to the Crocker Park Phase One & Two Loan documents. The Underlying Lease includes (without limitation): (i) notice and cure rights running to the lender, (ii) that any mortgage on the fee interest will be subordinate to the Underlying Lease (and as such, no foreclosure can automatically terminate the Underlying Lease), (iii) the agreement of the landlord pursuant to the Underlying Lease to maintain insurance on the improvements where the Leasehold Space is located that meets standards largely consistent with the Crocker Park Phase One & Two Loan documents and, in the event of a casualty, provided that the Underlying Lease is not terminated in accordance with its terms, proceeds attributable to the Leasehold Space will be held and disbursed by a trustee meeting designated ratings requirements and (iv) the borrower will have the right to terminate the Underlying Lease if the Crocker-Regal Lease is terminated (unless the termination is caused by a default under the Crocker-Regal Lease by the borrower) and the lender will have the right to determine whether to require that the borrower terminate or maintain the Underlying Lease. The Crocker Park Phase One & Two Loan documents provide that if at any time the lender has not received required

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

evidence that all taxes are paid relating to the Leasehold Space or the aforementioned insurance policies relating to the Leasehold Space are maintained, the lender may institute escrows for the same.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Crocker Park Phase One & Two Property (plus 18 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the six months following restoration). The “all-risk” policy containing terrorism insurance is required to contain a deductible no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

Vertex Pharmaceuticals HQ
50 Northern Avenue & 11 Fan Pier Boulevard
Boston, MA 02110
Everett
Chelsea
Somerville
Cambridge
Boston
Charlestown
East Boston
Logan International Airport
Mystic River
Charles River
Boston Harbor
Back Bay
Seaport District
South End
South Boston
North Dorchester
CBD
East Cambridge
Mid-Cambridge
Riverside
Area IV
Cambridgeport
Aggasi-Harvard
Fenway-Kenmore
Tufts University-Medford
Meadow Glen Mall
Gateway Center
Assembly Square Mall
Porter Square Shopping Center
Porter Exchange Mall
Somerville Hospital
Harvard University
Cambridge Hospital
Cambridgeside Galleria Mall
Massachusetts Institute of Technology
Bunker Hill Community College
TD Garden
Massachusetts General Hospital
Faneuil Hall Marketplace
Boston University
Tufts Medical Center
Prudential Center
Boston Convention Center
Wheelock College
Emmanuel College
Beth Israel Deaconess Medical Center
Brigham & Women's Hospital
Northeastern University
Wentworth Institute of Technology
Boston Medical Center Harrison Campus
University of Massachusetts-Boston
Thompson Island
Fenway Park
Boston Common
Public Garden
Castle Island Park
Independence Square Park
Joe Moakley Park
North Point Park
Bunker Hill Monument
Boston National Historic Park
Malibu Beach
Harvard St
Medford St
Broadway
Highland Ave
Somerville Ave
Beacon St
Washington St
McGrath Hwy
Alford St
Beacham St
Williams St
Central Ave
Marginal St
Eastern Ave
Meridian St
Prospect St
River St
Brookline St
Storrow Dr
Massachusetts Ave
Columbus Ave
Tremont St
Summer St
D St
W Broadway
E Broadway
Dorchester St
Day Blvd
Southampton St
Dudley St
Columbia Rd
Morrissey Blvd
Dorchester Ave
North Reading
Beverly
Billerica
Burlington
Wakefield
Salem
Peabody
Bedford
Woburn
Lynn
Melrose
Concord
Lexington
Malden
Lincoln
Medford
Revere
Everett
Waltham
Somerville
Chelsea
Weston
Cambridge
Wayland
Watertown
Boston Logan Int'l Airport
Newton
Roxbury
Wellesley
West Roxbury
Needham
Milton
Dedham
Quincy
Hingham
Norwood
CARTIFACT

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CGMRC
Location (City/State)	Boston, Massachusetts		Credit Assessment (KBRA, Fitch, Moody’s)	A / A- / Aa2(sca.pd)
Property Type	Office		Cut-off Date Balance(3)	$37,500,000
Size (SF)	1,133,723		Cut-off Date Balance per SF(1)	$374.87
Total Occupancy as of 4/30/2016	99.9%		Percentage of Initial Pool Balance	4.1%
Owned Occupancy as of 4/30/2016	99.9%		Number of Related Mortgage Loans	None
Year Built / Latest Renovation	2013 / NAP		Type of Security	Fee Simple
Appraised Value	$1,198,000,000		Mortgage Rate	2.79818%
			Original Term to Maturity (Months)(4)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Term (Months)	120
Underwritten Revenues	$93,423,532
Underwritten Expenses	$17,361,124	Escrows(5)
Underwritten Net Operating Income (NOI)	$76,062,408		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$75,778,977	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	35.5%	Insurance	$0	$0
Maturity Date/ARD LTV Ratio(1)(2)	35.5%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	6.31x / 6.28x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	17.9% / 17.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$425,000,000	68.5%	Return of Equity(6)	$616,022,218	99.4%
Mezzanine Loan Amount	195,000,000	31.5	Closing Costs	3,977,782	0.6

Total Sources	$620,000,000	100.0%	Total Uses	$ 620,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Vertex Pharmaceuticals HQ Loan Combination.
(2)	Calculated as of the ARD (as defined below)
(3)	The Vertex Pharmaceuticals HQ Loan has a Cut-off Date Balance of $37,500,000 and represents the non-controlling notes A-6-2 and A-7 of the $425,000,000 Vertex Pharmaceuticals HQ Loan Combination, which is evidenced by 11 pari passu notes totaling $425,000,000. The related companion loans are evidenced by (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $80,000,000, and was contributed to the WFCM 2016-BNK1 securitization transaction, (ii) the non-controlling notes A-2-1 and A-2-2, which have outstanding principal balances as of the Cut-off Date of $40,000,000 and $30,000,000, respectively, and were contributed to the MSC 2016-UBS11 securitization transaction, (iii) the non-controlling notes A-2-3 and A-4, which have outstanding principal balances as of the Cut-off Date of $10,000,000 and $57,500,000, respectively, are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to the MSBAM 2016-C30 securitization transaction, (iv) the non-controlling note A-3-1, which has an outstanding principal balance as of the Cut-off Date of $70,000,000, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future commercial mortgage securitization transactions, (v) the non-controlling note A-3-2, which has an outstanding principal balance as of the Cut-off Date of $10,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future commercial mortgage securitization transactions, (vi) the non-controlling note A-5, which has an outstanding principal balance as of the Cut-off Date of $30,000,000, and was contributed to the CD 2016-CD1 securitization transaction and (vii) the non-controlling note A-6-1, which has an outstanding principal balance as of the Cut-off Date of $60,000,000, and was contributed to the CGCMT 2016-C2 securitization transaction.
(4)	The ARD (defined below) is August 6, 2026 and the final maturity date is November 6, 2028.
(5)	See “—Escrows” below.
(6)	The sponsor, Senior Housing Properties Trust, acquired the Vertex Pharmaceuticals HQ Property in 2014 for a purchase price of $1,125,420,000 in part by using proceeds from its unsecured revolving credit facility. The sponsor has informed the lender that it expects to use proceeds from the Vertex Pharmaceuticals HQ Loan Combination to repay a portion of the outstanding borrowings under the unsecured revolving credit facility and for general business purposes. Following the repayment, there will be approximately $900 million available to be drawn under the sponsor’s unsecured revolving credit facility.
■	The Mortgage Loan. The mortgage loan (the “Vertex Pharmaceuticals HQ Loan”) is part of a loan combination (the “Vertex Pharmaceuticals HQ Loan Combination”) that is evidenced by 11 pari passu notes secured by a first lien mortgage encumbering an office complex located in Boston, Massachusetts (the “Vertex Pharmaceuticals HQ Property”). The Vertex Pharmaceuticals HQ Loan, which is evidenced by notes A-6-2 and A-7, represents a non-controlling interest in the Vertex Pharmaceuticals HQ Loan Combination, had an original principal balance of $37,500,000, and has a Cut-off Date Balance of $37,500,000. The Vertex Pharmaceuticals HQ Loan represents approximately 4.1% of the Initial Pool Balance. The related companion loans (the “Vertex Pharmaceuticals HQ Companion Loans”) had an aggregate original principal balance of $387,500,000, have an aggregate outstanding principal balance as of the Cut-off Date of $387,500,000, and are evidenced by (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $80,000,000, and was contributed to the WFCM 2016-BNK1 securitization transaction, (ii) the non-controlling notes A-2-1 and A-2-2, which have outstanding principal balances as of the Cut-off Date of $40,000,000 and $30,000,000, respectively, and were contributed to the MSC 2016-UBS11 securitization transaction, (iii) the non-controlling notes A-2-3 and A-4, which have outstanding principal balances as of the Cut-off Date of $10,000,000 and $57,500,000, respectively, are currently held by Morgan Stanley Bank, N.A. (“MSBNA”) and are expected to be contributed to the MSBAM 2016-C30 securitization transaction, (iv) the non-controlling note A-3-1, which has an outstanding principal balance as of the Cut-off Date of $70,000,000, is currently held by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) and is expected to be contributed to one or more future commercial mortgage securitization transactions, (v) the non-controlling note A-3-2, which has an outstanding principal balance as of the Cut-off Date of $10,000,000, is currently held by MSBNA and is expected to be contributed to one or more future commercial mortgage securitization transactions, (vi) the non-controlling note A-5, which has an outstanding principal balance as of the Cut-off Date of $30,000,000, and was contributed to the CD 2016-CD1

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

securitization transaction and (vii) the non-controlling note A-6-1, which has an outstanding principal balance as of the Cut-off Date of $60,000,000, and was contributed to the CGCMT 2016-C2 securitization transaction.

The Vertex Pharmaceuticals HQ Loan Combination was co-originated on July 15, 2016 by Citigroup Global Markets Realty Corp. and MSBNA. The Vertex Pharmaceuticals HQ Loan Combination had an original principal balance of $425,000,000, has an outstanding principal balance as of the Cut-off Date of $425,000,000 and accrues interest at an interest rate of 2.79817647% per annum (the “Initial Interest Rate”). The Vertex Pharmaceuticals HQ Loan Combination requires interest-only payments through the anticipated repayment date (the “ARD”), had an initial term of 120 months until the ARD, and has a remaining term of 118 months as of the Cut-off Date until the ARD. The ARD is August 6, 2026, and the final maturity date is November 6, 2028. From and after the ARD, the Vertex Pharmaceuticals HQ Loan Combination will accrue interest at a per annum rate equal to the sum of (1) the Initial Interest Rate, plus (2) the product of (A) the quotient of (x) the Initial Interest Rate divided by (y) 3.53%, multiplied by (B) the difference between (x) the Adjusted Interest Rate, minus (y) 3.53%.

“Adjusted Interest Rate” means the greater of (i) 6.53% or (ii) the sum of (a) the then-effective U.S. swap rate for a swap terminating on the then-effective maturity date plus (b) 5.00%.

All interest, including interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate is required to be paid currently on each monthly payment date through the final maturity date. If the Vertex Pharmaceuticals HQ Loan Combination is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and prior to the occurrence of an event of default under the Vertex Pharmaceuticals HQ Loan Combination, all excess cash flow is required to be swept and applied to repay the principal balance of the Vertex Pharmaceuticals HQ Loan Combination and the Vertex Pharmaceuticals HQ Mezzanine Loan (as defined below) on a pro rata basis, based on their respective principal balances.

Voluntary prepayment of the Vertex Pharmaceuticals HQ Loan without payment of any prepayment premium is permitted on or after the due date in February 2026. At any time on or after October 6, 2018, the Vertex Pharmaceuticals HQ Loan may be prepaid with a payment equal to the greater of (i) 0.5% of the outstanding principal balance of the Vertex Pharmaceuticals HQ Loan and (ii) a yield maintenance premium as more particularly set forth in the Vertex Pharmaceuticals HQ Loan documents. In connection with any such prepayment, the Vertex Pharmaceuticals HQ Mezzanine Loan is required to also be prepaid in full.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$80,000,000	WFCM 2016-BNK1	Yes
A-2-1	$40,000,000	MSC 2016-UBS11	No
A-2-2	$30,000,000	MSC 2016-UBS11	No
A-2-3	$10,000,000	MSBAM 2016-C30(1)	No
A-3-1	$70,000,000	CCRE	No
A-3-2	$10,000,000	MSBNA	No
A-4	$57,500,000	MSBAM 2016-C30(1)	No
A-5	$30,000,000	CD 2016-CD1	No
A-6-1	$60,000,000	CGCMT 2016-C2	No
A-6-2	$15,000,000	CGCMT 2016-P5(1)	No
A-7	$22,500,000	CGCMT 2016-P5(1)	No
Total	$425,000,000

(1)	The identified note holder is the securitization trust for the expected securitization of the subject note.

Following the earlier of (i) the second anniversary of the last securitization of any portion of the Vertex Pharmaceuticals HQ Loan Combination and (ii) 42 months following origination of the Vertex Pharmaceuticals HQ Loan, the borrower has the right to defease, with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Vertex Pharmaceuticals HQ Loan Combination documents, the Vertex Pharmaceuticals HQ Loan Combination in whole, but not in part.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

■	The Mortgaged Property. The Vertex Pharmaceuticals HQ Property consists of the fee simple interest in a two-building, 15-story, Class A headquarters office/lab complex totaling 1,133,723 SF, located in the master-planned Fan Pier mixed use development in Boston’s Seaport District. The Fan Pier development is a live-work-play development that features over three million SF of office, retail, hotel and residential buildings, multiple public parks, restaurants, access to Boston’s HarborWalk and the Institute of Contemporary Art. The Fan Pier development also features the Fan Pier Marina, a professionally managed, six-acre marina with deep-water access, as well as water taxi access to Logan International Airport. The Vertex Pharmaceuticals HQ Property features floor plates of approximately 40,000 SF on the lab floors (floors 2-7, 9) and floor plates of approximately 28,000 SF on the office floors (floors 9-15). The Vertex Pharmaceuticals HQ Property features high-end finishes, flexible floor plates that can accommodate full floor or multi-tenant users, state-of-the-art laboratory and research space, floor to ceiling glass exteriors and highly visible exterior signage. Both buildings which comprise the Vertex Pharmaceuticals HQ Property, 11 Fan Pier Boulevard and 50 Northern Avenue, have applied for LEED Gold certification. The two buildings that comprise the Vertex Pharmaceuticals HQ Property are connected via a skybridge between the 5th and 6th floors. Parking at the Vertex Pharmaceuticals HQ Property is provided by a 3-level, 740-space subterranean parking garage, resulting in a parking ratio of 0.65 spaces per 1,000 SF of net rentable area.

The Vertex Pharmaceuticals HQ Property was constructed in 2013 as a built-to-suit headquarters for Vertex Pharmaceuticals Incorporated (“Vertex Pharmaceuticals”), which leases 100.0% of the Vertex Pharmaceuticals HQ Property’s office, lab, and mechanical space. The sponsor invested approximately $161.8 million ($149.30 per SF) for Vertex Pharmaceuticals’ initial tenant improvement allowance. In addition, Vertex Pharmaceuticals subsequently invested a reported $75.0 million ($69.29 per SF) to convert the lower floors of the towers to lab space. Vertex Pharmaceuticals’ leases run through December 31, 2028, each with one ten-year extension option at fair market rent remaining. Vertex Pharmaceuticals is focused on developing and commercializing therapies for the treatment of cystic fibrosis and currently has two marketed medicines to treat cystic fibrosis: ORKAMBI and KALYDECO. ORKAMBI was approved by the United States Food and Drug Administration (“FDA”) in July 2015 and the European Commission in November 2015 for the treatment of patients with cystic fibrosis 12 years of age and older. KALYDECO was approved in 2012 by the FDA and European Commission as a treatment for patients with cystic fibrosis six years of age and older. In addition, Vertex Pharmaceuticals has multiple other development programs in the field of cystic fibrosis, as well as other early- and mid-stage development programs in the areas of oncology, pain and neurology.

The Vertex Pharmaceuticals HQ Property features 49,906 SF of ground floor retail and associated storage space leased to a variety of complementary tenants, including Frank Anthony’s, a gourmet market and specialty grocer, Babbo Enoteca FP, LLC, d/b/a Babbo Pizzeria, an Italian restaurant and pizzeria, B. Good, a health-conscious fast-food chain restaurant, Leader Bank, a retail bank branch, Starbucks and Bright Horizons Children’s Center, a daycare and preschool.

Below is a summary of Vertex Pharmaceuticals’ occupied space at the Vertex Pharmaceuticals HQ Property:

Vertex Pharmaceuticals Leased Space(1)

Building	Office NRSF	Lab NRSF	Mechanical NRSF	Storage NRSF	Total Vertex Leased NRSF
11 Fan Pier Boulevard	217,462	222,870	76,984	8,996	526,312
50 Northern Avenue	211,685	253,800	87,752	2,868	556,105
Total	429,147	476,670	164,736	11,864	1,082,417

(1)	Included in Vertex Pharmaceuticals’ net rentable SF is approximately 164,736 SF of mechanical space located on the eighth floor and penthouse areas. According to the appraisal, it is a market standard that lab tenants pay full rent for all mechanical areas. Were the subject converted to a multi-tenant office use in the future, the Vertex Pharmaceuticals HQ Property’s net rentable area would most likely be reduced by the amount of the mechanical areas. Vertex Pharmaceuticals currently pays $62.50 per SF for its office, lab and mechanical space and $25.00 per SF for its storage space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

The following table presents certain information relating to the tenants at the Vertex Pharmaceuticals HQ Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent(1)	% of Total UW Base Rent	UW Base Rent $ per SF(1)	Lease Expiration	Renewal / Extension Options
Vertex Pharmaceuticals	NR / NR / NR	1,082,417	95.5%	$72,588,588	96.6%	$67.06	12/31/2028	1, 10-year option
Non-Major Tenants(2)	NR / NR / NR	49,906	4.4	2,567,035	3.4	51.44	Various	Various
Occupied Total		1,132,323	99.9%	$75,155,622	100.0%	$66.37
Vacant Spaces (Owned Space)		1,400	0.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,133,723	100.0%	$75,155,622	100.0%	$66.37

(1)	UW Base Rent and UW Base Rent $ per SF for Vertex Pharmaceuticals include $5,382,425 ($4.97 per SF) of underwritten rent steps in January of 2019, which represent the straight line rent increases in the Vertex Pharmaceuticals leases through the loan term. In addition, UW Base Rent and UW Base Rent $ per SF include $227,225 ($4.55 per SF) of underwritten rent steps for Non-Major Tenants.

(2)	Non-Major Tenants are comprised of first floor retail and storage space tenants, and includes 7,300 SF (0.6% of NRSF) master leased by an affiliate of the original developer of the Vertex Pharmaceuticals HQ Property to an affiliate of the borrower, which represents approximately 0.7% of UW Base Rent.

The following table presents the lease rollover schedule at the Vertex Pharmaceuticals HQ Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	8,793	0.8	0.8%	548,470	0.7	$62.38	2
2025	14,047	1.2	2.0%	705,607	0.9	$50.23	3
2026	2,746	0.2	2.3%	151,030	0.2	$55.00	1
2027 & Thereafter	1,106,737	97.6	99.9%	73,750,515	98.1	$66.64	4
Vacant	1,400	0.1	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	1,133,723	100.0%		$75,155,622	100.0%	$66.37	10

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The following table presents certain information relating to historical leasing at the Vertex Pharmaceuticals HQ Property:

Historical Leased %(1)

	2012(2)	2013(2)	2014(3)	2015(3)	As of 4/30/2016(4)
Owned Space	NAV	NAV	100.0%	99.6%	99.9%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

(2)	The Vertex Pharmaceuticals HQ Property was constructed in 2013 and as such, historical occupancy prior to 2014 is not available.

(3)	Historical occupancy includes vacant retail space that was master leased to an affiliate of the borrower, comprising 23,723 SF as of 12/31/2014 and 12,231 SF as of 12/31/2015.

(4)	Information obtained from the underwritten rent roll. Includes 7,300 SF of vacant retail space that is master leased to an affiliate of the borrower.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Vertex Pharmaceuticals HQ Property:

Cash Flow Analysis

	2014	2015	Underwritten	Underwritten $ per SF
Base Rent(1)	$43,822,419	$68,315,712	$75,155,622	$66.29
Grossed Up Vacant Space	0	0	0	0.00
Total Reimbursables	8,044,479	15,865,672	16,894,457	14.90
Parking Income	2,194,452	3,998,740	3,710,112	3.27
Less Vacancy & Credit Loss(2)	0	0	(2,336,660)	(2.06)
Effective Gross Income	$54,061,350	$88,180,123	$93,423,532	$82.40

Total Operating Expenses	$10,133,318	$17,255,195	$17,361,124	$15.31

Net Operating Income	$43,928,033	$70,924,928	$76,062,408	$67.09
TI/LC	0	0	0	0.00
Replacement Reserves	0	0	283,431	0.25
Net Cash Flow	$43,928,033	$70,924,928	$75,778,977	$66.84

(1)	The increase in 2015 Base Rent over 2014 Base Rent is due primarily to Vertex Pharmaceuticals not being in full occupancy of and paying rent for all of its space until the end of 2014. The increase in Underwritten Base Rent over 2015 Base Rent is primarily due to underwritten rent steps of $5,382,425 ($4.97 per SF) in January of 2019, which represents the straight line rent increases in the Vertex Pharmaceuticals lease through the loan term, and $227,225 ($4.55 per SF) of underwritten rent steps for non-major tenants.

(2)	The underwritten economic vacancy is 2.5%. As of April 30, 2016, the Vertex Pharmaceuticals HQ Property was 99.9% leased.

■	Appraisal. According to the appraisal, the Vertex Pharmaceuticals HQ Property had an “as-is” appraised value of $1,198,000,000 as of June 3, 2016.

■	Environmental Matters. Based on the Phase I environmental site assessment dated June 10, 2016, there are no recommendations for further action at the Vertex Pharmaceuticals HQ Property. In the event that the guarantor does not have a long-term unsecured debt rating of at least “BBB-” by Fitch and S&P and “Baa3” by Moody’s, the borrower is required to obtain an environmental impairment liability insurance policy as described in (and subject to the limitations described in) the Preliminary Prospectus under “Description of the Mortgage Pool—Environmental Considerations.”

■	Market Overview and Competition. The Vertex Pharmaceuticals HQ Property is located in the Seaport District of downtown Boston, overlooking Boston Harbor. The Seaport District has benefitted from infrastructure improvements stemming from the completion of Boston’s decades-long “Big Dig” project that concluded in 2007. The Big Dig project converted Interstate 93 from an elevated highway to an underground tunnel through the Boston central business district, and included the construction of the Ted Williams Tunnel which connects Interstate 90 to Logan International Airport under the Seaport District and Boston Harbor. With the conversion of Interstate 93 to an underground tunnel, access from the Boston central business district over the Fort Point Channel to the Seaport District was improved. The Vertex Pharmaceuticals HQ Property benefits from easy access to mass transit, and is located a block from the Silver Line Courthouse T Station, an approximately 15 minute walk from South Station and an approximately 10 minute drive from Logan International Airport. Attractions in the Seaport District include the Boston Convention and Exhibition Center, the Seaport Hotel & World Trade East and West, the Institute of Contemporary Art and the Blue Hills Bank Pavilion amphitheater.

The Vertex Pharmaceuticals HQ Property is located in the Seaport office submarket, which contains 8.7 million SF of office space, and is part of the greater Boston central business district office market, which includes 66.6 million SF of office space. Recent corporate relocations to the Seaport office submarket include PricewaterhouseCoopers (“PwC”), which signed a 333,000 SF lease and relocated over 2,500 employees to its recently completed building in Seaport Square, Goodwin Procter LLP, which committed to a large built-to-suit office project totaling 378,000 SF that will bring over 800 employees to the submarket, and GE, which announced plans to move its corporate headquarters from Connecticut to the Seaport District in Boston and plans to relocate approximately 800 jobs to the area. According to the appraisal, as of the fourth quarter of 2015, the Seaport office submarket exhibited a vacancy rate of 6.4% with asking Class A rents of $63.47 per SF on a triple net basis, compared to a vacancy rate of 8.4% and asking Class A rents of $58.58 per SF on a triple net basis for the central business district office market as a whole.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

The following table presents certain information relating to comparable office properties to the Vertex Pharmaceuticals HQ Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Pier IV Boston, MA	2018	376,555	NAV	0.2 miles	Confidential	July 2018 / 15.5 Yrs	200,000	$50.00	Net
675 West Kendall Street Cambridge, MA	2004	302,919	100%	2.3 miles	Alnylam Pharmaceuticals	May 2018 / 15.0 Yrs	295,000	$67.00	Net
60 Binney Street Cambridge, MA	2016	530,478	98%	2.3 miles	Bluebird Bio	Jan. 2017 / 10.3 Yrs	267,278	$72.50	Net
320 Bent Street Cambridge, MA	2001	184,405	100%	2.8 miles	Momenta Pharmaceuticals	Sept. 2016 / 10.0 Yrs	105,000	$68.00	Net
100-110 Northern Avenue Boston, MA	2016	516,000	64%	0.2 miles	Goodwin Procter	July 2016 / 16.5 Yrs	378,000	$53.00	Net
125 High Street Boston, MA	1990	980,347	86%	0.4 miles	Wells Fargo	Jan. 2016 / 15.0 Yrs	150,816	$37.00	Net
101 Seaport Boulevard Boston, MA	2015	439,058	92%	0.1 miles	PwC	Nov. 2015 / 15.0 Yrs	330,000	$39.00	Net

(1)	Information obtained from the appraisal.

■	The Borrower. The borrower is SNH Seaport LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Vertex Pharmaceuticals HQ Loan Combination. Senior Housing Properties Trust is the guarantor of certain nonrecourse carveouts under the Vertex Pharmaceuticals HQ Loan Combination. The sponsor is Senior Housing Properties Trust, a publicly traded REIT, which owns independent living and assisted living communities, continuing care retirement communities, nursing homes, wellness centers and medical office, clinic and biotech laboratory buildings located throughout the United States, with a focus on owning triple net leased properties. As of March 31, 2016, Senior Housing Properties Trust owned 428 properties in 43 states and Washington, D.C.

■	Escrows. No upfront reserves were deposited with respect to the Vertex Pharmaceuticals HQ Loan Combination.

During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes the lender estimates will be payable in the next 12 months and (ii) an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable in the next 12 months; provided that the requirement to deposit insurance premiums will be suspended if the borrower provides satisfactory evidence to the lender that the insurance coverage required by the Vertex Pharmaceuticals HQ Loan Combination documents is being provided under acceptable blanket insurance policies and the insurance premiums for such policies have been prepaid for not less than one year in advance (or for policies delivered at origination of the Vertex Pharmaceuticals HQ Loan, such shorter period as such policies are in effect).

■	Lockbox and Cash Management. During the continuance of a Cash Management Sweep Period, all excess cash flow is required to be deposited into and held in a cash trap subaccount (the “Cash Trap Funds”); provided, that during a Cash Management Sweep Period resulting solely from the occurrence of a Vertex Lease Event (as defined below), all Cash Trap Funds in excess of $75,000,000 are required to be released to the borrower. In addition, during a Cash Management Sweep Period resulting solely from the occurrence of a Vertex Lease Event, the borrower may obtain a release of the Cash Trap Funds upon delivery to the lender of either (i) a letter of credit meeting the requirements of the Vertex Pharmaceuticals HQ Loan Combination documents, or (ii) in the event that the sponsor, Senior Housing Properties Trust, possesses a long-term unsecured debt rating of at least “BBB-” by Fitch and S&P and “Baa3” by Moody’s, an additional guaranty, in each case, in an amount equal to the portion of the Cash Trap Funds requested to be released; provided that the right to provide an additional guaranty is conditioned upon the borrower delivering a new non-consolidation opinion and such other legal opinions as may be reasonably requested by the lender in connection with the additional guaranty. If a Cash Management Sweep Period is no longer in effect, all funds are returned to the borrower. During an event of default under the Vertex Pharmaceuticals HQ Loan Combination documents, the lender may apply funds to payment of the debt or

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

otherwise pay expenses in the order of priority the lender determines. Following the ARD, provided no event of default is continuing under the Vertex Pharmaceuticals HQ Loan Combination, Cash Trap Funds are required to be applied to prepay the principal of the Vertex Pharmaceuticals HQ Loan Combination and the Vertex Pharmaceuticals HQ Mezzanine Loan, pro rata.

The Vertex Pharmaceuticals HQ Loan Combination is structured with a lender-controlled hard lockbox and springing cash management. The Vertex Pharmaceuticals HQ Loan Combination documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Sweep Period, all cash flow is distributed to the borrower. During a Cash Management Sweep Period, all cash flow is swept to a lender-controlled cash management account and applied as provided in the Vertex Pharmaceuticals HQ Loan Combination documents.

A “Cash Management Sweep Period” means a period: (a) commencing upon an event of default under the Vertex Pharmaceuticals HQ Loan Combination documents and ending at such time as such event of default has been cured; (b) commencing upon an event of default under the Vertex Pharmaceuticals HQ Mezzanine Loan and ending at such time as such event of default has been cured in accordance with the Vertex Pharmaceuticals HQ Mezzanine Loan documents; (c) commencing upon a Vertex Lease Event and ending at such time as (i) no monetary or material non-monetary defaults or breaches by Vertex Pharmaceuticals exist under the Vertex Pharmaceuticals lease, or (ii) the borrower enters into one or more replacement leases with tenants reasonably approved by the lender, which new leases result in a combined debt yield from the Vertex Pharmaceuticals HQ Loan Combination and the Vertex Pharmaceuticals HQ Mezzanine Loan (the “Vertex Combined Debt Yield”) of at least 10% for two consecutive calendar quarters (a “Vertex Re-Leasing Event”) tested as of the end of each calendar quarter; (d) commencing when, as of the last day of any calendar quarter from and after a Vertex Re-Leasing Event, the Vertex Combined Debt Yield is less than 8.5%, until such time as the Vertex Combined Debt Yield is at least 8.5% for two consecutive calendar quarters (and no other trigger under (a) through (c) above has occurred and continues); or (e) from and after the occurrence of the ARD with respect to the Vertex Pharmaceuticals HQ Loan Combination.

A “Vertex Lease Event” means any monetary or material non-monetary default or breach by Vertex Pharmaceuticals under the lease between the borrower and Vertex Pharmaceuticals beyond any applicable notice and cure periods contained in such lease.

■	Property Management. The Vertex Pharmaceuticals HQ Property is managed by The RMR Group LLC, a Maryland limited liability company. The lender is permitted to require the borrower to replace the property manager with a replacement property manager who is not an affiliate of, but is chosen by, the borrower and approved by the lender in the event (i) the property manager becomes insolvent or a debtor in a bankruptcy proceeding; (ii) the property manager is in monetary or material non-monetary default under the property management agreement beyond any applicable notice and cure period; or (iii) the property manager has engaged in gross negligence, fraud, or willful misconduct. The lender has the right to replace the property manager at any time during an event of default under the Vertex Pharmaceuticals HQ Loan Combination documents. The borrower is not permitted to replace the property manager without the consent of the lender, except that the borrower can, without the lender’s consent, replace the property manager under an arms-length management agreement in a form acceptable to the lender and with fees less than or equal to 3.0% of operating income with (a) a reputable and experienced management organization approved by the lender in its reasonable discretion, (b) a reputable and experienced management organization that has at least 5 years’ experience managing at least 10 similar properties comprising at least 2,000,000 leasable square feet and is not subject to bankruptcy or similar proceedings, or (c) certain named management organizations, provided that, in the case of a property manager that is an affiliate of the borrower selected under clause (b) or (c) above, the borrower has provided a new non-consolidation opinion.

■	Mezzanine and Subordinate Indebtedness. Citigroup Global Markets Realty Corp. and Morgan Stanley Mortgage Capital Holdings LLC have made a $195,000,000 mezzanine loan (the “Vertex Pharmaceuticals HQ Mezzanine Loan”) to SNH Mez LLC, the sole member of the borrower under the Vertex Pharmaceuticals HQ Loan Combination, of which Morgan Stanley Mortgage Capital Holdings LLC currently holds the mezzanine note A-1 in the original principal amount of $136,500,000 and Citigroup Global Markets Realty Corp. currently holds the mezzanine note A-2 in the original principal amount of $58,500,000. The Vertex Pharmaceuticals HQ Mezzanine Loan accrues interest at an interest rate of 5.125% per annum prior to its anticipated repayment date, accrues interest based on the same formula as the Vertex Pharmaceuticals HQ Loan Combination on and after

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

its anticipated repayment date, and requires payments of interest only until its anticipated repayment date. The Vertex Pharmaceuticals HQ Mezzanine Loan has the same anticipated repayment date and stated maturity date as the Vertex Pharmaceuticals HQ Loan Combination. The lender entered into an intercreditor agreement with the mezzanine lender. The Vertex Pharmaceuticals HQ Mezzanine Loan may only be prepaid with a yield maintenance premium, concurrent with payment of the Vertex Pharmaceuticals HQ Loan in full.

■	Terrorism Insurance. The Vertex Pharmaceuticals HQ Loan Combination documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Vertex Pharmaceuticals HQ Property with a deductible no greater than $100,000. The Vertex Pharmaceuticals HQ Loan Combination documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

COLUMBIA CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLUMBIA CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLUMBIA CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLUMBIA CENTER

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
Columbia Center
1 Columbia Center I 201 West Big Beaver Road Troy, MI 48084
2 Columbia Center II 101 West Big Beaver Road Troy, MI 48084
3 Columbia Center IV 203 West Big Beaver Road Troy, MI 48084
W LONG LAKE RD
White Chapel Cemetery
COOLIDGE HWY
LIVERNOIS RD
ROCHESTER RD
W WATTLES RD
E WATTLES RD
Raintree Park
Phillip J Huber Park
Troy
Beaver Trail Park
Somerset Collection
E BIG BEAVER RD
Somerset Golf Club
Robinwood Park
James C Nelson Park
W MAPLE RD
RYAN RD
OAKLAND/TROY AIRPORT
Clawson Park
Cummingston Park
Oakland Mall
Clover Hill Park Cemetery
S MAIN ST
STEPHENSON HWY
DEQUINDRE RD
E 14 MILE RD
Clawson
WOODWARD AVE
Normandy Oaks Golf Club
Quickstad Park
Civic Center Park
City Of Warren Halmich Park
Royal Oak Golf Club
Worden Park
E 13 MILE RD
Starr Jaycee Park
Red Oaks Golf Course
Beaumont Hospital-Royal Oak
ROCHESTER RD
Red Run Golf Club
Roseland Park Cemetery
Madison Heights
Royal Oak
E 12 MILE RD
Universal Mall Shopping Center
Oakview Cemetery
Rosies Park
St. John Macomb-Oakland Hospital
E 11 MILE RD
HILTON RD
Hazel Park Harness Raceway
75
696
Bay City
MICHIGAN
Grand Rapids
Flint
Lansing
Lake Michigan
Kalamazoo
Detroit
Ann Arbor
South Bend
Toledo
INDIANA
OHIO
Cleveland

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLUMBIA CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller	SMF V
Location (City/State)	Troy, Michigan	Cut-off Date Balance(3)	$37,405,756
Property Type	Office	Cut-off Date Balance per SF(2)	$121.52
Size (SF)	537,653	Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 7/15/2016(1)	84.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/15/2016(1)	84.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.50000%
Appraised Value	$95,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$12,440,665
Underwritten Expenses	$5,789,451	Escrows
Underwritten Net Operating Income (NOI)	$6,651,214	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,086,179	Taxes	$175,580	$87,790
Cut-off Date LTV Ratio(2)	68.4%	Insurance	$102,609	$10,261
Maturity Date LTV Ratio(2)	55.4%	Replacement Reserves(4)	$0	$10,305
DSCR Based on Underwritten NOI / NCF(2)	1.67x / 1.53x	TI/LC(5)	$2,000,000	$67,207
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.3%	Other(6)	$275,000	$0
Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$65,500,000	100.0%	Loan Payoff	$46,513,878	71.0%
Principal Equity Distribution	14,994,236	22.9
Reserves	2,553,189	3.9
Closing Costs	1,438,697	2.2
Total Sources	$65,500,000	100.0%	Total Uses	$65,500,000	100.0%

(1)	Total Occupancy and Owned Occupancy include Cambridge Consulting Group LLC (16,171 SF), which has given notice of its intention to vacate at the end of 2016. Without Cambridge Consulting Group LLC, Total Occupancy and Owned Occupancy at the Columbia Center Properties would each be 81.7%.
(2)	Calculated based on the aggregate outstanding principal balance of the Columbia Center Loan Combination.
(3)	The Columbia Center Loan has a Cut-off Date Balance of $37,405,756 and represents the controlling note A-1 of the $65,500,000 Columbia Center Loan Combination. The Columbia Center Companion Loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of $27,929,631, is currently held by Starwood Mortgage Funding III LLC and expected to be contributed to the MSBAM 2016-C30 securitization transaction. See “—The Mortgage Loan” below.
(4)	The Replacement Reserves is capped at $618,300. See “—Escrows” below.
(5)	The TI/LC reserve is capped at $3,000,000. See “—Escrows” below.
(6)	Other upfront reserves represent $275,000 for deferred maintenance. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Columbia Center Loan”) is part of a loan combination (the “Columbia Center Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in three Class A office buildings totaling 537,653 SF located at 201 West Big Beaver Road, 101 West Big Beaver Road and 203 West Big Beaver Road in Troy, Michigan (the “Columbia Center I Property”, the “Columbia Center II Property” and the “Columbia Center IV Property,” respectively; together, the “Columbia Center Properties”). The Columbia Center Loan, which is evidenced by note A-1 and represents the controlling interest in the Columbia Center Loan Combination, had an original principal balance of $37,500,000, has an outstanding principal balance as of the Cut-off Date of $37,405,756, and represents approximately 4.1% of the Initial Pool Balance. The related companion loan (the “Columbia Center Companion Loan”), which is evidenced by the non-controlling note A-2, had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $27,929,631, is currently held by Starwood Mortgage Funding III LLC and is expected to be contributed to the MSBAM 2016-C30 securitization transaction. The Columbia Center Loan Combination was originated by Starwood Mortgage Capital LLC on August 1, 2016 and will be acquired by Starwood Mortgage Funding V LLC on or prior to the Closing Date. The Columbia Center Loan Combination had an original principal balance of $65,500,000 and has an outstanding principal balance as of the Cut-off Date of $65,335,387. Both the Columbia Center Loan and the Columbia Center Companion Loan accrue interest at an interest rate of 4.50000% per annum. The proceeds of the Columbia Center Loan Combination were primarily used to refinance the Columbia Center Property, return equity to the borrower’s sponsor, fund reserves and pay origination costs. A previous mortgage loan secured by the Columbia Center I Property and the Columbia Center II Property was included in the JPMCC 2010-C1 securitization trust.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLUMBIA CENTER

The Columbia Center Loan had an initial term of 120 months and has a remaining term of 118 months. The Columbia Center Loan requires monthly payments of interest and principal sufficient to amortize the Columbia Center Loan over a 30-year amortization schedule. The scheduled maturity date is the due date in August 2026. Voluntary prepayment of the Columbia Center Loan is permitted on and after the due date in May 2026 without payment of any yield maintenance or any other prepayment premium as more particularly set forth in the Columbia Center Loan documents. Provided that no event of default has occurred and is continuing, defeasance with non-callable obligations of the United States of America (or other “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii)) is permitted on or after the earlier to occur of (i) the first due date following the second anniversary of the Closing Date and (ii) August 1, 2019.

■	The Mortgaged Property. The Columbia Center Properties, located at 101, 201 and 203 West Big Beaver Road in Troy, Michigan, consist of two 14-story, multi-tenant suburban office buildings and one two-story, single-tenant office building, together totaling 537,653 SF. The Columbia Center Properties were constructed in three phases: the Columbia Center I Property, located at 201 West Big Beaver Road, was built in 1988, the Columbia Center II Property, located at 101 West Big Beaver Road, was built in 2000 and the Columbia Center IV Property, located at 203 West Big Beaver Road, was built in 1996 and extensively renovated in 2016. Amenities at the Columbia Center I Property and Columbia Center II Property include covered parking, on-site food service, on-site management and conference room facilities. The Columbia Center IV Property is 100.0% occupied by DSM Engineering Plastics, Inc. on a lease that commenced in January 2016 and runs through December 2027. The Columbia Center IV Property serves as the firm’s new United States headquarters. The build out for the Columbia Center IV Property includes sustainable design elements and contains both open and closed office spaces, five conference rooms that are convertible to one larger conference space and a lab space to be utilized for automotive plastics research and technology development. The Columbia Center Properties feature a three-story parking deck with 2,018 parking spaces (which equates to 3.75 parking spaces per 1,000 SF of net rentable area).

As of July 15, 2016, the Columbia Center Properties are currently 84.7% occupied by 48 tenants. Cambridge Consulting Group LLC (16,171 SF) has given notice of its intention to vacate at the end of 2016. Without Cambridge Consulting Group LLC, occupancy at the Columbia Center Properties would be 81.7%.

The following table presents certain information relating to the Columbia Center Properties:

Property Name	Year Built / Renovated	Total GLA	Occupancy(1)	Cut-off Date Loan Amount	Appraised Value	UW NCF
Columbia Center I	1988 / NAP	254,978	89.6%	$22,671,886	$48,000,000	$3,733,814
Columbia Center II	2000 / NAP	251,620	77.8%	13,249,062	41,000,000	2,124,686
Columbia Center IV	1996 / 2016	31,055	100.0%	1,484,809	6,500,000	227,679
Total / Wtd. Avg.		537,653	84.7%	$37,405,756	$95,500,000	$6,086,179

(1)	Occupancy as of July 15, 2016.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLUMBIA CENTER

The following table presents certain information relating to the major tenants at the Columbia Center Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Property	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Giarmarco, Mullins & Horton(3)	NR / NR / NR	Columbia Center II	40,810	7.6%	$979,440	8.6%	$24.00	12/31/2027	2, 5-year options
Kemp, Klein, Umphrey & Endelman	NR / NR / NR	Columbia Center I	28,932	5.4	781,164	6.8	27.00	10/31/2019	1, 5-year option
Morgan Stanley Smith Barney(4)	A / A3 / BBB+	Columbia Center II	26,179	4.9	767,045	6.7	29.30	9/30/2018	2, 5-year options
Bodman PLC	NR / NR / NR	Columbia Center I	27,926	5.2	754,002	6.6	27.00	8/31/2024	NA
Michigan Court of Appeals(5)	NR / NR / NR	Columbia Center I	20,334	3.8	630,354	5.5	31.00	11/30/2026	1, 5-year option
DSM Engineering Plastics, Inc.(6)	NR / NR / NR	Columbia Center IV	31,055	5.8	523,277	4.6	16.85	12/31/2027	2, 5-year options
The Boston Consulting Group, Inc.	NR / NR / NR	Columbia Center I	20,009	3.7	512,428	4.5	25.61	11/30/2020	2, 5-year options
Hall, Render, Killian, Et. Al.	NR / NR / NR	Columbia Center I	19,735	3.7	508,176	4.4	25.75	12/31/2019	3, 5-year options
Independent Bank Corporation	NR / NR / NR	Columbia Center I	16,789	3.1	486,492	4.2	28.98	7/31/2021	2, 5-year options
Regus National Business Centers	NR / NR / NR	Columbia Center II	20,009	3.7	468,069	4.1	23.39	12/31/2025	1, 5-year option
Ten Largest Tenants			251,778	46.9%	$6,410,447	56.0%	$25.46
Remaining Tenants(7)			203,604	37.8	5,039,310	44.0	24.75
Vacant			82,271	15.3	0	0.0	0.00
Total / Wtd. Avg. All Tenants			537,653	100.0%	$11,449,757	100.0%	$25.31

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Excludes vacant, conference room and vending room space.
(3)	Giarmarco, Mullins & Horton has the option to terminate its lease effective December 2022 with 9 months’ notice. Additionally, Giarmarco, Mullins & Horton has a continuing option to relinquish up to 7,500 SF of its leased space until December 2020 with 120 days’ notice.
(4)	Morgan Stanley Smith Barney has a continuing option to relinquish up to 5,823 SF of its leased space with 6 months’ notice.
(5)	Michigan Court of Appeals has the option to terminate its lease with 180 days’ notice and payment of a termination fee upon the occurrence of any of the following: (i) elimination of the Michigan Court of Appeals by executive or legislative action, (ii) sufficient operating funds are not made available by the state of Michigan government budgeting authority or (iii) alternative space is provided in a government-owned building.
(6)	DSM Engineering Plastics, Inc. has the option to terminate its lease effective December 2022 with 12 months’ notice.
(7)	Includes Cambridge Consulting Group LLC (16,171 SF), which has given notice of its intention to vacate at the end of 2016. Without taking into account Cambridge Consulting Group LLC, occupancy at the Columbia Center Properties would be 81.7%.

The following table presents the lease rollover schedule at the Columbia Center Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM(3)	14,207	2.6%	2.6%	$178,731	1.6%	$15.93	5
2016(4)	38,766	7.2	9.9%	1,035,384	9.0	$26.71	6
2017	21,848	4.1	13.9%	560,951	4.9	$25.68	6
2018	37,188	6.9	20.8%	1,052,668	9.2	$28.31	5
2019	63,487	11.8	32.6%	1,664,605	14.5	$26.22	6
2020	31,946	5.9	38.6%	825,642	7.2	$25.84	4
2021	33,683	6.3	44.8%	906,952	7.9	$26.93	3
2022	16,660	3.1	47.9%	391,510	3.4	$23.50	1
2023	11,277	2.1	50.0%	288,018	2.5	$25.54	2
2024	40,455	7.5	57.6%	1,088,083	9.5	$26.90	5
2025	20,009	3.7	61.3%	468,069	4.1	$23.39	1
2026	40,532	7.5	68.8%	1,149,952	10.0	$28.37	4
2027 & Thereafter	85,324	15.9	84.7%	1,839,192	16.0	$21.56	3
Vacant	82,271	15.3	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	537,653	100.0%		$11,449,757	100.0%	$25.31	51

(1)	Calculated based on approximate square footage occupied by each owned tenant unless otherwise specified.
(2)	Excludes vacant, conference room and vending room space.
(3)	Includes conference room space (2,808 SF) and vending room space (180 SF).
(4)	Includes Cambridge Consulting Group LLC (16,171 SF), which has given notice of its intention to vacate at the end of 2016. Without Cambridge Consulting Group LLC, the Columbia Center Properties would be 81.7% occupied.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLUMBIA CENTER

The following table presents certain information relating to historical leasing at the Columbia Center Properties:

Historical Leased %(1)

	2013	2014	2015	As of 7/15/2016(2)
Owned Space	81.6%	81.6%	78.6%	84.7%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Includes Cambridge Consulting Group LLC (16,171 SF), which has given notice of its intention to vacate at the end of 2016. Without Cambridge Consulting Group LLC, the Columbia Center Property would be 81.7% occupied.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Columbia Center Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 5/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$11,430,146	$11,660,590	$11,404,099	$11,004,198	$11,300,883	$21.02
Contractual Rent Steps(2)	0	0	0	0	148,874	0.28
Gross Up Vacancy	0	0	0	0	2,125,240	3.95
Total Rent	$11,430,146	$11,660,590	$11,404,099	$11,004,198	$13,574,997	$25.25
Total Reimbursables	250,811	150,877	202,903	245,388	273,755	0.51
Tenant Electric	494,898	428,343	398,901	394,812	441,455	0.82
Other Income(3)	625,150	627,400	786,240	794,832	690,582	1.28
Vacancy & Credit Loss	0	0	0	0	(2,540,124)	(4.72)
Effective Gross Income	$12,801,005	$12,867,210	$12,792,143	$12,439,230	$12,440,665	$23.14

Real Estate Taxes	$1,007,400	$1,011,068	$1,023,440	$1,001,934	$1,021,248	$1.90
Insurance	102,882	110,696	116,714	117,040	123,131	0.23
Management Fee	377,977	383,143	392,981	386,085	373,220	0.69
Other Operating Expenses	3,996,777	3,899,657	3,990,716	4,028,071	4,271,852	7.95
Total Operating Expenses	$5,485,036	$5,404,564	$5,523,851	$5,533,130	$5,789,451	$10.77

Net Operating Income	$7,315,969	$7,462,646	$7,268,292	$6,906,100	$6,651,214	$12.37
TI/LC	0	0	0	0	441,375	0.82
Replacement Reserves	0	0	0	0	123,660	0.23
Net Cash Flow	$7,315,969	$7,462,646	$7,268,292	$6,906,100	$6,086,179	$11.32

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.
(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through January 2017.
(3)	Other Income consists primarily of storage income, parking rental, conference rental and tenant services.

■	Appraisal. According to the appraisals, the Columbia Center Properties had an aggregate “as-is” appraised value of $95,500,000 as of July 1, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated July 11, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action.

■	Market Overview and Competition. The Columbia Center Properties are situated in the Detroit office market. According to the appraisals, the market’s first quarter 2016 vacancy rate was 14.0%, while average rent was $18.81 per SF. The Columbia Center Properties are located within the Troy South micro submarket, which features approximately 12.9 million SF of office space with a vacancy rate of 26.0% as of the first quarter of 2016. A number of vacant distressed properties are included in the appraisal’s 26.0% vacancy. One of which is the former K-Mart headquarters which totals nearly 1.1 million SF and is 100.0% vacant. According to the appraisal, the buildings over 50.0% vacant are considered to have some sort of obsolescence (whether it is physical, functional or a combination of both). Vacancy at comparable or competitive properties identified in the appraisal ranged from 0.0% to 21.0%, with an average of 8.6%. According to the appraisal, there is no known new supply coming to market in the immediate area that would compete with the Columbia Center Properties. The Columbia Center Properties’ appraisals determined market rent for the office space at the Columbia Center I Property, Columbia Center II Property and Columbia Center IV Property to be $26.00 per SF. The estimated 2016 population within a one-, three- and five-mile radius of the Columbia Center Properties were 8,613, 85,312 and 262,561 people, respectively. The estimated 2016 median household income within a one-, three- and five-mile radius of the Columbia Center Properties were $71,659, $73,375 and $73,104, respectively.

■	The Borrowers. The borrowers are CC Troy Associates I, L.L.C. and CC Troy Associates II, L.L.C., each a single-purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLUMBIA CENTER

consolidation opinion in connection with the origination of the Columbia Center Loan. Four O Group, L.L.C., Three O LLC and Alan M. Kiriluk are the non-recourse carveout guarantors under the Columbia Center Loan. Liability of the non-recourse carve-outs is allocated severally among the non-recourse carve-out guarantors, with Alan M. Kiriluk being responsible for payment of 15% of the amount of applicable non-recourse carve-out liability and Three O LLC and Four O Group, L.L.C. being jointly and severally liable for payment of 85% of the amount of the applicable non-recourse carve-out liability.

Four O Group, L.L.C. and Three O LLC are indirectly owned by the Orley family. Graham Orley and Joseph Orley have together developed and managed residential subdivisions, multifamily communities, office buildings and retail properties throughout Michigan. In addition, Alan M. Kiriluk is the founder and key principal of Kirco Development Corp. (“Kirco”). Kirco is an independent corporation providing a full range of real estate development services. Since its inception in the mid-1970’s, Kirco has been involved in the development of 11.0 million SF of commercial and residential real estate properties throughout southeastern Michigan and the United States. Kirco currently owns and manages in excess of six million SF of real estate.

■	Escrows. On the origination date of the Columbia Center Loan, the borrowers funded escrow reserves in the amounts of (i) $175,580 with respect to certain real estate taxes, (ii) $102,609 for insurance premiums, (iii) $2,000,000 for general tenant improvements and leasing commissions and (iv) $275,000 for deferred maintenance.

On each due date, the borrowers are required to fund (i) a tax reserve in a monthly amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then-succeeding 12-month period, which currently equates to $87,790, (ii) an insurance reserve equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12 month period, which currently equates to $10,261, (iii) a replacement reserve in the monthly amount of $10,305, capped at $618,300 and (iv) a tenant improvements and leasing commissions reserve equal to $67,207, capped at $3,000,000.

■	Lockbox and Cash Management. The Columbia Center Loan is structured with a hard lockbox and springing cash management. During a Columbia Center Sweep Event (as defined below), funds on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account. On each due date during a Columbia Center Sweep Event, the Columbia Center Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, fund required reserves and pay operating expenses, and all remaining amounts will be deposited in the excess cash flow reserve account and held as additional collateral for the Columbia Center Loan.

A “Columbia Center Sweep Event” means any period (i) after the occurrence of an event of default under the Columbia Center Loan documents until cured (so long as no other Columbia Center Sweep Event is in effect) or (ii) during which the debt service coverage ratio of the Columbia Center Properties (based on the trailing 12 calendar months and as determined by the lender) is less than 1.20x, until the debt service coverage ratio of the Columbia Center Properties (based on the trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.25x for two consecutive calendar quarters (so long as no other Columbia Center Sweep Event is in effect).

■	Property Management. The Columbia Center Properties are currently managed by Kirco Management Services, LLC, an affiliate of the loan sponsors, pursuant to a management agreement. Under the Columbia Center Loan documents, the Columbia Center Properties may be managed by Kirco Management Services, LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. Upon any of (i) the occurrence of an event of default under the Columbia Center Loan documents, (ii) the continuance of a default by the property manager under the management agreement beyond any applicable notice and cure period, (iii) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (iv) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrowers to terminate the management agreement and replace the property manager with a new property manager selected by the borrowers, subject to the lender’s approval and, if required by the lender, with respect to which a rating agency confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLUMBIA CENTER

■	Condominium. The Columbia Center Properties were developed as a commercial and office condominium under the Michigan Condominium Act. The condominium project is known as the Columbia Center and the project is zoned Office Service Commercial District. The condominium is comprised of three condominium units, all of which are owned by the Columbia Center Loan borrowers. Also, the Columbia Center Loan borrowers may create a new condominium unit from a portion of the mortgaged property that was given no value for underwriting purposes and such unit may be released without principal payment. See “–Release of Collateral” below.

■	Release of Collateral. Provided no event of default or Columbia Center Sweep Event exists under the Columbia Center Loan documents, at any time on or after the earlier to occur of (a) the end of the two-year period commencing with the closing date of the securitization of the last Columbia Center Loan Combination promissory note to be securitized and (b) August 1, 2019, the Columbia Center Loan borrowers may obtain a release of any of the individual Columbia Center Properties, provided, among other conditions, (x) the Columbia Center Loan borrowers defease the Columbia Center Loan with U.S. government securities in an amount equal to the greatest of (i) with respect to the Columbia Center I Property and the Columbia Center II Property, 120% of the allocated loan amount for the applicable individual property, and with respect to the Columbia Center IV Property, 110% of the allocated loan amount, (ii) an amount that results, with respect to the individual property or properties remaining after the release, in the loan-to-value ratio being not greater than 70.0%, (iii) an amount that results, with respect to the individual property or properties remaining after the release, in the debt service coverage ratio being not less than 1.50x and (iv) an amount that results, with respect to the individual property or properties remaining after the release, in the debt yield being not less than 9.5%, and (y) the Columbia Center Loan borrowers deliver a rating agency confirmation and a REMIC opinion with respect to such individual property release.

Additionally, provided no Columbia Center Sweep Event exists under the Columbia Center Loan documents, the Columbia Center Loan borrowers may amend the condominium declaration to create a new condominium unit from a portion of the Columbia Center Properties’ common area/parking lot and obtain a release of such unimproved parcel (the “Release Parcel”), provided, among other conditions, (a) title to the Release Parcel is transferred to an affiliate of the Columbia Center Loan borrowers, (b) delivery of evidence reasonably acceptable to the related lender that, if required, zoning and subdivision approvals have been granted so that the portion of the Columbia Center Properties remaining after the release constitutes a separate legal lot and tax parcel, (c) the Columbia Center Loan borrowers provide the lender a rating agency confirmation and a satisfactory REMIC opinion and (d) the amendment to the condominium declaration is satisfactory to the lender and includes such protections for the lender as the lender may require (including, without limitation, requiring that control of the condominium association remain with the Columbia Center Loan borrowers (which requirement will be deemed satisfied so long as the Columbia Center Loan borrowers have the right to appoint a number of members to the condominium association to maintain control thereof), satisfactory provisions governing the ground leasing (if applicable), development and operation of the Release Parcel, restrictions on the use of the Release Parcel to a restaurant use or any other use to be approved by the lender in writing, requirements that no activity on the Release Parcel disrupt the use or operation of the remainder of the Columbia Center Properties and that any construction on the Release Parcel be performed in a lien free manner in accordance with all applicable zoning regulations). No value was attributed to the Release Parcel in the appraisal and no release price is required to release the Release Parcel.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy in an amount equal to the full replacement cost of the Columbia Center Properties and 18 months of business interruption insurance that provide coverage for perils of terrorism and which do not exclude “Acts of Terrorism” (as such term is defined in TRIPRA or a similar or subsequent statute). The required terrorism insurance may be included in a blanket policy, provided that, among other things, any such blanket policy specifically allocates to the Columbia Center Properties the amount of coverage from time to time required under the Columbia Center Loan documents. See “Risk Factors–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FLAGLER CORPORATE CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FLAGLER CORPORATE CENTER

Hialeah
Medley
El Portal
Miami Springs
Doral
MIAMI INTERNATIONAL AIRPORT
Miami
CBD
West Miami
Flagler Corporate Center
9250 West Flagler Street
Miami, FL 33174
Coral Gables
South Miami
Biscayne Bay
MIAMI EXECUTIVE AIRPORT
Palmetto Bay
Cutler Bay
Fort Lauderdale
Pembroke Pines
Hollywood
Miami Gardens
Aventura
Hialeah
Doral
Miami
Coral Gables
Kendall
Tamiami
Atlantic Ocean

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FLAGLER CORPORATE CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF V
Location (City/State)	Miami, Florida	Cut-off Date Balance(3)		$34,915,809
Property Type	Office	Cut-off Date Balance per SF(2)		$121.00
Size (SF)	634,818	Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 8/3/2016(1)	78.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/3/2016(1)	78.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1974 / 2016	Mortgage Rate		4.71600%
Appraised Value	$121,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP

Underwritten Revenues	$12,130,786
Underwritten Expenses	$3,947,359	Escrows
Underwritten Net Operating Income (NOI)	$8,183,427		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,453,386	Taxes	$859,313	$78,120
Cut-off Date LTV Ratio(2)	63.5%	Insurance	$163,068	$23,296
Maturity Date LTV Ratio(2)	51.8%	Replacement Reserves	$0	$7,935
DSCR Based on Underwritten NOI / NCF(2)	1.70x / 1.55x	TI/LC(4)	$3,125,000	$52,902
Debt Yield Based on Underwritten NOI / NCF(2)	10.7% / 9.7%	Other(5)	$2,943,875	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$77,000,000	100.0%	Loan Payoff	$51,038,641	66.3%
			Principal Equity Distribution	15,104,563	19.6
			Reserves	7,091,256	9.2
			Closing Costs	3,765,541	4.9
Total Sources	$77,000,000	100.0%	Total Uses	$77,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy include Florida International University (13,086 SF), which has signed a lease but has not yet taken occupancy or begun paying rent. At origination, the borrower deposited $1,234,949 for free rent, tenant improvement allowances and leasing commissions related to Florida International University. Without taking into account Florida International University, Total Occupancy and Owned Occupancy at the Flagler Corporate Center Property would each be 76.0%.

(2)	Calculated based on the aggregate outstanding principal balance of the Flagler Corporate Center Loan Combination.

(3)	The Flagler Corporate Center Loan has a Cut-off Date Balance of $34,915,809 and represents the non-controlling note A-2 of the $77,000,000 Flagler Corporate Center Loan Combination. The Flagler Corporate Center Companion Loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of $41,898,971, is currently held by Starwood Mortgage Funding III LLC and expected to be contributed to the MSBAM 2016-C30 securitization transaction. See “—The Mortgage Loan” below.

(4)	The TI/LC reserve is capped at $5,000,000. See “—Escrows” below.

(5)	Other upfront reserves represent $1,708,926 for required repairs and $1,234,949 for free rent, tenant improvement allowances and leasing commissions related to Florida International University. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Flagler Corporate Center Loan”) is part of a loan combination (the “Flagler Corporate Center Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a six-story office building totaling 634,818 SF located in Miami, Florida (the “Flagler Corporate Center Property”). The Flagler Corporate Center Loan, which is evidenced by note A-2 and represents the non-controlling interest in the Flagler Corporate Center Loan Combination, had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $34,915,809, and represents approximately 3.8% of the Initial Pool Balance. The related companion loan (the “Flagler Corporate Center Companion Loan”), which is evidenced by the controlling note A-1, had an original principal balance of $42,000,000, has an outstanding principal balance as of the Cut-off Date of $41,898,971, is currently held by Starwood Mortgage Funding III LLC and is expected to be contributed to the MSBAM 2016-C30 securitization transaction. The Flagler Corporate Center Loan Combination was originated by Starwood Mortgage Capital LLC on August 5, 2016, and the Flagler Corporate Center Loan will be acquired by Starwood Mortgage Funding V LLC on or prior to the Closing Date. The Flagler Corporate Center Loan Combination had an original principal balance of $77,000,000 and has an outstanding principal balance as of the Cut-off Date of $76,814,780. Both the Flagler Corporate Center Loan and the Flagler Corporate Center Companion Loan accrue interest at an interest rate of 4.71600% per annum. The proceeds of the Flagler Corporate Center Loan Combination were primarily used to refinance the Flagler Corporate Center Property, return equity to the borrower’s sponsor, fund reserves and pay origination costs.

The Flagler Corporate Center Loan had an initial term of 120 months and has a remaining term of 118 months. The Flagler Corporate Center Loan requires monthly payments of interest and principal sufficient to amortize the Flagler Corporate Center Loan over a 30-year amortization schedule. The scheduled maturity date is the due date in August 2026. Voluntary prepayment of the Flagler Corporate Center Loan is permitted on and after the due date in April 2026 without payment of any yield maintenance or any other prepayment premium as more particularly set forth in the Flagler Corporate Center Loan documents. Provided that no event of default has occurred and is continuing, defeasance with non-callable obligations of the United States of America (or other “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii)) is permitted on or after the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FLAGLER CORPORATE CENTER

earlier to occur of (i) the first due date following the second anniversary of the Closing Date and (ii) August 5, 2019.

■	The Mortgaged Property. The Flagler Corporate Center Property, located at 9250 West Flagler Street in Miami, Florida, consists of a six-story, multi-tenant office building totaling 634,818 SF. The Flagler Corporate Center Property was constructed in 1974 and is currently undergoing renovations. The Flagler Corporate Center Property was originally constructed as the headquarters for Florida Power & Light (“FPL”) and is still a core location for the company. The Flagler Corporate Center Property is the only conventional office building in Miami with redundant dual feed electrical lines entering the building. Additionally, the Flagler Corporate Center Property has a steel reinforced concrete structure that is hurricane-resistant. The Flagler Corporate Center Property also has a rooftop helipad, cafeteria and fitness center. Operationally, the Flagler Corporate Center Property houses FPL’s corporate services division, which encompasses the majority of its back-office operations and its new hire training program. The Flagler Corporate Center Property features 1,475 parking spaces (which equates to 2.32 parking spaces per 1,000 SF of net rentable area).

As of August 3, 2016, the Flagler Corporate Center Property is currently 78.0% occupied by four tenants. The Flagler Corporate Center Property is 75.8% occupied by credit tenants, including the two largest tenants: FPL (62.5% of net rentable area; 72.2% of underwritten base rent) and Simply Healthcare Holdings, Inc., a division of Anthem, Inc. (13.3% of net rentable area; 23.6% of underwritten base rent).

The following table presents certain information relating to the major tenants at the Flagler Corporate Center Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
FPL	A+ / NR / A-	396,901	62.5%	$6,934,744	72.2%	$17.47	Various(2)	1, 5-year option
Simply Healthcare Holdings, Inc.(3)	BBB / Baa2 / A	84,467	13.3	2,262,026	23.6	26.78	1/31/2024	2, 5-year options
Florida International University(4)(5)	NR / NR / NR	13,086	2.1	392,580	4.1	30.00	9/30/2026	2, 5-year options
United Family Cleaners	NR / NR / NR	900	0.1	11,213	0.1	12.46	MTM	NA
Largest Tenants		495,354	78.0%	$9,600,563	100.0%	$19.38
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		139,464	22.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		634,818	100.0%	$9,600,563	100.0%	$19.38

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	FPL has a lease for 352,475 SF of space with an expiration date of April 30, 2023. The remaining 44,426 SF of space has an expiration date of April 30, 2021.

(3)	Simply Healthcare Holdings, Inc. has the option to terminate its lease effective December 2020 with 12 months’ notice. Additionally, Simply Healthcare Holdings, Inc. has the option to relinquish up to 25% of its leased space effective December 2018 with six months’ notice.

(4)	Florida International University has the option to terminate its lease effective October 2023 with 12 months’ notice.

(5)	Florida International University (13,086 SF), has signed a lease but not yet taken occupancy or begun paying rent. At origination, the borrower deposited $1,234,949 for free rent, tenant improvement allowances and leasing commissions related to Florida International University. Without taking into account Florida International University, occupancy at the Flagler Corporate Center Property would be 76.0%. Florida International University has the right to terminate its lease if the space is not delivered by October 31, 2016.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FLAGLER CORPORATE CENTER

The following table presents the lease rollover schedule at the Flagler Corporate Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	900	0.1%	0.1%	$11,213	0.1%	$12.46	1
2016	0	0.0	0.1%	0	0.0	$0.00	0
2017	0	0.0	0.1%	0	0.0	$0.00	0
2018	0	0.0	0.1%	0	0.0	$0.00	0
2019	0	0.0	0.1%	0	0.0	$0.00	0
2020	0	0.0	0.1%	0	0.0	$0.00	0
2021	44,426	7.0	7.1%	672,103	7.0	$15.13	2
2022	0	0.0	7.1%	0	0.0	$0.00	0
2023	352,474	55.5	62.7%	6,262,641	65.2	$17.77	1
2024	84,466	13.3	76.0%	2,262,026	23.6	$26.78	1
2025	0	0.0	76.0%	0	0.0	$0.00	0
2026	13,086	2.1	78.0%	392,580	4.1	$30.00	1
2027 & Thereafter	0	0.0	78.0%	0	0.0	$0.00	0
Vacant	139,464	22.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	634,818	100.0%		$9,600,563	100.0%	$19.38	6

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

The following table presents certain information relating to historical leasing at the Flagler Corporate Center Property:

Historical Leased %(1)

	2015	As of 8/3/2016(2)
Owned Space	67.4%	78.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	The borrower sponsors acquired the Flagler Corporate Center Property in September 2014 and as a result, historical occupancy prior to 2015 is not available.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Flagler Corporate Center Property:

Cash Flow Analysis(1)

	2015	TTM 5/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$6,764,189	$7,426,794	$8,953,573	$14.10
Contractual Rent Steps(2)	0	0	646,990	1.02
Gross Up Vacancy	0	0	3,477,220	5.48
Total Rent	$6,764,189	$7,426,794	$13,077,783	$20.60
Total Reimbursables	2,498,938	2,069,934	2,407,889	3.79
Other Income(3)	0	0	122,334	0.19
Vacancy & Credit Loss	0	0	(3,477,220)	(5.48)
Effective Gross Income	$9,263,127	$9,496,728	$12,130,786	$19.11

Real Estate Taxes	$826,218	$1,183,553	$873,723	$1.38
Insurance	164,544	279,460	279,544	0.44
Management Fee	246,145	321,071	424,578	0.67
Other Operating Expenses	2,097,403	2,369,515	2,369,515	3.73
Total Operating Expenses	$3,334,310	$4,153,598	$3,947,359	$6.22

Net Operating Income	$5,928,817	$5,343,131	$8,183,427	$12.89
TI/LC	0	0	634,818	1.00
Replacement Reserves	0	0	95,223	0.15
Net Cash Flow	$5,928,817	$5,343,131	$7,453,386	$11.74

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through January 2017. Additionally, rent for FPL, which has investment grade ratings and 3% annual rent increases, was averaged over the remaining lease term.

(3)	Other Income includes antennae and storage income.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FLAGLER CORPORATE CENTER

■	Appraisal. According to the appraisal, the Flagler Corporate Center Property had an “as-is” appraised value of $121,000,000 as of June 29, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated July 1, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action.

■	Market Overview and Competition. The Flagler Corporate Center Property is located in Miami, Miami-Dade County, Florida. The Flagler Corporate Center Property is situated in the Miami-Dade County office market. According to the appraisal, the Miami-Dade County office market’s first quarter 2016 vacancy rate was 10.2%, while asking rent was $31.62 per SF. The Flagler Corporate Center Property is located within the Miami Airport submarket, which features approximately 18.6 million SF of office space with a vacancy rate of 7.9% as of the first quarter of 2016. The Flagler Corporate Center appraisal determined market rent for office space greater than 50,000 SF, office space less than 50,000 SF, first floor office space and for the blended FPL space to be $26.00 per SF, $26.50 per SF, $20.00 per SF and $25.74 per SF, respectively. The estimated 2015 population within a one-, three- and five-mile radius of the Flagler Corporate Center Property was 39,104, 184,653 and 413,827 people, respectively. The estimated 2015 median household income within a one-, three- and five-mile radius of the Flagler Corporate Center Property was $41,989, $41,739 and $45,603, respectively.

■	The Borrower. The borrower is Hoffman Flagler LLC, a single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Flagler Corporate Center Loan. Abraham J. Hoffman and Jacob Hoffman are the non-recourse carveout guarantors under the Flagler Corporate Center Loan.

Abraham J. Hoffman and Jacob Hoffman are the co-founders of Bushburg Properties, Inc. (“Bushburg”). Bushburg is a privately-held brokerage company for loft space in the Williamsburg and Bushwick neighborhoods of Brooklyn, New York. Bushburg currently holds exclusive listings on 80 new condominium properties, and its property management department oversees over 200 loft units.

■	Escrows. On the origination date of the Flagler Corporate Center Loan, the borrower funded escrow reserves in the amounts of (i) $859,313 with respect to certain real estate taxes, (ii) $163,068 for insurance premiums, (iii) $3,125,000 for general tenant improvements and leasing commissions, (iv) $1,708,926 for required repairs and (v) $1,234,949 for free rent, tenant improvement allowances and leasing commissions related to Florida International University.

On each due date, the borrower is required to fund (i) a tax reserve in a monthly amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then-succeeding 12-month period, which currently equates to $78,120, (ii) an insurance reserve equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12 month period, which currently equate to $23,296, (iii) a replacement reserve in the monthly amount of $7,935 and (iv) a tenant improvements and leasing commissions reserve equal to $52,902, capped at $5,000,000 (which cap will be reduced to $3,000,000 once either (i) FPL has entered into an approved lease extension or new lease for no less than five years for (x) all of the FPL space, or (y) so long as the physical and economic occupancy of the Flagler Corporate Center Property is at least 85%, at least 85% of the FPL space, or (ii) one or more satisfactory replacement tenants (as approved by the lender in accordance with the Flagler Corporate Center Loan documents) enter into leases, each with an expiration date on or after April 30, 2028, for (x) all of the FPL space, or (y), so long as the physical and economic occupancy of the Flagler Corporate Center Property is at least 85%, at least 85% of the FPL space).

■	Lockbox and Cash Management. The Flagler Corporate Center Loan is structured with a hard lockbox and springing cash management. During a Flagler Corporate Center Sweep Event (as defined below), funds on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account. On each due date during a Flagler Corporate Center Sweep Event, the Flagler Corporate Center Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, fund required reserves and pay operating expenses, and all remaining amounts will be deposited in the excess cash flow reserve account and held as additional collateral for the Flagler Corporate Center Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FLAGLER CORPORATE CENTER

A “Flagler Corporate Center Sweep Event” means any period (i) after the occurrence of an event of default under the Flagler Corporate Center Loan until cured (so long as no other Flagler Corporate Center Sweep Event is in effect), (ii) during which the debt service coverage ratio of the Flagler Corporate Center Property (based on the trailing 12 calendar months and as determined by the lender) is less than 1.15x, until the debt service coverage ratio of the Flagler Corporate Center Property (based on the trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.20x for two consecutive calendar quarters (so long as no other Flagler Corporate Center Sweep Event is in effect), (iii) commencing upon the occurrence of an FPL Sweep Event Period (as defined below), and continuing until the same is cured.

An “FPL Sweep Event Period” means any period commencing upon (i) FPL failing to extend the term of its lease for at least five years for at least 85% of the related space on or before the date that is 24 months prior to its lease expiration, (ii) FPL committing any monetary default or material non-monetary default under its lease, (iii) FPL giving notice to vacate or vacating its space, (iv) FPL going dark, (v) FPL subleasing more than 15% of its leased space at the Flagler Corporate Center Property to a subtenant that is not an affiliate of FPL or (vi) FPL becoming a debtor in any bankruptcy or other insolvency proceeding.

■	Property Management. The Flagler Corporate Center Property is currently managed by CBRE, Inc. pursuant to a management agreement. Under the Flagler Corporate Center Loan documents, the Flagler Corporate Center Property may be managed by CBRE, Inc. or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. Upon any of (i) the occurrence of an event of default under the Flagler Corporate Center Loan documents, (ii) the debt service coverage ratio of the Flagler Corporate Center Property being less than 1.10x, (iii) the continuance of a default by the property manager under the management agreement beyond any applicable notice and cure period, (iv) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (v) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the borrower, subject to the lender’s approval and, if required by the lender, with respect to which a rating agency confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. Mezzanine debt from an acceptable mezzanine lender is permitted under the following conditions, among others: (a) minimum combined debt service coverage ratio of 1.40x, (b) aggregate maximum loan-to-value ratio of 65.0%, (c) minimum combined debt yield of 10.0%, (d) delivery of a satisfactory intercreditor agreement and (e) rating agency confirmation.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy in an amount equal to the full replacement cost of the Flagler Corporate Center Property and 18 months of business interruption insurance that provides coverage for perils of terrorism and which do not exclude “Acts of Terrorism” (as such term is defined in TRIPRA or a similar or subsequent statute). The required terrorism insurance may be included in a blanket policy, provided that, among other things, any such blanket policy specifically allocates to the Flagler Corporate Center Property the amount of coverage from time to time required under the Flagler Corporate Center Loan agreement. See “Risk Factors–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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332 SOUTH MICHIGAN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

332 SOUTH MICHIGAN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

332 SOUTH MICHIGAN

THE LOOP
NEW EAST SIDE
Chicago River
Chicago River
332 South Michigan Avenue
332 South Michigan Avenue
Chicago, IL 60604
Cloud Gate Sculpture
Great Lawn
Millennium Park
Maggie Daley Park
The Art Institute of Chicago
Butler Field
Grant Park
Buckingham Fountain
W KINZIE ST
E KINZIE ST
W WACKER DR
E WACKER DR
LOWER WACKER DR
W LAKE ST
E LAKE ST
W RANDOLPH ST
E RANDOLPH ST
W WASHINGTON ST
E WASHINGTON ST
W MADISON ST
E MADISON ST
W MONROE ST
E MONROE ST
W ADAMS ST
E ADAMS ST
W JACKSON BLVD
E JACKSON BLVD
W VAN BUREN ST
E VAN BUREN ST
E CONGRESS PKWY
E HARRISON ST
E BALBO DR
E 8TH ST
E 9TH ST
POLK ST
N MICHIGAN AVE
S MICHIGAN AVE
N WABASH AVE
S WABASH AVE
N STATE ST
S STATE ST
N DEARBORN ST
S DEARBORN ST
N CLARK ST
S CLARK ST
N LASALLE ST
S LASALLE ST
N WELLS ST
S WELLS ST
N FRANKLIN ST
S FRANKLIN ST
N WACKER DR
S WACKER DR
S COLUMBUS DR
S LAKE SHORE DR
CONGRESS PL DR
PEDESTRIAN WALKWAY
290
41
Chicago
Lake Michigan
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

332 SOUTH MICHIGAN

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		PCC
Location (City/State)	Chicago, Illinois	Cut-off Date Balance		$32,500,000
Property Type	Office	Cut-off Date Balance per SF		$99.77
Size (SF)	325,739	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 9/20/2016	82.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/20/2016	82.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1910 / 1997-2000	Mortgage Rate		4.11000%
Appraised Value	$56,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		36

Underwritten Revenues	$8,444,903
Underwritten Expenses	$4,920,328	Escrows
Underwritten Net Operating Income (NOI)	$3,524,575		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,032,708	Taxes	$489,934	$163,312
Cut-off Date LTV Ratio	57.7%	Insurance	$0	$0
Maturity Date LTV Ratio	50.1%	Replacement Reserve	$0	$6,757
DSCR Based on Underwritten NOI / NCF	1.87x / 1.61x	TI/LC(1)	$369,800	$27,454
Debt Yield Based on Underwritten NOI / NCF	10.8% / 9.3%	Other(2)	$4,125,556	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$32,500,000	98.6%	Loan Payoff	$27,686,826	84.0%
Principal’s Equity Contribution	456,324	1.4	Reserves	4,985,290	15.1
			Closing Costs	284,208	0.9

Total Sources	$32,956,324	100.0%	Total Uses	$32,956,324	100.0%

(1)	The upfront TI/LC reserve includes $244,800 for outstanding tenant improvement obligations and $125,000 for outstanding leasing commissions obligations. The required TI/LC monthly reserve deposits are $27,454/month provided that the borrower’s obligation to make deposits into the TI/LC reserve is temporarily suspended at any time the amount in such reserve equals or exceeds $988,347. See “—Escrows” below.

(2)	Upfront other reserve includes $3,000,000 for tenant improvements and leasing commissions associated with the American Academy of Art lease rollover on August 31, 2018, $725,556 to cover outstanding free rent for Compass Lexecon, LLC and $400,000 for facade repairs. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “332 South Michigan Loan”) is evidenced by a note in the original principal amount of $32,500,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 325,739 SF office building with first floor retail located in Chicago, Illinois (the “332 South Michigan Property”). The 332 South Michigan Loan was originated by Principal Commercial Capital on September 20, 2016. The 332 South Michigan Loan has an outstanding principal balance as of the Cut-off Date of $32,500,000 and accrues interest at an interest rate of 4.11000% per annum. The proceeds of the 332 South Michigan Loan were primarily used to refinance existing debt securing the 332 South Michigan Property, pay origination costs, and fund reserves. The borrower owns the office and retains portions (and some façade and operational improvements) of an office building that is subject to a subdivision; the remainder of the building, façade and improvements under the subdivision is residential and owned by a third party. The subdivision declaration governs restoration requirements, and under the subdivision declaration the parties are required to rebuild following a casualty unless they jointly otherwise agree.

The 332 South Michigan Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 120 months. The 332 South Michigan Loan requires monthly payments of interest only through the due date in October 2019, after which it requires monthly payments of interest and principal sufficient to amortize the 332 South Michigan Loan over a 30-year amortization schedule. The scheduled maturity date of the 332 South Michigan Loan is October 1, 2026. Provided no event of default under the 332 South Michigan Loan is continuing, at any time after the payment date in November 2018 and from and after the earlier to occur of (i) the 25th payment date following the closing date of the securitization and (ii) 48 months following the first payment date of the 332 South Michigan Loan (such earlier date, the “332 South Michigan Lockout Date”), the 332 South Michigan Loan may be defeased in whole or in part with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 332 South Michigan Loan documents. In addition, the 332 South Michigan Loan is prepayable without penalty on or after the due date occurring in July 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

332 SOUTH MICHIGAN

■	The Mortgaged Property. The 332 South Michigan Property consists of the retail and office portion (floors 1 through 14) of a 20-story, Class B building on the corner of South Michigan Avenue and Van Buren Street in the East Loop neighborhood of Chicago’s Central Business District (“Chicago CBD”). Floors 1 through 14 consist of 325,739 SF with retail on the first floor and office on floors 2 through 14. The subject was originally constructed in 1910 and redeveloped between 1997 and 2000 into a mixed-use property consisting of the 332 South Michigan Property and 75 luxury residential condominiums (known as the “Residences at 330 South Michigan”) on the top six stories of the structure (floors 15 through 20) which are not part of the subject collateral. There are two dedicated parking spaces in the below-grade parking garage and approximately 12,000 public parking stalls located within a two-block radius of the 332 South Michigan Property and two bicycle docking stations within a block of the 332 South Michigan Property. The location on the corner of South Michigan Avenue and East Van Buren Street provides views of Grant Park, Millennium Park, Monroe Harbor and Lake Michigan with nearby access to public transportation, including Van Buren Street Station just outside of the 332 South Michigan Property and the major arteries that serve downtown Chicago.

The 332 South Michigan Property is approximately 82.9% leased to 23 tenants with no one tenant accounting for more than 16.5% of the 332 South Michigan Property’s total net rentable square footage. The five largest tenants are: American Academy of Art, WeWork, Compass Lexecon, LLC, Chicago Council on General Global Affairs and International Training & Exchange.

The borrower is party to a Summary of Amended & Restated Declaration of Covenants, Conditions, Restrictions, and Easements by 332 South Michigan Avenue Office, L.L.C. (affiliate of borrower) and 330 South Michigan Avenue Residential, L.L.C., the association that operates as the party designated with authority to act on behalf of 75 residential condominium unit owners on floors 15 through 20, the roof, the garage, the residential lobby, residential passenger elevators, and certain other common spaces subject to the condominium.

The following table presents certain information relating to the major tenants at the 332 South Michigan Property:

Tenant	Tenant Description	Renewal/Extension Options
American Academy of Art	The American Academy of Art is a professional, accredited fine arts school headquartered at the 332 South Michigan Property. Established in 1923 by Frank Young Sr., the Academy offers classes that have traditionally placed an emphasis on drawing and design based on the classical academic tradition. Nine areas of study are offered in the Bachelor of Fine Arts degree: Illustration, Illustration with a Specialization in Digital Illustration, Graphic Design, Multimedia / Web Design, 3-D Modeling and Animation, Oil Painting, Watercolor Painting, Life Drawing and Photography. In 2016 the American Academy of Art merged with a not for profit entity, Council on Postsecondary Education, Inc. The American Academy of Art occupies floors two and three at the 332 South Michigan Property. The borrower is in the process of negotiating an early renewal with American Academy of Art.	2, 5-year options

WeWork

WeWork is an American company which provides shared workspace, community, and services for entrepreneurs, freelancers, startups and small businesses. Founded in 2010, it is headquartered in New York City. As of December 2015, WeWork had 54 coworking locations across the U.S., Europe and Israel – twice as many as it had at the end of 2014 with plans to expand to reach every continent (except Antarctica) by 2017. WeWork occupies floors eight and nine at the 332 South Michigan Property. The firm’s four other offices in Chicago are located at 111 West Illinois and 20 West Kinzie in River North, as well as at 210 North Green Street in the West Loop and 125 South Clark Street in the Central Loop.

2, 5-year options
Compass Lexecon, LLC

Compass Lexecon, LLC is an economic consulting company with headquarters in Chicago, Illinois. It provides analysis of economic issues for use in legal and regulatory proceedings, strategic decisions, and public policy debates. Compass Lexecon, LLC was formed in January 2008 through the combination of Competition Policy Associates, founded in 2003, and Lexecon, founded in 1977, and operates as a wholly owned subsidiary of FTI Consulting, Inc., a global business advisory firm. Compass Lexecon, LLC occupies floors twelve and thirteen at the 332 South Michigan Property.

1, 5-year option

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

332 SOUTH MICHIGAN

The following table presents certain information relating to the major tenants at the 332 South Michigan Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent		% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
American Academy of Art	NR / NR / NR	53,795	16.5%	$1,688,625		21.8%	$31.39	12/31/2018	2, 5-year options
WeWork	NR / NR / NR	49,851	15.3	1,545,381		19.9	31.00	11/30/2030	2, 5-year options
Compass Lexecon, LLC	NR / NR / NR	47,299	14.5	1,260,300	(1)	16.0	26.75	6/30/2023	1, 5-year option
International Training & Exchange	NR / NR / NR	17,876	5.5	554,156		7.1	31.00	5/31/2024	NA
Chicago Council on General Global Affairs	NR / NR / NR	17,992	5.5	475,888		6.1	26.45	3/31/2020	NA
Kempster, Corcoran, Quiceno & Lenz-Calvo, LTD	NR / NR / NR	13,566	4.2	386,631		5.0	28.50	11/30/2020	1, 5-year option(2)
Malcom S. Gerald & Associates	NR / NR / NR	13,256	4.1	336,305		4.3	25.37	5/31/2018	NA
Stephen B. Diamond, P.C.	NR / NR / NR	10,319	3.2	276,033		3.6	26.75	10/31/2017	NA
Matthei & Colin Associates	NR / NR / NR	6,864	2.1	188,760		2.4	27.50	12/31/2019	1, 5-year option
The Blackstone Group, Inc.(3)	NR / NR / NR	7,145	2.2	182,198		2.3	25.50	12/31/2022	1, 5-year option
Ten Largest Tenants		237,963	73.1%	$6,894,276		88.5%	$28.97
Remaining Tenants		32,051	9.8	858,928		11.1	26.80
Vacant		55,725	17.1	0		0.0	0.00
Total / Wtd. Avg. All Tenants		325,739	100.0%	$7,753,205		100.0%	$28.71

(1)	Compass Lexecon, LLC has total rent abatements of $725,556 that ranges from $115,429 to $126,266 each March from 2017 to 2022. The 332 South Michigan Loan structure accounts for an upfront escrow at origination of the 332 South Michigan Loan for the entire $725,556.
(2)	The renewal is subject to the existing rights of Compass Lexecon, LLC.

(3)	The Blackstone Group, Inc. has a termination option effective December 31, 2020 with one year written notice and termination fee of $134,000.

The following table presents the lease rollover schedule at the 332 South Michigan Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	$0.00	0
2017	17,239	5.3	5.3%	457,333	5.9	$26.53	4
2018	75,234	23.1	28.4%	2,280,526	29.4	$30.31	9
2019	11,009	3.4	31.8%	357,131	4.6	$32.44	5
2020	33,562	10.3	42.1%	921,637	11.9	$27.46	8
2021	3,986	1.2	43.3%	106,607	1.4	$26.75	2
2022	9,016	2.8	46.1%	241,134	3.1	$26.75	2
2023	47,299	14.5	60.6%	1,260,300	16.3	$26.65	2
2024	17,876	5.5	66.1%	554,156	7.1	$31.00	1
2025	0	0.0	66.1%	0	0.0	$0.00	0
2026	3,942	1.2	67.3%	0	0.0	$0.00	2
2027 & Thereafter	50,851	15.6	82.3%	1,574,381	20.3	$30.96	2
Vacant	55,725	17.1	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	325,739	100.0%		$7,753,205	100.0%	$28.71	37

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 332 South Michigan Property:

Historical Leased %(1)

	2011	2012(2)	2013(2)	2014	2015(3)	As of 9/20/2016
Owned Space	87.0%	86.0%	79.0%	86.0%	81.0%	82.9%

(1)	As provided by the borrower which reflects average occupancy for the specified year unless otherwise indicated.

(2)	Between 2012 and 2013, the 332 South Michigan Property lost four tenants for a total SF of 25,723 SF (7.9% of net rentable square footage) while another two tenants for a total of 5,906 (1.8% of net rentable square footage ) downsized. However, two new tenants signed leases for 12,027 SF (3.7% of net rentable square footage) such that the decline in occupancy was with 6.0%.

(3)	In 2015, Cision US, Inc. (55,800 SF) vacated upon lease expiration of January 31, 2015.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

332 SOUTH MICHIGAN

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 332 South Michigan Property:

Cash Flow Analysis(1)

	2013	2014	2015(2)	TTM 06/30/2016(3)	Underwritten(4)(5)	Underwritten $ per SF
Base Rent	$6,622,274	$6,483,622	$5,732,194	$6,224,926	$7,656,302	$23.50
Contractual Rent Steps(6)	0	0	0	0	96,903	0.30
Gross Up Vacancy	0	0	0	0	2,150,170	6.60
Total Rent	$6,622,274	$6,483,622	$5,732,194	$6,224,926	$9,903,375	$30.40
Total Reimbursements	870,897	911,154	789,638	738,755	810,838	2.49
Other Income(7)	88,033	67,475	105,422	108,315	80,317	0.25
Vacancy & Credit Loss	0	0	0	0	(2,349,627)	(7.21)
Effective Gross Income	$7,581,204	$7,462,251	$6,627,254	$7,071,996	$8,444,903	$25.93

Real Estate Taxes	$1,631,871	$1,565,185	$1,607,188	$1,628,189	$1,781,580	$5.47
Insurance	120,981	124,893	107,506	98,262	88,033	0.27
Management Fee	286,055	298,067	241,490	233,350	295,571	0.91
Other Operating Expenses	2,738,335	2,756,188	2,571,066	2,604,077	2,755,144	8.46
Total Operating Expenses	$4,777,242	$4,744,333	$4,527,250	$4,563,878	$4,920,328	$15.11

Net Operating Income	$2,803,961	$2,717,917	$2,100,003	$2,508,118	$3,524,575	$10.82
TI/LC	0	0	0	0	410,432	1.26
Replacement Reserves	0	0	0	0	81,435	0.25
Net Cash Flow	$2,803,961	$2,717,917	$2,100,003	$2,508,118	$3,032,708	$9.31

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	On January 31, 2015, Cision US, Inc. (55,800 SF) vacated upon lease expiration causing the decline in Net Operating Income.

(3)	On April 22, 2015, WeWork’s lease commenced for 49,851 SF, increasing total rent for the trailing 12-month period ending June 30, 2016.

(4)	Eleven (11) tenants have rent abatements, however, full contract rents were underwritten based on the following: (i) all of Compass Lexecon, LLC’s total rent abatements of $725,556 were escrowed for at origination, which ranged from $115,429 to $126,266 per year (one month rent) from 2017 to 2022; and (ii) the annual rent abatements for the remaining 10 tenants total approximately just $172,908 in 2017 (the year with the highest aggregate outstanding abatements), and accounting for approximately 2.1% of total underwritten base rent.

(5)	The underwritten Net Operating Income is higher due to a full 12 months of WeWork’s rent ($1,545,381) assumed as compared to the four months reflected in the trailing 12 period ending June 30, 2016 (WeWork’s started paying rent April 2016). In addition, the underwritten effective gross income is higher due to rent increases and reimbursements.

(6)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through March 2017.

(7)	Other Income includes storage space income, work order income, condo income, HVAC charges income, and miscellaneous income.

■	Appraisal. According to the appraisal, the 332 South Michigan Property had an “as-is” appraised value of $56,300,000 as of July 15, 2016. The appraiser also concluded an “as-stabilized” value of $63,900,000 as of July 15, 2018.

■	Environmental Matters. Based on the Phase I environmental report dated July 26, 2016, there were no recognized environmental conditions related to the 332 South Michigan Property.

■	Market Overview and Competition. The 332 South Michigan Property is located in the East Loop neighborhood of the Chicago CBD. Nearby uses include Millennium and Grant Parks and Lake Michigan to the east, CNA Financial Tower to the west, Chicago River to the north and Congress Parkway/Van Buren Street to the south. The 332 South Michigan Property is located within the broader Chicago CBD office submarket. According to the appraisal, the Chicago CBD office submarket reported a vacancy rate of 11.8% with gross asking rents of $35.52 per SF as of the first quarter of 2016. More specifically, the 332 South Michigan Property is part of the East Loop micro-submarket which includes 11.4 million SF of Class B office space and reported a vacancy rate of 17.4% with asking rents of $35.72 per SF for the same period. The East Loop micro-submarket reported an average vacancy of 14.8% since 2000. According to the appraisal, the 332 South Michigan Property is part of a competitive set of 8 Class B office properties which reported a weighted average vacancy of 7.3%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

332 SOUTH MICHIGAN

The following table presents certain information relating to certain directly competitive office buildings provided in the appraisal for the 332 South Michigan Property:

Directly Competitive Office Buildings(1)

	332 South Michigan Property	Burnham Center	65 E. Wacker	The Burrell Building	Borg Warner Building	122 South Michigan	Monroe Building	The Sullivan Center	35 East Wacker Building
	332 South	111 West	65 East	20 North	200 South	122 South	104 South	1 South	35 East
Property Address	Michigan	Washington	Wacker	Michigan	Michigan	Michigan	Michigan	State	Wacker
	Avenue	Street	Street	Avenue	Avenue	Avenue	Avenue	Street	Drive
City	Chicago	Chicago	Chicago	Chicago	Chicago	Chicago	Chicago	Chicago	Chicago
Total GLA	325,739(2)	579,778	226,420	158,210	358,802	512,369	200,187	943,332	549,597
Total Occupancy	82.9%(2)	93.0%	94.0%	97.0%	91.0%	78.0%	94.0%	98.0%	96.0%
Direct Asking Rent	$30.50(2)	$32.00	$29.75	$28.50	$17.50	$31.00	$34.25	$29.50	$33.00

(1)	Source: Appraisal.

(2)	Source : Underwritten rent roll dated September 20, 2016 ($30 for office on low floors, and $31 for office on high floors)

■	The Borrower. The borrower is 332 Property, LLC, a recycled special purpose entity, with one independent director. The borrower and its affiliates are owned by 61 York Acquisition LLC. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 332 South Michigan Loan. 332 Property, LLC is 100.0% owned by 61 York Acquisition LLC, a Delaware LLC, which is 0.1% owned by S.I.B. Partnership, Ltd, 74.9% owned by DIDCO Urban Renewal Company, a New Jersey LP and 25.0% owned by Chicago West Palm Associates, LLC c/o Century 21 Department Stores.

The guarantor of the non-recourse carveouts under the 332 South Michigan Loan is Ivor Braka. Ivor Braka indirectly owns 57.1% of the borrower and reports ownership of over 5.6 million SF of commercial real estate.

■	Escrows. On the origination date of the 332 South Michigan Loan, the borrower funded a reserve of (i) $489,934 for real estate taxes, (ii) $244,800 for outstanding tenant improvement obligations, (iii) $125,000 for outstanding leasing commissions obligations, (iv) $725,556 in connection with the Compass Lexecon, LLC free rent, (v) $3,000,000 for tenant improvements and leasing commissions relating to the American Academy of Art Space (as defined below), and (vi) $400,000 for costs to complete the facade repairs. The borrower may substitute the $3,000,000 reserve for tenant improvements and leasing commissions relating to the American Academy of Art Space for a letter of credit in the same amount with ten (10) days’ notice to the lender. The borrower is also required to either provide (i) additional funds to be deposited into the reserve for façade repairs or (ii) a letter of credit in an amount to cover any additional façade work that may be required no later than thirty (30) days after receipt of an updated façade report if such façade report indicates the cost of repair exceeds $400,000.

On each payment date, the borrower will be required to fund (i) a tax reserve in a monthly amount equal to one-twelfth of the amount the lender estimates necessary to pay taxes over the then-succeeding 12-month period, which currently equates $163,312, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket insurance policy under the 332 South Michigan Loan documents, an insurance reserve in a monthly amount calculated by the lender with respect to estimated annual insurance premiums for the insurance required under the 332 South Michigan Loan documents, (iii) a tenant improvements and leasing commissions reserve in the amount of $27,454, provided that so long as no event of default is continuing under the 332 South Michigan Loan documents, the borrower’s obligation to make deposits into the tenant improvements and leasing commissions reserve is temporarily suspended at any time the amount in such reserve equals or exceeds $988,347, and (iv) a replacement reserve in the amount of $6,757.

■	Lockbox and Cash Management. The 332 South Michigan Loan documents require a hard lockbox with springing cash management. The 332 South Michigan Loan documents require the borrower to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the 332 South Michigan Property be promptly deposited into such lockbox account following receipt. Prior to the occurrence of a 332 South Michigan Cash Sweep Trigger Event (as defined below), all funds in the lockbox account are swept into the borrower’s operating account. Following

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

332 SOUTH MICHIGAN

the occurrence of a 332 South Michigan Cash Sweep Trigger Event and until the occurrence of an 332 South Michigan Cash Sweep Cure (as defined below), all cash flow is required to be swept from the lockbox account into a lender-controlled cash management account and applied in accordance with the 332 South Michigan Loan documents, and excess cash is required to be swept and held as additional collateral for the 332 South Michigan Loan.

A “332 South Michigan Cash Sweep Trigger Event” means the occurrence of any one or more of the following as determined by the lender in its sole discretion: (a) an event of default under the loan agreement between the borrower and the lender, (b) either of American Academy of Art or WeWork (i) goes dark for a period in excess of thirty (30) days, (ii) becomes the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law regarding bankruptcy, insolvency, or other debtor relief laws, which proceeding or action is not dismissed within thirty (30) days, (iii) provides notice of termination of its lease with the borrower, or (iv) defaults under the terms of its lease with borrower, (c) the debt service coverage ratio for the premises is less than 1.10x on an amortizing basis as of the last day of each calendar quarter for such quarter, (d) the American Academy of Art Trigger Date (as defined below) occurs, or (e) the guarantor fails to maintain certain financial covenants in the guaranty between the related guarantor and the lender.

A “332 South Michigan Cash Sweep Cure” means the following, as determined by the lender in its sole discretion: (i) with respect to a 332 South Michigan Cash Sweep Trigger Event described in clause (a) of the definition thereof, the specific waiver in writing by the lender of the related event of default under the loan agreement, (ii) with respect to a 332 South Michigan Cash Sweep Trigger Event described in clause (b)(i) of the definition thereof sixty (60) days have passed following the date American Academy of Art or WeWork, as applicable, reopens for business during normal business hours, (iii) with respect to a 332 South Michigan Cash Sweep Trigger Event described in clause (b)(ii) of the definition thereof, the applicable lease is reaffirmed in bankruptcy or other insolvency proceedings, provided that the terms of such lease remain substantially similar to the original lease terms, (iv) with respect to a 332 South Michigan Cash Sweep Trigger Event described in clause (b)(iii) of the definition thereof, a replacement tenant acceptable to lender in its sole discretion occupies the full vacated space, is open for business, and pays full unabated rent, (v) with respect to a 332 South Michigan Cash Sweep Trigger Event described in clause (b)(iv) in the definition thereof, the default under the applicable lease is cured, (vi) with respect to a 332 South Michigan Cash Sweep Trigger Event described in clause (c) of the definition thereof, the premises maintain a debt service coverage ratio of 1.15x or greater for two (2) consecutive calendar quarters determined by the lender as of the last day of each calendar quarter for such quarter, (vii) with respect to a 332 South Michigan Cash Sweep Trigger Event described in clause (d) of the definition thereof, the space occupied by the American Academy of Art (the “American Academy of Art Space”) is re-leased in full to a single tenant (an “American Academy of Art Full Replacement Lease”) or in part to one or more tenants (each, an “American Academy of Art Partial Replacement Lease”) in accordance with the terms of the loan agreement, for a term of at least five (5) years, and such American Academy of Art Full Replacement Lease or American Academy of Art Partial Replacement Lease, as applicable, (1) is for all or such portion of the American Academy of Art Space that gave rise to the 332 South Michigan Cash Sweep Trigger Event, or (2) in the aggregate, provides for an annual base rent equal to or greater than the annual base rent due during the final lease year of the American Academy of Art lease, and the tenant(s) under such American Academy of Art Full Replacement Lease or American Academy of Art Partial Replacement Lease, as applicable, is (are) in occupancy and paying full, unabated rent, or (viii) with respect to a 332 South Michigan Cash Sweep Trigger Event described in clause (e) of the definition thereof, the guarantor satisfies the applicable financial covenants under the guaranty between such guarantor and the lender for two (2) consecutive calendar quarters; provided, however, that, such 332 South Michigan Cash Sweep Cure set forth in this definition will be subject to the following conditions, (i) no event of default has occurred and is continuing under the loan agreement or any of the other 332 South Michigan Loan documents, (ii) no other 332 South Michigan Cash Sweep Trigger Event has occurred and is continuing, and (iii) the borrower will have paid all of lender’s expenses in connection with such 332 South Michigan Cash Sweep Cure including, without limitation, reasonable attorney’s fees and expenses.

A “American Academy of Art Trigger Date” means (i) with respect to the American Academy of Art lease or any American Academy of Art Full Replacement Lease or any American Academy of Art Partial Replacement Lease that covers 40,000 or more SF of space, the date that is twelve (12) months prior to the then-scheduled expiration date of such American Academy of Art lease (excluding any unexercised renewal or extension terms), American Academy of Art Full Replacement Lease or American Academy of Art Partial Replacement Lease, as applicable, or, if the tenant under such American Academy of Art lease, American Academy of Art Full Replacement Lease or

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

332 SOUTH MICHIGAN

American Academy of Art Partial Replacement Lease, as applicable, has the right to terminate such lease (or any portion thereof) effective as of any date prior to the then-scheduled expiration date of such lease, the date that is twelve (12) months prior to the earliest effective date as of which such tenant has the right to terminate such lease or portion thereof.

■	Property Management. The 332 South Michigan Property is managed by an affiliate of the borrower, U.S. Realty Management Company, LLC, pursuant to the terms of the management agreement. If (a) an event of default under the 332 South Michigan Loan agreement has occurred and is continuing, (b) the manager becomes bankrupt or insolvent, or (c) a default beyond any applicable notice and cure period by the manager occurs under the related management agreement, then the lender, at its option, may require the borrower to engage a replacement management agent and terminate the manager without fee or obligation to the lender.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The 332 South Michigan Loan documents require that the borrower maintain an “all risk” insurance policy (with a deductible that is acceptable to the lender and is no larger than $50,000) that provides coverage for terrorism in an amount equal to the full replacement cost of the 332 South Michigan Property. The 332 South Michigan Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance is commercially available. See “Risk Factors–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

132 WEST 27TH STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Balance(3)		$32,163,672
Property Type	Other	Cut-off Date Balance per Room(2)		$334,565
Size (Rooms)	313	Percentage of Initial Pool Balance		TBD
Total TTM Occupancy as of 10/6/2016(1)	NAP	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 10/6/2016(1)	NAP	Type of Security		Fee Simple
Year Built / Latest Renovation	2016 / NAP	Mortgage Rate		4.18350%
Appraised Value	$222,000,000	Original Term to Maturity (Months)(4)		120
		Original Amortization Term (Months)		360
		Original Interest-Only Period (Months)		NAP
		Borrower Sponsor(5)	Eytan Benyamin; Ken Haron; Yoav Haron; Joel Sussman; Ira Sussman and Robert Ezrapour

Underwritten Revenues	$10,455,998
Underwritten Expenses	$0	Escrows
Underwritten Net Operating Income (NOI)	$10,455,998		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,455,998	Taxes(6)	$0	$0
Cut-off Date LTV Ratio(2)	47.2%	Insurance(6)	$0	$0
Maturity Date LTV Ratio(2)	37.8%	FF&E	$0	$2,454
DSCR Based on Underwritten NOI / NCF(2)	1.70x / 1.70x	Other(7)	$2,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.0% / 10.0%

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$105,000,000	100.0%	Loan Payoff	$80,211,702	76.4%
			Return of Equity	21,167,470	20.2
			Reserves	2,000,000	1.9
			Closing Costs	1,620,828	1.5

Total Sources	$105,000,000	100.0%	Total Uses	$105,000,000	100.0%

(1)	TTM occupancy is not available as the 132 West 27th Street Property was constructed and opened in March 2016. In addition, the 132 West 27th Street Property is subject to a 15-year triple net lease, dated March 13, 2014 and commenced March 14, 2016, between the borrower, as lessor, and New Continent Ventures, LLC, as lessee.
(2)	Calculated based on the aggregate balance of the 132 West 27th Street Loan Combination.
(3)	The Cut-off Date Balance of $32,163,672 represents the non-controlling note A-3-1 of a $105,000,000 loan combination evidenced by four pari passu notes. The three companion loans are evidenced by the controlling note A-1, non-controlling note A-2 and non-controlling note A-3-2. Notes A-1 and A-2 with an aggregate Cut-off Date Balance of $68,067,306 were contributed to the Morgan Stanley Capital I Trust 2016-UBS11, Commercial Mortgage Pass-Through Certificates, Series 2016-UBS11 securitization transaction. Note A-3-2 with a Cut-off Date Balance of $4,487,954 is currently held by CCRE or an affiliate and is expected to be contributed to a future securitization transaction.
(4)	The original term to Maturity is based on the anticipated repayment date of the 132 West 27th Street Loan. The stated maturity date is August 6, 2028. In addition, the Adjusted Interest Rate shall mean a rate per annum equal to, from and after the Anticipated Repayment Date (8/6/2026), the greater of (i) the ARD Treasury Note Rate determined on the Anticipated Repayment Date plus 4.00% and (ii) the Regular Interest Rate applicable to the Interest Period immediately preceding the Anticipated Repayment Date plus 4.00%.
(5)	Joel Sussman, Ira Sussman and KERY Managed Equities LLC are the non-recourse carveout guarantors under the 132 West 27th Street Loan.
(6)	Ongoing monthly deposits for real estate taxes and insurance reserves are waived as long as (i) no event of default under the 132 West 27th Street Loan documents has occurred; (ii) the 132 West 27th Street Property is entirely demised pursuant to the lease with the Melia Tenant or another triple net lease in accordance with the 132 West 27th Street Loan documents; (iii) the lease with the tenant Innside Ventures, LLC (or its replacement in accordance with the 132 West 27th Street Property Loan documents) (the “Melia Tenant”) remains in full force and effect; (iv) no trigger event relating to the Melia Tenant has occurred and is continuing; (v) the Melia Tenant is obligated pursuant to its lease to pay all applicable taxes and other assessments, maintain insurance, and maintain the 132 West 27th Street Property in a condition reasonably acceptable to the lender; and (vi) the Melia Tenant performs such obligations in a timely manner and the borrower provides evidence of such performance by the Melia Tenant to the lender.
(7)	At loan origination the borrower deposited in escrow $2,000,000 into an underwritten rent reserve, which represents a portion of the difference between the lender’s underwritten base rent and the current rent due under the lease with the Melia Tenant.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the 132 West 27th Street Property:

132 West 27th Street(1)

	2013	2014	2015	TTM 10/6/2016
Occupancy	NAP	NAP	NAP	NAP
ADR	NAP	NAP	NAP	NAP
RevPAR	NAP	NAP	NAP	NAP

(1)	Historical Occupancy, ADR and RevPAR are not available as the 132 West 27th Street Property was constructed and opened in March 2016.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

132 WEST 27TH STREET

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance of the Melia Tenant at the 132 West 27th Street Property:

Cash Flow Analysis

	Melia Tenant Annualized T-3 June 30,2016(1)	Melia Tenant Annualized T-1 June 30,2016(1)	Appraisal Year 1(2)
Occupancy	80.2%	86.9%	84.0%
ADR	$227.72	$242.51	$353.61
RevPAR	$182.59	$210.69	$297.04

Rooms Revenue	$20,916,732	$24,070,500	$33,935,000
Food & Beverage	$3,368,952	$3,252,804	$8,569,738
Other Income	$117,736	$257,220	$522,482
Total Revenue	$24,403,420	$27,580,524	$43,027,220
Total Expenses	$18,221,480	$19,402,524	$27,760,545
Net Operating Income	$6,181,840	$8,178,000	$15,266,675
FF&E	$0	$0	$430,272
Net Cash Flow	$6,181,640	$8,178,000	$14,836,403

(1)	The INNSIDE New York NoMad Hotel opened in March 2016 and therefore is still stabilizing. Revenues may reflect certain promotional discounts offered to Melia rewards members and other customers. In addition, expenses may reflect certain one-time, non-recurring items related to the opening of the hotel.

(2)	Information is based on the appraisal, forecasting operations of the INNSIDE New York NoMad Hotel under the Melia Tenant for July 1, 2016-July 1, 2017 under assumptions as set forth in the appraisal.

The following table presents certain information relating to the Underwritten Net Cash Flow of the Net Lease at the 132 West 27th Street Property:

Cash Flow Analysis

	Year 1 In-Place	Underwritten	Underwritten $ per Room
Base Rent(1)	$7,500,000	$10,455,998	$33,406
Total Recoveries	$0	$0	$0
Other Income(2)	$500,000	$0	$0
Less Vacancy & Credit Loss	$0	$0	$0
Effective Gross Income	$8,000,000	$10,455,998	$33,406

Total Operating Expenses	$0	$0	$0
Net Operating Income	$8,000,000	$10,455,998	$33,406
Capital Expenditures	$0	$0	$0
TI/LC	$0	$0	$0
Net Cash Flow	$8,000,000	$10,455,998	$33,406

(1)	Year 1 In Place Base Rent is based on fixed rent paid under the Melia lease during the first year of the Net Lease. UW Base Rent represents the average of the first 10 years of fixed rent payable to the 132 West 27th Street borrower under the Net Lease.

(2)	Other Income represents the first installment of an additional lessee payment of $1,000,000 paid to the 132 West 27th Street borrower at lease commencement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		PCC
Location (City/State)	Downers Grove, Illinois	Cut-off Date Balance(4)		$26,897,829
Property Type	Office	Cut-off Date Balance per SF(3)		$112.01
Size (SF) (1)	609,251	Percentage of Initial Pool Balance		2.9%
Total Occupancy as of 9/6/2016(2)	85.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/6/2016(2)	85.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1990 / 2007	Mortgage Rate		4.41000%
Appraised Value	$105,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	0
		Borrower Sponsors(5)	Ronald Lunt, the Shigeru Mori Marital Trust dated September 1, 2012, Hamilton Holdings LLC

Underwritten Revenues	$12,980,971
Underwritten Expenses	$6,228,884	Escrows
Underwritten Net Operating Income (NOI)	$6,752,087		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,868,673	Taxes	$544,649	$115,532
Cut-off Date LTV Ratio(3)	64.7%	Insurance(6)	$0	$0
Maturity Date LTV Ratio(3)	52.3%	Replacement Reserves	$0	$12,693
DSCR Based on Underwritten NOI / NCF(3)	1.64x / 1.42x	TI/LC(7)	$2,477,838	$92,910
Debt Yield Based on Underwritten NOI / NCF(3)	9.9% / 8.6%	Other(8)	$1,028,702	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$68,500,000	95.9%	Refinance Existing Debt	$66,601,266	93.3%
Borrower Equity	2,898,925	4.1	Reserves	4,051,189	5.7
			Closing Costs	746,470	1.0
Total Sources	$71,398,925	100.0%	Total Uses	$71,398,925	100.0%

(1)	The Size (SF) includes the Esplanade Fitness Center totaling 26,696 SF, which is an amenity for the building only with no lease or attributable lease income.

(2)	Includes JMG Financial (“JMG”) (23,029 SF and 3.8% of the Esplanade I Property NRA), which is not in occupancy or paying rent. JMG has taken possession of its space, has a lease commencement date of December 1, 2016, and is required to commence paying rent on December 1, 2017. An escrow was collected at origination for underwritten rent prior to lease commencement, outstanding free rent, and outstanding tenant improvements and leasing commissions.

(3)	Calculated based on the aggregate outstanding principal balance of the Esplanade I Loan Combination.

(4)	The Cut-off Date Balance of $26,897,829 represents the non-controlling note A-2 of the $68,500,000 Esplanade I Loan Combination, which is comprised of two pari passu notes. The related companion loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $41,342,959, and was contributed to the CGCMT 2016-P4 securitization transaction.

(5)	Ronald Lunt, the Shigeru Mori Marital Trust dated September 1, 2012, and Hamilton Holdings LLC are the non-recourse carveout guarantors under the Esplanade I Loan.

(6)	Insurance is provided under a blanket policy.

(7)	The upfront TI/LC reserve includes outstanding tenant improvements and leasing commissions obligations. The required TI/LC monthly reserve deposits are $92,910/month for the first 24 payment dates following loan origination, and $63,464/month thereafter; provided that the borrower’s obligation to make deposits into the TI/LC reserve is temporarily suspended at any time the amount in such reserve equals or exceeds $2,600,000 (which cap is subject to reduction upon certain lease-up events).

(8)	Upfront other reserve includes outstanding underwritten rent prior to lease commencement for the tenant JMG along with contractual free rent and reimbursements for five tenants, including JMG.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

The following table presents certain information relating to the major tenants at the Esplanade I Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating(2) (Fitch/MIS/ S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
GSA-Internal Revenue Service(3)(4)	AAA / Aaa / AA+	75,111	12.3%	$1,881,531	20.5%	$25.05	7/31/2021	NA
Hillshire Brands(5)	BBB / Baa3 / BBB	72,929	12.0	1,126,543	12.3	15.45	5/31/2021	2, 5-year options
T-Mobile Central LLC	NA / NR / BB	51,378	8.4	982,861	10.7	19.13	11/30/2018	1, 5-year option
JMG Financial(6)	NA / NA / NA	23,029	3.8	436,400	4.8	18.95	11/30/2027	1, 5-year option
Vein Clinics of America	NA / NA / NA	22,851	3.8	394,180	4.3	17.25	5/31/2021	1, 5-year option
GSA-Comp of the Currency	AAA / Aaa / AA+	9,816	1.6	335,892	3.7	34.22	1/31/2018	2, 5-year options
Konica Minolta	NA / NA / NA	18,205	3.0	327,173	3.6	17.97	12/31/2021	2, 5-year options
Siemens/Unigraphics Solutions	A / A1 / A+	15,499	2.5	287,481	3.1	18.55	2/28/2018	2, 5-year options
Grundfos Pumps Corporation	NA / NA / NA	13,480	2.2	250,409	2.7	18.58	3/31/2019	2, 5-year options
Midventures Inc.	NA / NA / NA	12,091	2.0	227,907	2.5	18.85	3/31/2019	1, 5-year option
Largest Tenants		314,389	51.6%	$6,250,377	68.2%	$19.88
Remaining Tenants(7)		209,111	34.3	2,920,325	31.8	13.97
Vacant		85,751	14.1	0	0.0	0.00
Total / Wtd. Avg. All Tenants		609,251	100.0%	$9,170,702	100.0%	$17.52

(1)	The list of top ten tenants named in the table above includes primarily office users and excludes DG Hotels LLC – Conference Center, which leases 36,232 SF (5.95% of GLA) through April 30, 2021 at an UW Base Rent of $6.54/SF (2.6% of total UW Base Rent) and is technically the tenth largest tenant based on UW Base Rent. The tenant leases the conference center space on behalf of the adjacent DoubleTree hotel and its GLA and UW Base Rent are instead represented within the Remaining Tenants category. DG Hotels LLC – Conference Center and the borrower have a mutual option to terminate 5,198 SF of its space at any time upon 90 days’ notice.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease. In the case of GSA-Internal Revenue Service, the ratings are the ratings of the United States of America.

(3)	GSA-Internal Revenue Service has the option to terminate its lease any time after July 31, 2018.

(4)	The UW Base Rent and UW Base Rent $ per SF for the GSA-International Revenue Service and GSA-Comp of the Currency are on a gross basis and the remaining ten largest tenants are on a net basis.

(5)	Hillshire Brands occupies 100.0% of the R&D building (72,929 SF). The lease and underwritten rent roll breaks out the square footage and rent based upon the original square footage (47,579 SF at an UW Base Rent of $11.70/SF) and the expansion square footage (25,350 SF at an UW Base Rent of $22.48/SF).

(6)	JMG is not in occupancy or paying rent. JMG has taken possession of its space, has a lease commencement date of December 1, 2016, and is required to commence paying rent on December 1, 2017. An escrow was collected at origination for underwritten rent prior to lease commencement, outstanding free rent and outstanding tenant improvements and leasing commissions. JMG has the option to terminate its lease effective November 30, 2024 provided JMG provides notification of intent to terminate no later than December 1, 2023 and pays a termination fee equal to the unamortized costs of tenant improvements, leasing commissions, rent abatement and landlord legal fees.

(7)	The Remaining Tenants category also includes the Esplanade Fitness Center totaling 26,696 SF. While this is an amenity for the building only with no lease or attributable lease income, its SF is included as part of the % of GLA calculation.

The following table presents the lease rollover schedule at the Esplanade I Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	6,156	1.0%	1.0%	$93,123	1.0%	$15.13	6
2016	3,201	0.5	1.5%	62,258	0.7	$19.45	5
2017	25,189	4.1	5.7%	477,793	5.2	$18.97	14
2018	105,566	17.3	23.0%	2,157,577	23.5	$20.44	15
2019	30,629	5.0	28.0%	574,557	6.3	$18.76	5
2020	25,906	4.3	32.3%	506,133	5.5	$19.54	7
2021	247,035	40.5	72.8%	4,364,706	47.6	$17.67	10
2022	9,667	1.6	74.4%	193,316	2.1	$20.00	1
2023	5,914	1.0	75.4%	109,646	1.2	$18.54	1
2024	1,222	0.2	75.6%	27,544	0.3	$22.54	1
2025	9,580	1.6	77.2%	167,650	1.8	$17.50	1
2026	0	0.0	77.2%	0	0.0	$0.00	0
2027 & Thereafter(3)	53,435	8.8	85.9%	436,400	4.8	$8.17	3
Vacant	85,751	14.1	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	609,251	100.0%		$9,170,702	100.0%	$17.52	69

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.

(3)	Esplanade Fitness Center totaling 26,696 SF (4.4% of Owned GLA) is included in the 2027 & Thereafter category. Esplanade Fitness Center is an amenity for the building only with no lease or attributable lease income.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

The following table presents certain information relating to historical leasing at the Esplanade I Property:

Historical Leased %(1)(2)

	2011	2012	2013	2014	2015	As of 9/6/2016(3)
Owned Space	91.6%	92.3%	90.7%	91.7%	94.0%	85.9%

(1)	As provided by the borrower which reflects average occupancy for the specified year unless otherwise indicated.

(2)	The Esplanade I Property has had an average occupancy of 91.1% since 2007.

(3)	In early 2016, the Esplanade I Property lost three tenants totaling 7.4% of NRA causing occupancy to dip below the historical average of 91.1%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Esplanade I Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten(2)(3)	Underwritten $ per SF
Base Rent	$8,243,655	$8,654,293	$9,194,478	$9,115,583	$9,028,070	$14.82
Contractual Rent Steps(4)	0	0	0	0	142,632	0.23
Gross Up Vacancy	0	0	0	0	1,503,625	2.47
Total Rent	$8,243,655	$8,654,293	$9,194,478	$9,115,583	$10,674,326	$17.52
Total Reimbursables	3,667,118	3,814,029	4,186,554	4,208,435	4,440,655	7.29
Other Income(5)	65,864	105,113	107,830	140,071	107,830	0.18
Vacancy & Credit Loss	0	0	0	0	(2,241,840)	(3.68)
Effective Gross Income	$11,976,637	$12,573,435	$13,488,862	$13,464,089	$12,980,971	$21.31

Real Estate Taxes	$1,223,044	$1,325,176	$1,266,169	$1,314,896	$1,320,361	$2.17
Insurance	74,426	73,461	67,791	73,475	65,946	0.11
Management Fee	613,119	631,745	679,488	691,363	519,239	0.85
Other Operating Expenses	4,090,873	4,095,791	4,515,282	4,323,338	4,323,338	7.10
Total Operating Expenses	$6,001,462	$6,126,173	$6,528,730	$6,403,072	$6,228,884	$10.22

Net Operating Income	$5,975,175	$6,447,262	$6,960,132	$7,061,017	$6,752,087	$11.08
TI/LC	43,882	22,331	18,007	25,304	761,564	1.25
Replacement Reserves	0	0	0	0	121,850	0.20
Net Cash Flow	$5,931,293	$6,424,931	$6,942,125	$7,035,713	$5,868,673	$9.63

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is lower than TTM 6/30/2016 Base Rent largely due to the loss of three tenants (7.4% of NRA) in early 2016.

(3)	Underwritten Base Rent includes the full annual rent from five tenants that are currently in a pre-lease commencement or free rent period (36,342 SF of NRA; approximately $1 million in outstanding rent obligations). Of the five tenants, JMG is the largest with 23,029 SF of NRA and $982,648 in underwritten rent prior to lease commencement and free rent. Escrows for all five tenants were collected at origination for such pre-lease commencement rent and free rent, as well as outstanding tenant improvements and leasing commissions.

(4)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through March 2017.

(5)	Other Income includes percentage rent, tenant service income, rooftop management income, internet fee income, miscellaneous income and the fitness center operations.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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DAVID WHITNEY BUILDING

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Detroit, Michigan	Cut-off Date Balance(3)		$24,000,000
Property Type(1)	Mixed Use	Cut-off Date Balance per SF		$99,459.77
Size (Units)	241	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 6/30/2016	82.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2016	82.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1915 / 2011-2015	Mortgage Rate		4.75000%
Appraised Value(1)	$39,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		NAP
Underwritten Revenues(2)	$8,481,932
Underwritten Expenses(2)	$5,263,843	Escrows
Underwritten Net Operating Income (NOI)(2)	$3,218,089		Upfront	Monthly
Underwritten Net Cash Flow (NCF)(2)	$2,959,151	Taxes(4)	$0	$0
Cut-off Date LTV Ratio	61.5%	Insurance(4)	$0	$0
Maturity Date LTV Ratio	56.5%	Replacement Reserve	$0	$2,188
DSCR Based on Underwritten NOI / NCF(2)	2.14x / 1.97x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	13.4% / 12.3%	Other	$233,333(5)	$63,828(6)

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,000,000	99.8%	Loan Payoff	$15,847,610	65.9%
Principal’s Equity Contribution	60,000	0.2	Principal Equity Distribution	6,432,484	26.7
			Closing Costs	1,546,572	6.4
			Reserves	233,333	1.0
Total Sources	$24,060,000	100.0%	Total Uses	$24,060,000	100.0%

(1)	The David Whitney Building Property is a mixed use property containing 105 multifamily units, a 136-Aloft Hotel by Starwood, and 7,084 of retail space.

(2)	Based upon the operating income, including the hotel revenue, at the David Whitney Building Property. The borrower does not receive revenue from hotel, individual tenant rents, or other operations at the David Whitney Building Property; the David Whitney Building Property is subject to a master lease under which a master tenant operates the David Whitney Building Property, including collecting rent from individual tenants, and the borrower under the David Whitney Building Loan solely receives rental payments from the master tenant under the master lease. The master lease rent is $2,800,000 for year 2017 to 2019, $3,100,000 in year 2020, and $3,300,000 in 2021. The master lease tenant is responsible for all expenses associated with the David Whitney Building Property. The DSCR and Debt Yield based on the master lease rent is 1.86x and 11.7%, respectively. Additionally, the master lease tenant under the master lease pays the taxes relating to the David Whitney Building Property and benefits from tax abatements under the Obsolete Property Rehabilitation Act Exempt (“OPRA”) relating to the David Whitney Building Property. The annual real estate taxes affecting the David Whitney Building Property with the benefit of the OPRA tax abatement is $174,894 for the year 2016. The underwritten real estate taxes for the purposes of calculating net operating revenue is $456,496 and if the master tenant were to no longer receive the benefit of the tax abatement, the taxes at the David Whitney Building Property would be estimated to be approximately $603,251 for the year 2016. The DSCR based on Underwritten NCF and Debt Yield would be 1.87x and 11.7%, respectively, if the master tenant were to no longer receive the benefit of the tax abatement.

(3)	The sole member of the related borrower is the borrower under two mezzanine loans, totaling $14,350,000 in Cut-off Date Balance, held by affiliates of Bank of America, as mezzanine lenders, as a part of a new market tax credit structure. See “—Existing Mezzanine Debt” in the preliminary prospectus

(4)	The master tenant under the master lease of the David Whitney Building Property is required to pay all taxes and insurance pursuant to the master lease.
(5)	The Other Upfront Escrow of $233,333 is held for the term of the David Whitney Building Loan as additional collateral.
(6)	The Monthly Other Reserve consists of $42,250 for monthly tax credit recapture and $21,578 for FF&E.

The following table presents certain information relating to the units and rents at the David Whitney Building Property:

Unit Mix Summary

Unit Type	Occupied Units(1)	Vacant Units(1)	Total Units(1)	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Yearly Market Rent(2)	Average Monthly Actual Rent per Unit(1)	Yearly Actual Rent(1)
1 Bed / 1 Bath (A)	71	1	72	699	$1,400	$1,209,600	$1,505	$1,282,548
1 Bed / 1 Bath (A)	21	0	21	577	$1,000	$252,000	$1,038	$261,480
2 Bed / 2 Bath	10	0	10	1,259	$2,400	$288,000	$2,447	$293,604
3 Bed / 2.5 Bath	1	0	1	1,575	$3,000	$36,000	$2,458	$29,496
3 Bed / 5 Bath	1	0	1	1,876	$3,500	$42,000	$2,814	$33,768
Total / Wtd. Avg.	104	1	105	747	$1,450	$1,827,600	$1,523	$1,900,896

(1)	As provided by the borrower per June 30, 2016 rent roll.

(2)	As provided in the appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

DAVID WHITNEY BUILDING

The following table presents certain information relating to historical leasing at the David Whitney Building Property:

Historical Leased %(1)

	2015	As of 3/31/2016
Owned Space	59.8%	69.1%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the David Whitney Building Property:

Cash Flow Analysis(1)

	2015	TTM 6/16/2016	Underwritten	Underwritten $ per Unit
Room Revenue	$5,053,897	$6,050,148	$6,033,618	$25,036
Apartment Revenue	1,408,897	2,026,448	2,008,487	8,334
Miscellaneous Revenue(2)	98,475	112,921	112,921	469
Parking Revenue	296,003	326,906	326,906	1,356
Total Revenue	$6,857,272	$8,516,423	$8,481,932	$35,195

Room Expenses	$1,093,366	$1,232,701	$1,243,019	$5,158
Apartment Expenses	561,872	614,835	746,060	3,096
Miscellaneous Expense	44,438	51,612	51,612	214
Parking Expense	315,184	378,366	399,644	1,658
Total Dept. Expenses	$2,014,860	$2,277,514	$2,440,335	$10,126
Total Undistributed Expenses	2,290,497	2,548,046	2,522,746	10,468
Total Fixed Charges	143,712	148,040	274,513	1,139
Total Operating Expenses	$4,449,069	$4,973,600	$5,237,593	$21,733

Net Operating Income	$2,408,203	$3,542,823	$3,244,339	$13,462
FF&E	217,935	259,599	258,938	1,074
Apartment Replacement Reserve	26,250	26,250	26,250	109
Net Cash Flow	$2,164,018	$3,256,974	$2,959,151	$12,279

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow. The borrower does not receive revenue from the hotel, individual tenant rents, and other operations at the David Whitney Building Property; the David Whitney Building Property is subject to a master lease under which a master tenant operates the David Whitney Building Property, including collecting rent from individual tenants, and the borrower under the David Whitney Building Loan solely receives rental payments from the master tenant under the master lease.

(2)	Miscellaneous Revenue includes revenue received from valet services, vending machines, ATM commissions, and concessions fees.

The following table presents certain information relating to certain residential lease comparables provided in the appraisal for the David Whitney Building Property:

Competitive Set(1)

	River Place Apartments	Fairlane East Apartments	Lofts at 5 Lyon	The Lincoln at Fairlane Town	Hopson Flats	Icon on Bond
Location	Detroit, MI	Dearborn, MI	Grand Rapids, MI	Dearborn, MI	Grand Rapids, MI	Grand Rapids, MI
Year Built	1910	1972-1974	1911	2002	1905	2005
Number of Units	299	244	65	200	42	114
Occupancy %	95.0%	98.0%	97.0%	98.0%	98.0%	98.0%
Average Quoted Rents $/SF	$85.15	NAV	$159.64	$148.36	$169.95	$141.16

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SARATOGA HILTON

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF V
Location (City/State)	Saratoga Springs, New York	Cut-off Date Balance		$22,988,112
Property Type	Hospitality	Cut-off Date Balance per Room		$94,992.20
Size (Rooms)	242	Percentage of Initial Pool Balance		2.5%
Total TTM Occupancy as of 6/30/2016	71.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 6/30/2016	71.6%	Type of Security		Leasehold
Year Built / Latest Renovation	1984 / 2005-2007	Mortgage Rate		5.11000%
Appraised Value(1)	$35,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(2)	Carlos J. Rodriguez, as an individual and trustee
Underwritten Revenues	$15,992,738	for the Carlos Rodriguez Living Trust, and David
Underwritten Expenses	$12,084,382	Buddemeyer
Underwritten Net Operating Income (NOI)	$3,908,356	Escrows
Underwritten Net Cash Flow (NCF)	$3,268,647		Upfront	Monthly
Cut-off Date LTV Ratio(1)	65.7%	Taxes	$18,608	$18,608
Maturity Date LTV Ratio(1)	54.7%	Insurance(3)	$0	$0
DSCR Based on Underwritten NOI / NCF	2.58x / 2.16x	FF&E(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	17.0% / 14.2%	Other(5)	$5,650,000	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$23,200,000	68.6%	Purchase Price	$27,500,000	81.3%
Principal’s New Cash Contribution	10,619,103	31.4	Reserves	5,668,608	16.8
			Closing Costs	650,495	1.9

Total Sources	$33,819,103	100.0%	Total Uses	$33,819,103	100.0%

(1)	The Appraised Value represents the “as-is market value based on a hypothetical condition” value of $35,000,000 (corresponding to a Cut-off Date LTV Ratio of 65.7%) that assumes a property improvement plan costing approximately $3,250,000 and elective capital improvements costing approximately $2,750,000 were completed at the Saratoga Hilton Property as of December 8, 2015. The related appraisal also reported an “as-is” value of $29,000,000 (corresponding to a Cut-off Date LTV Ratio of 79.3% and a Maturity Date LTV Ratio of 66.0%) that assumes the property improvement plan and elective capital improvements have not yet been completed but makes the extraordinary assumption that they will be completed during the first year of the projection period at a cost of $6,000,000. At origination of the Saratoga Hilton Loan, the borrower deposited $5,000,000 for the entirety of the required property improvement plan and a portion of the elective capital improvements. The “prospective market value upon completion of renovation” value as of December 1, 2016 for the Saratoga Hilton Property is $36,000,000. The “prospective market value upon stabilization” value as of December 1, 2017 for the Saratoga Hilton Property is $38,000,000.
(2)	Carlos J. Rodriguez, as an individual and trustee for the Carlos Rodriguez Living Trust, and David Buddemeyer are the guarantors of the non-recourse carveouts under the Saratoga Hilton Loan.
(3)	The borrower is not required to make monthly deposits for insurance provided that (i) no event of default has occurred and is continuing, (ii) the insurance policies maintained by the borrower covering the Saratoga Hilton Property are part of a blanket or umbrella policy approved by the lender, (iii) the borrower provides the lender evidence of renewal of such insurance policy and (iv) the borrower provides to the lender receipts for the payments of the related insurance premiums by no later than 10 business days prior to the expiration date of the related insurance policy.
(4)	Commencing on the payment date in March 2017 and on each payment date thereafter, the borrower is required to make monthly deposits into the FF&E reserve equal to 1/12 of 4% of the annual gross revenue at the property.
(5)	Other upfront reserves represent a $5,000,000 property improvement plan reserve, a $500,000 seasonality reserve and a $150,000 ground lease reserve. Commencing on the payment date in April of each calendar year up to and including the monthly payment date in November, the borrower is required to make monthly deposits into a seasonality reserve of $50,000 until the seasonality reserve balance is equal to $500,000. The requirement to make monthly deposits into the seasonality reserve is waived so long as the seasonality reserve balance is equal to or greater than $500,000. Provided no event of default has occurred and is continuing, the borrower may draw on the seasonality reserve to cover debt service shortfalls in the months of December, January and February. Additionally, the borrower has the option to substitute a letter of credit for the required deposits into the seasonality reserve. The borrower is required to maintain at least $150,000 in the ground lease reserve during the term of the Saratoga Hilton Loan. Upon the occurrence and during the continuance of a trigger event (as defined in the Saratoga Hilton Loan documents), the borrower is required to make monthly deposits into the ground lease reserve equal to the estimated ground rent payable under the ground lease for the next succeeding month.

The following table presents certain information relating to the estimated 2015 market mix with respect to the Saratoga Hilton Property, as provided in the appraisal for the Saratoga Hilton Property:

Estimated Accommodated Room Night Demand(1)

Property Name	Meeting and Group	Leisure	Commercial
Saratoga Hilton	55%	25%	20%

(1)	Source: Appraisal.

The following table presents certain information relating to the trailing 12-month period ended June 2016 penetration rates relating to the Saratoga Hilton Property, as provided in a June 2016 travel research report:

TTM Through 6/30/2016 Penetration Rates(1)

Property Name	Occupancy	ADR	RevPAR
Saratoga Hilton	108.6%	109.0%	118.4%

(1)	Source: June 2016 travel research report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SARATOGA HILTON

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Saratoga Hilton Property:

Saratoga Hilton Property(1)

	2013	2014	2015	TTM 6/30/2016)	Underwritten
Occupancy	70.4%	70.8%	72.0%	71.6%	71.6%
ADR	$172.48	$181.36	$178.49	$177.42	$177.42
RevPAR	$121.35	$128.45	$128.51	$127.01	$127.01

(1)	As provided by the borrower.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Saratoga Hilton Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten	Underwritten $ per Room
Room Revenue	$10,718,824	$11,345,565	$11,351,720	$11,249,758	$11,249,758	$46,487
Food and Beverage Revenue	3,480,210	3,405,893	3,773,897	3,996,463	3,996,463	16,514
Other Departmental Revenue(2)	797,385	888,140	769,516	746,518	746,518	3,085
Total Revenue	$14,996,419	$15,639,598	$15,895,133	$15,992,738	$15,992,738	$66,086

Room Expense	$2,466,485	$2,618,297	$2,862,989	$3,059,507	$3,059,507	$12,643
Food and Beverage Expense	2,077,867	2,199,902	1,914,910	2,073,838	2,073,838	8,570
Other Departmental Expense	140,764	138,645	50,614	45,854	45,854	189
Total Departmental Expense	$4,685,116	$4,956,844	$4,828,513	$5,179,199	$5,179,199	$21,402
Total Undistributed Expense	4,378,374	4,492,530	4,829,709	4,696,004	4,600,530	19,010
Ground Lease Expense	935,882	998,718	1,277,945	1,334,642	1,612,576	6,664
Total Fixed Charges	712,367	671,956	703,388	712,712	692,077	2,860
Total Operating Expenses	$10,711,739	$11,120,048	$11,639,554	$11,922,558	$12,084,382	$49,935

Net Operating Income	$4,284,680	$4,519,550	$4,255,579	$4,070,181	$3,908,356	$16,150
FF&E	599,857	625,584	635,805	639,710	639,710	2,643
Net Cash Flow	$3,684,824	$3,893,966	$3,619,773	$3,430,471	$3,268,647	$13,507

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.
(2)	Other Departmental Revenue includes A/V rental income, guest parking income, gift shop income and no-show revenue.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NATIONAL BUSINESS PARK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	5	Loan Seller		SMF V
Location (City/State)	Princeton, New Jersey	Cut-off Date Balance(2)		$21,971,964
Property Type	Office	Cut-off Date Balance per SF(1)		$121.92
Size (SF)	450,543	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 8/1/2016	83.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2016	83.9%	Type of Security		Leasehold
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		4.68000%
Appraised Value	$84,860,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(3)		John Zirinsky
Underwritten Revenues	$10,548,206
Underwritten Expenses	$5,231,535	Escrows
Underwritten Net Operating Income (NOI)	$5,316,671		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,645,668	Taxes	$337,813	$112,605
Cut-off Date LTV Ratio(1)	64.7%	Insurance	$76,754	$6,978
Maturity Date LTV Ratio(1)	52.7%	Replacement Reserves	$0	$7,108
DSCR Based on Underwritten NOI / NCF(1)	1.56x / 1.36x	TI/LC(4)	$250,000	$48,809
Debt Yield Based on Underwritten NOI / NCF(1)	9.7% / 8.5%	Other(5)	$38,125	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$55,000,000	92.2%	Loan Payoff	$58,449,468	97.9%
Principal’s Equity Contribution	4,680,547	7.8	Reserves	702,692	1.2
			Closing Costs	528,387	0.9

Total Sources	$59,680,547	100.0%	Total Uses	$59,680,547	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the National Business Park Loan Combination.
(2)	The National Business Park Loan has a Cut-off Date Balance of $21,971,964 and represents the non-controlling note A-2 of the $55,000,000 National Business Park Loan Combination. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of $32,957,946, is currently held by Starwood Mortgage Funding VI LLC and expected to be contributed to the JPMCC 2016-JP3 securitization transaction.
(3)	John Zirinsky is the non-recourse carveout guarantor under the National Business Park Loan.
(4)	The TI/LC reserve is capped at $2,600,000.
(5)	Other upfront reserves represent $38,125 for deferred maintenance. Additionally, the National Business Park Loan is structured such that all excess cash flow is required to be deposited into a tenant improvement and leasing commissions reserve for the SES Americom leased space (capped at $2,521,504, unless an event of default under the National Business Park Loan Combination exists) if (a) SES Americom, any approved assignee of the SES Americom leased space or any replacement tenant occupying the entire SES Americom leased space: (i) fails to extend the term of its lease for at least three years on satisfactory terms to the lender on or before December 31, 2022, (ii) is in default under its lease beyond applicable notice and cure periods, (iii) gives notice to vacate or vacates the leased space or (iv) becomes a debtor in any bankruptcy or insolvency proceeding, and (b) the debt service coverage ratio (as calculated in the National Business Park Loan documents) is less than 1.30x. Additionally, the National Business Park Loan is structured such that all excess cash flow is required to be deposited into a tenant improvement and leasing commissions reserve for the Dr Reddy’s Inc. leased space (capped at $1,976,538, unless an event of default under the National Business Park Loan Combination exists) if (a) Dr Reddy’s Inc., any approved assignee of the Dr Reddy’s, Inc. leased space or any replacement tenant occupying the entire Dr Reddy’s Inc. leased space: (i) fails to extend the term of its lease for at least three years on satisfactory terms to the lender on or before December 11, 2023, (ii) is in default under its lease beyond applicable notice and cure periods, (iii) gives notice to vacate or vacates the leased space or (iv) becomes a debtor in any bankruptcy or insolvency proceeding, and (b) the debt service coverage ratio (as calculated in the National Business Park Loan documents) is less than 1.30x.

The following table presents certain information relating to the National Business Park Properties:

Property Name	Year Built / Renovated	Total GLA	Occupancy(1)	Cut-off Date Loan Amount	Appraised Value	UW NCF
4 Research Way	1984 / NAP	123,860	89.5%	$6,649,069	$25,680,000	$1,441,291
2 Research Way	1984 / NAP	116,746	70.9%	6,102,748	23,570,000	975,099
107 College Road East	1980 / NAP	78,759	100.0%	3,583,455	13,840,000	1,132,310
105 College Road East	1979 / NAP	77,618	79.0%	3,523,903	13,610,000	708,056
103 College Road East	1977 / NAP	53,560	82.9%	2,112,788	8,160,000	388,912
Total / Wtd. Avg.		450,543	83.9%	$21,971,964	$84,860,000	$4,645,668

(1)	Occupancy as of August 1, 2016.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NATIONAL BUSINESS PARK

The following table presents certain information relating to the major tenants at the National Business Park Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
SES Americom(2)	NR / NR / NR	78,722	17.5%	$2,091,208	22.6%	$26.56	12/31/2023	2, 5-year options
Dr Reddy’s Inc.	NR / NR / NR	75,584	16.8	1,776,224	19.2	23.50	12/11/2024	2, 5-year options
Drinker, Biddle(3)	NR / NR / NR	39,395	8.7	928,050	10.0	23.56	Various(4)	NA
Princeton Consultants	NR / NR / NR	17,554	3.9	447,627	4.8	25.50	8/31/2022	1, 5-year option
Technicolor USA(5)	NR / NR / NR	16,933	3.8	440,258	4.8	26.00	1/25/2026	2, 5-year options
NTT Data Inc.	NR / NR / NR	15,205	3.4	402,933	4.4	26.50	2/28/2022	NA
Van Note Harvey	NR / NR / NR	16,684	3.7	371,219	4.0	22.25	7/19/2025	2, 5-year options
Abbott Point Of Care Inc.	NR / NR / NR	13,408	3.0	368,720	4.0	27.50	12/31/2024	NA
Smith, Stratton	NR / NR / NR	10,684	2.4	272,442	2.9	25.50	4/30/2020	1, 5-year option
IH Engineers	NR / NR / NR	10,765	2.4	247,595	2.7	23.00	12/31/2017	NA
Ten Largest Tenants		294,934	65.5%	$7,346,276	79.5%	$24.91
Remaining Tenants		83,207	18.5	1,893,555	20.5	22.76
Vacant		72,402	16.1	0	0.0	0.00
Total / Wtd. Avg. All Tenants		450,543	100.0%	$9,239,831	100.0%	$24.43

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Between January 2019 and January 2021, SES Americom has the right to reduce its leased area by up to 15% with 12 months’ notice and commensurate reductions in rent and additional rent.
(3)	Drinker, Biddle has the right to terminate its lease on March 31, 2018 or March 31, 2019 with 12 months’ notice and payment of unamortized costs.
(4)	Drinker, Biddle leases 36,430 SF of space which expires on March 31, 2021 and 2,965 SF of space that is leased on a month-to-month basis.
(5)	Technicolor USA has the right to terminate its lease on January 31, 2022 with 12 months’ notice.

The following table presents the lease rollover schedule at the National Business Park Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	6,140	1.4%	1.4%	$65,230	0.7%	$22.00(2)	2
2016	0	0.0	1.4%	0	0.0	$0.00	0
2017	29,676	6.6	7.9%	722,990	7.8	$24.36	6
2018	19,676	4.4	12.3%	500,149	5.4	$25.42	4
2019	6,344	1.4	13.7%	155,382	1.7	$24.49	2
2020	26,162	5.8	19.5%	662,946	7.2	$25.34	7
2021	41,540	9.2	28.8%	999,288	10.8	$24.06	3
2022	32,759	7.3	36.0%	850,560	9.2	$25.96	2
2023	78,722	17.5	53.5%	2,091,208	22.6	$26.56	1
2024	99,112	22.0	75.5%	2,266,384	24.5	$22.87	3
2025	16,684	3.7	79.2%	371,219	4.0	$22.25	1
2026	21,326	4.7	83.9%	554,476	6.0	$26.00	2
2027 & Thereafter	0	0.0	83.9%	0	0.0	$0.00	0
Vacant	72,402	16.1	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	450,543	100.0%		$9,239,831	100.0%	$24.43	33

(1)	Calculated based on approximate square footage occupied by each owned tenant unless otherwise specified.
(2)	Excludes vacant and Jaxgennaro LLC. (Café) space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NATIONAL BUSINESS PARK

The following table presents certain information relating to historical leasing at the National Business Park Properties:

Historical Leased %(1)

	2013	2014	2015	As of 8/1/2016
Owned Space	88.1%	79.2%	81.8%	83.9%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the National Business Park Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten	Underwritten $ per SF
Base Rent	$8,349,617	$7,625,258	$8,898,364	$8,753,863	$9,224,588	$20.47
Contractual Rent Steps(2)	0	0	0	0	15,243	0.03
Gross Up Vacancy	0	0	0	0	1,999,827	4.44
Total Rent	$8,349,617	$7,625,258	$8,898,364	$8,753,863	$11,239,658	$24.95
Total Reimbursables	567,571	456,176	452,900	368,744	283,130	0.63
Tenant Electric	710,437	777,182	797,973	889,156	886,226	1.97
Other Income(3)	108,271	209,056	116,948	305,029	139,019	0.31
Vacancy & Credit Loss	0	0	0	0	(1,999,827)	(4.44)
Effective Gross Income	$9,735,895	$9,067,671	$10,266,185	$10,316,792	$10,548,206	$23.41

Real Estate Taxes	$1,576,705	$1,586,865	$1,602,263	$1,610,681	$1,435,081	$3.19
Insurance	118,109	124,144	108,312	101,075	83,731	0.19
Management Fee	292,077	272,030	307,986	345,455	316,446	0.70
Other Operating Expenses	3,485,524	3,915,150	3,662,573	3,396,277	3,396,277	7.54
Total Operating Expenses	$5,472,414	$5,898,189	$5,681,133	$5,453,487	$5,231,535	$11.61

Net Operating Income	$4,263,481	$3,169,482	$4,585,051	$4,863,305	$5,316,671	$11.80
TI/LC	0	0	0	0	585,706	1.30
Replacement Reserves	0	0	0	0	85,296	0.19
Net Cash Flow	$4,263,481	$3,169,482	$4,585,051	$4,863,305	$4,645,668	$10.31

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.
(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through January 2017.
(3)	Other Income consists primarily of work order repairs and overtime HVAC.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus, including the description of risk factors contained in the Preliminary Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus, conducting such investigations as the investor deems necessary and consulting with the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Preliminary Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe. Further, on June 23, 2016, the United Kingdom voted by referendum to withdraw from the European Union (the “Brexit Vote”). News of the Brexit Vote had an immediate effect on the U.S. financial market (including the widening of spreads on certain CMBS indices). At this stage, both the terms and timing of the United Kingdom’s exit from the European Union are unclear. It is uncertain what effect the United Kingdom’s exit from the European Union will have on the economic conditions in the United Kingdom, in the European Union or globally. The Brexit Vote could adversely affect the United Kingdom, European or worldwide economic or market conditions and could contribute to uncertainty and instability in global financial markets. In addition, the Brexit Vote could significantly impact the volatility, the liquidity and/or the market value of securities, including the offered certificates.

■	The Offered Certificates May Not Be a Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each, an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction in the manner contemplated in the CRR; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive (the “AIFMD”)); (ii) apply to investments in securitizations by EEA insurance and reinsurance undertakings subject to the Solvency II Directive 2009/138/EC (“Solvency II”); and (iii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. Similar Requirements are not identical to the Retention Requirement and Due Diligence Requirement in CRR, and in particular, additional due diligence requirements apply to investors subject to AIFMD and Solvency II. Similar Requirements not yet in effect may, when they become effective, apply to securitization instruments already issued, including the certificates.

—	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

—	The European Commission has recently published a legislative proposal for an EU framework for simple, transparent and standardized securitizations which, among other things, would repeal the risk retention requirements described above and replace them with a single regime. It is impossible to predict the effect that any such future changes would have on Affected Investors or the other types of EEA regulated investors mentioned above. Prospective investors are responsible for monitoring and assessing changes to the Retention Requirements, the Due Diligence Requirement and Similar Requirements.

—	The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and significant investment firms (collectively, “relevant institutions”). If a relevant institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail in the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the relevant institution’s failure. In particular, liabilities of relevant institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities. If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a relevant institution, then subject to certain exceptions set out in the BRRD, the liabilities of such relevant institution could, among other things, be reduced, converted to shares or other ownership interests in the relevant institution, its parent company or a bridge institution or extinguished in full. In addition under the BRRD the Resolution Authority will have the power to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. In addition, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SRM Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, relevant institutions established in that member state are not subject to the SRM Regulation, but to the BRRD as implemented in that member state.

—	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016 and, when implemented in the United States, these changes may have an adverse effect on investments in asset-back securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial and Multifamily Lending Is Dependent on Net Operating Income

—	The repayment of the mortgage loans in the pool (or related loan combination) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related loan combination) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable to Repay Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

—	Mortgage loans (or loan combinations) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. A borrower’s ability to repay a mortgage loan (or loan combinations) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or loan combinations) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases resulting from breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and (except for Starwood Mortgage Funding V LLC, which has a back-up guarantor) the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot assure you that the applicable sponsor (or sponsor guarantor, if applicable) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan to value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is”, “as stabilized”, “prospective market value upon stabilization”, “as-if complete”, “portfolio premium” or other values, prospective investors should consider that those assumptions may not be accurate and that the “as-is”, “as stabilized”, “prospective market value upon stabilization”, “as-if complete”, “portfolio premium” or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

■	The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

—	In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	An opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

—	Barclays Bank PLC, a sponsor, a mortgage loan seller and an originator, is a public limited company registered in England and Wales and could be subject to the provisions of the Insolvency Act 1986 (the “Insolvency Act”), the Banking Act 2009 (the “Banking Act”) and the Investment Bank Special Administration Regulations 2011 (the “Special Administration Regulations”) (together, the “Insolvency Legislation”).

—	Barclays Bank PLC could be the subject of insolvency processes, including a liquidation or administration under the Insolvency Act, an operation of one or more of the pre-insolvency stabilization options, a bank liquidation or a bank administration under the Banking Act or a special administration (bank administration) or a special administration (bank insolvency) under the Special Administration Regulations (together, the “Insolvency Processes”). If Barclays Bank PLC were to be the subject of one or more of the Insolvency Processes then the validity or enforceability of certain transactions entered into by it, its obligations under the transaction documents to which it is a party and the ability of other parties to enforce those obligations may be affected in the manner set out below.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	If Barclays Bank PLC were to enter into administration (or certain documents were filed at court in respect of it), a moratorium which would prevent any legal process being instituted or continued against it or its property (except (if applicable) with the consent of the administrator or the leave of the court) would automatically be applicable. Such moratorium might affect the enforcement of Barclays Bank PLC’s obligations under the transaction documents to which it is a party, including its obligations under the related mortgage loan purchase agreement to repurchase mortgage loans, to cure certain breaches or defects and to perfect the equitable assignment of the mortgage loans (to the extent that Barclays Bank PLC is required to take any steps in relation to such perfection). Moratoria applicable under the other Insolvency Processes might also prevent legal process against Barclays Bank PLC or its property, subject to the terms of the relevant Insolvency Legislation.

—	If the Bank of England exercises a stabilization power (in order to implement one of the stabilization options) with respect of Barclays Bank PLC it may, subject to certain conditions, suspend the termination rights of its counterparties, including any termination rights under the transaction documents to which it is a party, temporarily for the period ending no later than midnight at the end of the first business day following the day on which the relevant instrument is published.

—	Pursuant to the Insolvency Legislation, the validity or enforceability of certain transactions entered into by Barclays Bank PLC may be challenged or otherwise affected in a liquidation or administration under the Insolvency Act, a bank liquidation or a bank administration under the Banking Act or a special administration (bank administration) or a special administration (bank insolvency) under the Special Administration Regulations.

—	Under the Banking Act, the Bank of England may, in certain circumstances, make an order for the transfer of some or all of the property, rights or liabilities of Barclays Bank PLC to a private sector purchaser, a bridge bank or an asset management vehicle. A transfer can be effected regardless of any legislative or contractual restriction, including any consent requirement.

—	Pursuant to the Banking Act, the Bank of England may also, in certain circumstances, make an order making a special bail-in provision under which, amongst other things, certain liabilities owed by Barclays Bank PLC may be modified, cancelled or changed (together with any associated order that the Bank of England may think is appropriate to make in consequence of the special bail-in provision).

—	An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer by Barclays Bank PLC’s of its interest in its mortgage loans will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale or challenge the transaction under the Insolvency Legislation, or that the transfer could not be otherwise affected by the Insolvency Legislation. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

—	If Barclays Bank PLC were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or a trustee in bankruptcy of Barclays Bank PLC, may argue that the sale of its interest in the mortgage loans by Barclays Bank PLC was a pledge of the mortgage loans rather than a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

—	Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the Federal Deposit Insurance Corporation (the “FDIC”) can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

—	Notwithstanding the foregoing and that true sale opinions will be rendered on the Closing Date, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, a Directing Holder, the Controlling Class Representative, any Companion Loan Holders and Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investors in certain of the subordinate certificates (the “B-Piece Buyers”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the B-Piece Buyers received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyers may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, Citigroup Global Markets Inc., one of the underwriters, and Citibank N.A., the certificate administrator) on the Closing Date in exchange for cash, derived from the sale of the offered certificates to investors, and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans. The offering of offered certificates will effectively transfer the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing affiliations and relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will represent ownership of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in the offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.